Exhibit T3C-1

CONSTELLATION OIL SERVICES HOLDING S.A.,

as Issuer,

the Subsidiary Guarantors from time to time party hereto,

as Subsidiary Guarantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee, Paying Agent, Transfer Agent and Registrar

INDENTURE

Dated as of [●], 2019

U.S.$[624,976,189]

10.00% PIK / CASH SENIOR SECURED NOTES DUE 2024

Comprised of

10.00% PIK / Cash Senior Secured First Lien Tranche due 2024

10.00% PIK / Cash Senior Secured Second Lien Tranche due 2024

10.00% PIK / Cash Senior Secured Third Lien Tranche due 2024

(i)

(ii)

(iii)

EXHIBITS

SCHEDULES

Schedule 2.13	Olinda RESTRUCTURING SUMMARY TERMS
Schedule 4.09	Existing Indebtedness
Schedule 4.12	OLINDA STAR Indebtedness
Schedule 4.21	Working Capital Facility Amortization

(iv)

INDENTURE dated as of [●], 2019, among Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424, the Subsidiary Guarantors from time to time party hereto, as subsidiary guarantors, and Wilmington Trust, National Association, as trustee, transfer agent, paying agent and registrar.

WHEREAS, the Company has duly authorized the creation of its (i) 10.00% PIK / Cash Senior Secured First Lien Tranche due 2024 (the “First Lien Tranche”), (ii) 10.00% PIK / Cash Senior Secured Second Lien Tranche due 2024 (the “Second Lien Tranche”) and (iii) 10.00% PIK / Cash Senior Secured Third Lien Tranche due 2024 (the “Third Lien Tranche” and, together with the First Lien Tranche and the Second Lien Tranche, the “Underlying Tranches”);

WHEREAS, the Underlying Tranches will be issued together in the form of 10.00% PIK / Cash Senior Secured Notes due 2024 (the “Notes” and, together with the Underlying Tranches, the “Securities”) that may not be separately transferred, each Note initially comprised of U.S.$27,000,000 principal amount of the First Lien Tranche, U.S.$405,000,000 principal amount of the Second Lien Tranche and U.S.$[192,976,189] principal amount of the Third Lien Tranche, plus, after the Issue Date any related PIK Securities and PIK Interest on each Underlying Note;

WHEREAS, the Subsidiary Guarantors have duly authorized their respective Note Guarantees for the Underlying Tranches;

WHEREAS, the issuance of the Securities is being conducted as a part of the Company’s judicial reorganization proceeding (the “RJ Proceeding”), which commenced on December 6, 2018, when the Company and certain subsidiaries jointly filed for judicial reorganization based on Brazilian Bankruptcy Law n. 11.101/2005 before 1st Business Court of the Judicial District of the Capital of the State of Rio de Janeiro (the “RJ Court”);

WHEREAS, the RJ Court approved the restructuring measures provided by the judicial reorganization plan (the “RJ Plan”), including the issuance of the Securities, presented in its judicial reorganization proceeding (the “Brazilian Confirmation Order”);

WHEREAS, U.S. Bankruptcy Court has granted full force and effect to the RJ Plan and the Brazilian Confirmation Order in the United States; and

WHEREAS, all things necessary to make the Underlying Tranches and the Notes, when each is duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of such Company, to make the Note Guarantees the valid and binding obligations of the Subsidiary Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors, have been done;

NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01    Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2024 Notes Collateral SG&A” means the product of (i) the quotient of (x) the consolidated revenue by the Drilling Rigs owned by the Drilling Rigs Owners divided by (y) “Net Operating Revenue”, multiplied by (ii) “General and Administrative Expenses” of the Company, in each case as shown on the Company’s consolidated financial statements relating to such applicable Period End Date.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning set forth under Section 4.17 hereof.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meaning.

“Affiliate Transaction” has the meaning set forth under Section 4.11 hereof.

“Agent” means any Registrar, co-registrar, co-Collateral Trustee, Paying Agent or additional paying agent.

“ALB Assets” means any assets owned, directly or indirectly, by any ALB Entity.

“ALB Credit Facility” means, with respect to (i) Amaralina Star and Laguna Star, the Second Amended and Restated Credit Agreement, dated the Issue Date, among Amaralina Star, Laguna Star, Ltd., the lenders from time to time party thereto, the Norwegian Government, represented by the Norwegian Ministry of Trade and Industry, represented by Eksportkreditt Norge AS and HSBC Bank USA, National Association, and (ii) Brava Star, the Second Amended and Restated Credit Agreement, dated the Issue Date, among Brava Star, the lenders from time to time party thereto, Eksportkreditt Norge AS and Citibank, N.A., in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any one or more agreements or indentures extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or altering the maturity thereof, so long as any such amendment restatement, supplement, refinancing or restructuring is entered into prior to the 90th day following the payment in full of such credit facility.

“ALB Entity” means (i) Amaralina Holdco I, Brava Holdco I and Laguna Holdco I, and (ii) any Person owned directly or indirectly by any of the Persons in clause (i).

“Alpha Star” means Alpha Star Equities Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Alpha Star Assignment of Insurances” means the assignment of insurances agreement by Alpha Star in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Alpha Star, including, all rights to receive payments with respect to any claim under each such insurance.

“Alpha Star Drilling Rig” means the Drilling Rig owned by Alpha Star on the Issue Date.

“Alpha Star Mortgage” means a mortgage over the Alpha Star Drilling Rig.

“Alpha Star Share Charge Agreement” means the share charge agreement, whereby Constellation Overseas will grant a security interest in the shares issued by Alpha Star in favor of the Collateral Trustee.

“Amaralina Holdco 1” means Amaralina Star Holdco 1 Ltd, a company limited by shares incorporated under the laws of the British Virgin Islands.

“Amaralina Holdco 1 Share Charge Agreement” means the share charge agreement, whereby Constellation Overseas will grant a security interest in the shares issued by Amaralina Holdco 1 in favor of the Collateral Trustee.

“Amaralina Holdco 2” means Amaralina Star Holdco 2 Ltd, a company limited by shares incorporated under the laws of the British Virgin Islands.

“Amaralina Star” means Amaralina Star Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Arazi” means Arazi S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated in the Grand Duchy of Luxembourg, with its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B160782.

“Arazi Holdco 1” means [●], a private limited liability company (société à responsabilité limitée) incorporated in the Grand Duchy of Luxembourg, with its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number [●].

“Arazi/Lancaster Collateral Agreement” means the agreement relating to the Encumbered Arazi/Lancaster Collateral, dated as of the Issue Date, by and among, the Company, the other grantors from time to time party thereto, the Collateral Trustee, and any other representative or agent of each class of the Arazi/Lancaster Secured Parties.

“Arazi/Lancaster Secured Parties” has the meaning provided to the term “Secured Parties” in the Arazi/Lancaster Collateral Agreement.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary, or will be merged with or into the Company or any Restricted Subsidiary; or

(2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

(3) any Revocation with respect to an Unrestricted Subsidiary.

“Asset Sale” means any sale, disposition, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien or Sale and Leaseback Transaction incurred in accordance with this Indenture) (each, a “disposition”), by the Company or any Restricted Subsidiary of:

(1) any Capital Stock of any Restricted Subsidiary; or

(2) any property or assets (other than cash, Cash Equivalents or Capital Stock) of the Company or any Restricted Subsidiary not in the ordinary course of business.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Section 5.01 hereof or any disposition which constitutes a Change of Control;

(2) any transaction or series of related transactions involving assets with a Fair Market Value not in excess of U.S.$10.0 million;

(3) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of real property, capital assets or equipment, inventory, indefeasible right of uses, accounts receivable or other assets in the ordinary course of business;

(4) the making of a Restricted Payment permitted under Section 4.07 hereof and any Permitted Investment;

(5) a disposition to the Company or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the disposition; provided that if the transferor is the Company or a Subsidiary Guarantor, then either (i) the transferee must be either the Company or a Subsidiary Guarantor or (ii) to the extent constituting a disposition to a Restricted Subsidiary that is not a Subsidiary Guarantor, such disposition is for Fair Market Value; provided, further that in the case of a sale of Collateral, the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(6) any disposition of FPSO Interests that complies with the provisions of Section 3.11 hereof and any Olinda Star Disposition that complies with the provisions of Section 3.12 hereof;

(7) a disposition of the Capital Stock of an Unrestricted Subsidiary;

(8) the sale or disposition of cash or Cash Equivalents;

(9) dispositions of receivables and related assets or interests in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(10) any issuance of Disqualified Capital Stock otherwise permitted under Section 4.09 hereof;

(11) the settlement, compromise, release, dismissal or abandonment of any action or claims against any Person; and

(12) the creation of a Permitted Lien.

“Asset Sale Offer” has the meaning set forth under Section 4.10 hereof.

“Asset Sale Offer Amount” has the meaning set forth under Section 4.10 hereof.

“Asset Sale Offer Payment Date” has the meaning set forth under Section 3.09 hereof.

“Asset Sale Transaction” means any disposition by the Company or any Restricted Subsidiary of any property or assets of the Company or any Restricted Subsidiary not in the ordinary course of business, including, without limitation, (1) any sale or other disposition of Capital Stock and (2) any Designation with respect to an Unrestricted Subsidiary.

“Assignment of Charter Agreement Receivables” means an assignment of charter agreement receivables agreement or general security agreement by a Drilling Rig Owner in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all receivables (net of any taxes and retentions) due or payable to the Drilling Rig Owner under the related Encumbered Charter Agreement.

“Authentication Order” has the meaning set forth under Section 2.02 hereof.

“Bankruptcy Law” means articles 437 to 614 of the Luxembourg Commercial Code, the relevant provisions of the Luxembourg Act dated 10 August 1915, as amended, on commercial companies, the relevant provisions of the Luxembourg Civil Code, other proceedings listed at Article 13, items 2 to 12and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time), and the Regulation (EU) No. 2015/848 of 20 May 2015 on insolvency proceedings, the British Virgin Islands bankruptcy law, the Insolvency Act 2003 and the Brazilian law, the Law n. 11.101, as of February, 9th, 2005 (as amended, supplemented or modified from time to time), or any similar foreign law, as applicable, for the relief of debtors.

“Bareboat Charterer” means any Subsidiary of the Company acting as the bareboat charter operator under an Encumbered Charter Agreement.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof; provided that, if such Person has a dual board structure, the term “Board of Directors” shall refer to the board body responsible for the oversight of the business operations of such Person unless the members of such body may be replaced by action taken by the other board body (a “senior board”), in which case the term “Board of Directors” shall refer to the senior board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or an authorized signatory, as applicable, of such Person to have been duly adopted by the Board of Directors of such Person at a meeting of such Board of Directors, by written consent in lieu of such a meeting or otherwise and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Brava Holdco 1” means Brava Star Holdco 1 Ltd, a company limited by shares incorporated under the laws of the British Virgin Islands.

“Brava Holdco 1 Share Charge Agreement” means the share charge agreement, whereby Constellation Overseas will grant a security interest in the shares issued by Brava Holdco 1 in favor of the Collateral Trustee.

“Brava Holdco 2” means Brava Star Holdco 2 Ltd, a company limited by shares incorporated under the laws of the British Virgin Islands.

“Brava Star” means Brava Star Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Business Day” means any day other than a Legal Holiday.

“Capital Expenditures” means, for any Person, the aggregate amount of all expenditures of such Person for fixed or capital assets made during such period which, in accordance with IFRS, would be classified as capital expenditures; provided that costs incurred in connection with preparing offshore drilling rigs for commencing drilling operations pursuant to a contract shall constitute Capital Expenditures, regardless of the treatment of such costs under IFRS.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3) any warrants, rights or options to purchase or acquire any of the instruments or interests referred to in clause (1) or (2) above, but excluding Indebtedness convertible into equity.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under IFRS, including any Refinancing of such obligations that does not increase the aggregate principal amount thereof as of the date of Refinancing. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with IFRS.

“Cash Equivalents” means at any time, any of the following:

(1) Brazilian reais, United States dollars or money in other currencies that are readily convertible into United States dollars received in the ordinary course of business;

(2) direct obligations of, or unconditionally guaranteed by, any country or a state thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the government of such country or a state thereof), maturing not more than one year after such time of purchase, that are rated A2 or higher by Moody’s or A or higher by S&P;

(3) commercial paper maturing no more than one year from the date of purchase thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(4) demand deposits, certificates of deposit, time deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by (a) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, (b) any member State of the European Union, (c) any U.S. branch of a non-U.S. bank having at the date of acquisition thereof combined capital and surplus of not less than U.S.$250.0 million, (d) with respect to Cash Equivalents made by any Person whose principal place of business is in a jurisdiction other than the United States or such member state of the European Union, a bank operating in such other jurisdiction that either (A) has a long-term local currency rating of A2 or higher from Moody’s, A or higher from S&P or A or higher from Fitch, or (B) is ranked (by any applicable governmental regulatory authority or by any reputable, non-governmental ranking organization) as one of the top three banks in such jurisdiction (ranked by total assets), or (e) any bank to the extent the Company or any of its Subsidiaries maintains any deposits with such bank in the ordinary course of business, so long as no such deposit is outstanding for longer than 14 days;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (3) above; and

(6) investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (1) through (4) above.

“Cash Flow Measurement Date” means June 30 and December 31 of each year, commencing on June 30, 2021.

“Change of Control” means the occurrence of one or more of the following events:

(1) the Permitted Holders cease to be the beneficial owners of at least 35.0% of the total voting power of the Voting Stock of the Company (including a Surviving Entity, if applicable);

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person or Group (other than the Permitted Holders) is or becomes the beneficial owner (as defined below), directly or indirectly, in the aggregate of 35.0% or more of the total voting power of the Voting Stock of the Company (including a Surviving Entity, if applicable) unless the Permitted Holders beneficially own more, directly or indirectly, in the aggregate of the total voting power of the Voting Stock of the Company (including a Surviving Entity, if applicable) than such other Person or Group;

(3) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person other than to the Company or one of its Subsidiaries;

(4) if at any time, individuals who at the beginning of such period constituted the Company’s Board of Directors (together with any new members whose election to such Board of Directors, or whose nomination for election by our shareholders, was approved by a vote of at least a majority of the members of the Company’s Board of Directors then still in office who were either members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the members of the Company’s Board of Directors then in office; or

(5) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company other than in connection with any transaction in compliance with Section 5.01; provided, however, that this clause will not be applicable to the Company merging with a Restricted Subsidiary of the Company for the purpose of reincorporating the Company in another jurisdiction.

In the event that there shall at any time be a Substituted Debtor pursuant to Section 12.01, this definition shall be interpreted by the substitution of the “Substituted Guarantor” for the “Company.”

For purposes of this definition:

(a) “beneficial owner” will have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act; and

(b) “Person” and “Group” will have the meanings for “person” and “group” as used in Sections 13(d) and 14(d) of the Exchange Act.

“Change of Control Offer” has the meaning set forth under Section 4.15 hereof.

“Change of Control Payment” has the meaning set forth under Section 4.15 hereof.

“Change of Control Payment Date” has the meaning set forth under Section 4.15 hereof.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Charter Agreement” means any contractual arrangement for the hiring and chartering of a Drilling Rig, including but not limited to intercompany bareboat charters (it being understood that, in the case of the Drilling Rig owned by Olinda Star, the Charter Agreement shall be limited to the intercompany bareboat charter agreement).

“Clearstream” means Clearstream Banking, S.A.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means the Initial Collateral, together with any Springing Collateral.

“Collateral Trustee” means Wilmington Trust, National Association, in its capacities as collateral trustee under the Intercreditor Agreement for the benefit of the applicable Secured Parties and as collateral trustee under the Arazi/Lancaster Collateral Agreement for the benefit of the applicable Arazi/Lancaster Secured Parties.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

“Company” means Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424 and any and all successors thereto.

“Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income for such Person for such period, plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

(1) amounts attributable to amortization;

(2) income tax and franchise tax expense (to the extent based on such Person’s income);

(3) Consolidated Interest Expense (including each component thereof, to the extent deducted in calculating Consolidated Net Income); and

(4) depreciation, depletion, impairment and abandonment of assets;

provided that the following shall be excluded from the calculation of Consolidated EBITDA (to the extent not already excluded from Consolidated Net Income):

(1) any gains and losses (whether cash or non-cash) on the sale of assets not in the ordinary course of business,

(2) other non-cash items (such other non-cash items to include realized or unrealized non-cash currency exchange gain or loss), and

(3) any extraordinary or non-recurring item or expense (whether cash or non-cash);

provided, further, that minority interests will be included in the calculation of Consolidated EBITDA (to the extent not already included in Consolidated Net Income).

“Consolidated Interest Expense” means, for any Person for any period, the sum of, without duplication determined on a consolidated basis in accordance with IFRS:

(1) the aggregate of cash and non-cash interest expense of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period determined on a consolidated basis, in all cases determined in accordance with IFRS, including, without limitation (whether or not interest expense in accordance with IFRS):

(a) any amortization or accretion of debt discount or any interest paid on Indebtedness of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) in the form of additional Indebtedness, but excluding amortization of debt issuance costs, fees and expenses,

(b) any amortization of deferred financing costs,

(c) the net payments under Hedging Obligations (including amortization of fees),

(d) any amortization of capitalized interest,

(e) the interest portion of any deferred payment obligation,

(f) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers’ acceptances, and

(g) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company) or secured by a Lien on the assets of such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company), whether or not such Guarantee or Lien is called upon; and

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with IFRS; provided, that there shall be excluded therefrom to the extent reflected in such aggregate net income (loss):

(1) the net income (or loss) of any Person that is (i) not a Restricted Subsidiary or (ii) accounted for by the equity method of accounting, except, in each case, to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), including any impairment or asset write-down;

(3) any net after-tax income or loss from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations;

(4) any net after-tax gains or losses less all fees and expenses relating thereto attributable to Asset Sale Transactions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company;

(5) any unrealized gains and losses related to currency remeasurements of Indebtedness, and any unrealized net loss or gain resulting from hedging transactions for interest rates or currency exchange risk;

(6) the cumulative effect of changes in accounting principles; and

(7) any non-cash charges or expense (other than depreciation, depletion or amortization) and non-cash gains.

“Consolidated Net Leverage Ratio” means, with respect to any Person as of any date of determination, the ratio of the aggregate amount of Consolidated Total Net Indebtedness for such Person as of such date to Consolidated EBITDA for such Person for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination.

For purposes of this definition, Consolidated Total Net Indebtedness and Consolidated EBITDA will be calculated after giving effect on a pro forma basis in good faith for the period of such calculation for the following:

(1) the Incurrence, repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company), and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such period or at any time subsequent to the last day of such period and prior to or on such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence, and the application of the proceeds thereof, repayment or redemption occurred on the first day of such period; and

(2) any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company), including any Asset Sale or Asset Acquisition giving rise to the need to make such determination, occurring during such period or at any time subsequent to the last day of such period and prior to or on such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of such period.

For purposes of making such pro forma computation:

(a) the amount of Indebtedness under any revolving credit facility will be computed based on the average daily balance of such Indebtedness during such period or if such facility was created after the end of such period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation, in each case giving pro forma effect to any borrowings related to any transaction referred to in clause (2) above;

(b) if any Indebtedness bears a floating rate of interest and the effects of such Indebtedness are to be calculated on a pro forma basis, the interest expense related to such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term as at the date of determination in excess of twelve months); and

(c) the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Total Net Indebtedness” means, with respect to any Person as of any date of determination, an amount equal to the aggregate amount (without duplication) of all Indebtedness of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) outstanding at such time less the sum of (without duplication) cash and Cash Equivalents and marketable securities of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) recorded as current assets (including the net proceeds from the issuance of the Securities so long as such proceeds are invested in cash and Cash Equivalents and/or marketable securities of the Company and the Restricted Subsidiaries recorded as current assets), except for any Capital Stock in any Person, in all cases determined in accordance with IFRS and as set forth in the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries at the time of such determination.

“Constellation Excess Cash Sweep Allocation” has the meaning set forth under Section 3.10 hereof.

“Constellation Excess Cash Sweep Allocation Account” has the meaning set forth under Section 3.10 hereof.

“Constellation Overseas” means Constellation Overseas Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Corporate Trust Office of the Trustee” means Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402, or any other address that the Trustee may designate with respect to itself from time to time by notice to the Company and the Holders in accordance with Section 15.01 hereof.

“Covenant Defeasance” has the meaning set forth under Section 8.03 hereof.

“Creditor Notes” means the Notes and the Stub Notes, together.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Debt Documents” has the meaning set forth in the Intercreditor Agreement.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designation” has the meanings set forth under Section 4.16 hereof.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Securities.

“Drilling Rig” means any drilling vessel or offshore rig owned by the Company or a Subsidiary thereof.

“Drilling Rig Owner” means Lone Star, Gold Star, Star International and Alpha Star, and after the Springing Security Deadline, each Springing AssetCo Grantor.

“DTC” has the meaning set forth under Section 2.03 hereof.

“Encumbered Arazi/Lancaster Collateral” means (i) Constellation Overseas’ interest in the intercompany loan agreements and any purchase price allocation agreements between Constellation Overseas, as lender, and Arazi, as borrower, granted to Collateral Trustee, for the benefit of the Arazi/Lancaster Secured Parties pursuant to a receivables pledge agreement, (ii) the Equity Interests issued by Arazi, Arazi Holdco 1, Lancaster and Lancaster Holdco 1, to their respective direct parent company, and any rights, title, interest and benefits in all dividends payable to the Company or its Restricted Subsidiaries (net of any taxes and retentions) by Arazi, Arazi Holdco 1, Lancaster, and Lancaster Holdco 1, in each case, which are pledged to the Collateral Trustee for the benefit of the Arazi/Lancaster Secured Parties; provided that at all times prior to the consummation of the FPSO Disposition in accordance with the terms hereof, the Encumbered Arazi/Lancaster Collateral shall be encumbered by a First Lien securing solely (i) the First Lien Tranche, (ii) U.S.$41,300,000 of Obligations under the ALB Credit Facility and (iii) U.S.$10,000,000 of Obligations under the Working Capital Facility, and certain Second Liens, Third Liens and Fourth Liens in accordance with the terms of this Indenture and the Arazi/Lancaster Collateral Agreement.

“Encumbered Charter Agreements” means (i) the Charter Agreement for each of Lone Star, Gold Star, Star International and Alpha Star existing on or after the Issue Date, (ii) upon the occurrence of the Springing Security Deadline of a Springing AssetCo Grantor, the Charter Agreement for such Springing AssetCo Grantor existing on or after such Springing Security Deadline and (iii) any future Charter Agreement entered into for any Drilling Rig acquired after the Issue Date.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“EU Country” means any member state of the European Union.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Events of Default” has the meaning set forth under Section 6.01 hereof.

“Excess Cash Flow Amount” means, as of any date of determination, the total amount of Unrestricted Cash of the Company and its Subsidiaries, less the sum of (i) U.S.$140.0 million, (ii) the cumulative amount of any previous Constellation Excess Cash Sweep Allocations that remain in the Constellation Excess Cash Sweep Allocation Account, without double counting, (iii) proceeds from Asset Sales or an Olinda Star Disposition, provided such proceeds are being held for reinvestment or expenditure in accordance with and subject to this Indenture, and (iv) proceeds from Indebtedness incurred after the date hereof that is permitted to be incurred under this Indenture, the Working Capital Facility or the ALB Credit Facility, provided such proceeds continue to be held and available for permitted investment or expenditure. For the avoidance of doubt, amounts described in clauses (ii), (iii) and (iv) of the preceding sentence shall only be deducted from the calculation of “Excess Cash Flow Amount” with respect to any date of determination to the extent included in the calculation of Unrestricted Cash for such date.

“Excess Cash Flow Redemption” has the meaning set forth under Section 3.10 hereof.

“Excess Cash Flow Notes Amount” means an amount equal to (i) if the aggregate outstanding principal amount of Loans Incurred under the ALB Credit Facility as of such Cash Flow Measurement Date is greater than U.S.$315,623,609.50, 23.75% of the Excess Cash Flow Amount and (ii) otherwise, 47.50% of the Excess Cash Flow Amount.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Subsidiary” means (i) each Unrestricted Subsidiary, (ii) any Subsidiary that is not a Wholly-owned Subsidiary, (iii) so long as Obligations remain outstanding under the ALB Credit Facility, (A) Amaralina Holdco 2, Laguna Holdco 2 and Brava Holdco 2 and each of their respective direct and indirect Subsidiaries and (B) any other entity performing chartering and servicing solely related to ALB Assets and only own assets necessary for such servicing, (iv) any Restricted Subsidiary solely to the extent that, and only for so long as, guaranteeing the Obligations hereunder would violate or require consent (that could not be readily obtained without undue burden to the Company and such Restricted Subsidiary) under applicable law or regulations or a contractual obligation on such Restricted Subsidiary and such law or obligation existed as of the Issue Date or at the time of the acquisition of such Restricted Subsidiary and was not created or made binding on such Restricted Subsidiary in contemplation of or in connection with the acquisition of such Restricted Subsidiary, (v) any holding company or charter company incorporated in Switzerland, Luxembourg or The Netherlands, (vi) any Immaterial Subsidiary, (vii) Serviços de Petróleo Constellation Participações S.A., Serviços de Petróleo Constellation S.A. or any successor or replacement thereof performing the same services and (viii) Constellation Services Ltd.

“Fair Market Value” means the value that would be paid by a buyer to an unaffiliated seller, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture) and evidenced by a Board Resolution; provided, that with respect to any price less than U.S.$25.0 million (or the equivalent in other currencies) only a good faith determination by the Company’s senior management will be required.

“FATCA” means (a) section 1471 through 1474 of the Code and any current and future regulations or official interpretations thereof, (b) any treaty, intergovernmental agreement related to sections 1471 to 1474 of the Code, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or official guidance referred to in clause (a) above; (c) and any agreement pursuant to or in connection with the implementation of any law, official guidance or agreement referred to in clauses (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“Fifth Lien” means a fifth-priority perfected security interest in the Collateral, subject to the Intercreditor Agreement.

“Fifth Lien Obligation” means any Obligations secured by a Fifth Lien.

“First Lien” means a first-priority perfected security interest in such Collateral, subject to the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement, as applicable.

“First Lien Obligation” means any Obligations secured by a First Lien.

“First Lien Tranche” means the 10.00% PIK / Cash Senior Secured First Lien Tranche due 2024, including any related PIK Securities issued pursuant to this Indenture, in each case, in the forms set forth in Exhibit A. Unless the context otherwise requires, for all purposes under this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and any Security Document, (i) references to the First Lien Tranche include any related PIK Securities and (ii) references to “principal amount” of the First Lien Tranche include any increase in the principal amount of outstanding First Lien Tranche (including related PIK Securities) as a result of a payment of PIK Interest on the First Lien Tranche.

“Fitch” means Fitch Ratings Ltd. and its successors.

“Fourth Lien” means a fourth-priority perfected security interest in such Collateral, subject to the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement, as applicable.

“Fourth Lien Obligation” means any Obligations secured by a Fourth Lien.

“FPSO Disposition” has the meaning set forth under Section 3.11(a) hereof.

“FPSO Disposition Date” has the meaning set forth under Section 3.11(a) hereof.

“FPSO Disposition Redemption” has the meaning set forth under Section 3.11(a) hereof.

“FPSO Excess Dividends” means, to the extent the amount of any dividends or distributions made to the Company or its Subsidiaries in respect of their interests in Arazi or Lancaster between May 31, 2019 and the earlier of (i) the consummation of the FPSO Disposition and (ii) October 31, 2019, exceeds U.S.$1.2 million in the aggregate, the amount of such excess.

“FPSO Excess Proceeds Amount” means all net cash proceeds received by the Company or its Subsidiaries from the FPSO Disposition in excess of the FPSO Minimum Company Retention Amount.

“FPSO Interest” means any direct or indirect interest of the Company or its Restricted Subsidiaries in a floating production storage and offloading vessel.

“FPSO Minimum Company Retention Amount” means (i) U.S.$100.0 million less (ii) any FPSO Excess Dividends received by the Company or its Subsidiaries.

“FPSO Sale Agreement” means that certain purchase and sale agreement executed on or prior to August 31, 2019, in respect of certain ownership interests of certain Affiliates of the Company in entities owning or operating various floating production storage and offloading vessels and service agreements.

“FPSO Trigger Event” means the occurrence of any of the following events, unless waived or extended in accordance herewith:

(1) an amendment to the FPSO Sale Agreement that decreases the purchase price set forth in the FPSO Sale Agreement in effect as of the Issue Date;

(2) the receipt by the Company or any of its Subsidiaries (in respect of the closing of the FPSO Disposition) of gross proceeds in an amount that is less than the amount required to be paid pursuant to the terms of the FPSO Sale Agreement;

(3) the termination of, or denial or disaffirmation by any of the Company or any applicable Affiliate of its obligations under, the FPSO Sale Agreement, other than a termination of the FPSO Sale Agreement as a result of the consummation of the FPSO Disposition contemplated thereunder to a competing bidder pursuant to a court-approved Unidade Produtiva Isolada (UPI) auction process to the extent such sale is on terms (including purchase price) at least as favorable to the Company and its Subsidiaries as the terms of the FPSO Sale Agreement;

(4) a bankruptcy or other insolvency filing by the Company or any of the Subsidiary Guarantors (other than the RJ Proceeding), which is made without the consent of (i) lenders holding a majority of the Obligations under the ALB Credit Facility, (ii) Holders holding a majority of the outstanding principal amount of the Notes and (iii) Banco Bradesco S.A., Grand Cayman Branch, that seeks to modifies or supersedes the Company or any Subsidiary Guarantors’ obligations with respect to the FPSO Disposition under the RJ Plan; or

(5) the failure to consummate the FPSO Disposition on or prior to October 31, 2019.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Gold Star” means Gold Star Equities Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Gold Star Assignment of Insurances” means the assignment of insurances agreement by Gold Star in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Gold Star, including, all rights to receive payments with respect to any claim under each such insurance.

“Gold Star Drilling Rig” means the Drilling Rig owned by Gold Star on the Issue Date.

“Gold Star Mortgage” means a mortgage over the Gold Star Drilling Rig.

“Gold Star Share Charge Agreement” means the share charge agreement, whereby Constellation Overseas will grant a security interest in the shares issued by Gold Star in favor of the Collateral Trustee.

“Governmental Authority” means the government of the Grand Duchy of Luxembourg or any other nation or any political subdivision of any thereof, whether provincial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Grantor Supplement” means a supplement to the Intercreditor Agreement in substantially the form of Annex I attached to the Intercreditor Agreement.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

(1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part,

provided, that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth under Section 10.01(a) hereto.

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means a Person in whose name a Security is registered.

“Hopelake Services” means Hopelake Services Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Immaterial Subsidiary” means any Subsidiary (i) that did not, as of the date of the Company’s most recent quarterly consolidated balance sheet, have assets which constituted in excess of 0.1% of the Company’s total assets on a consolidated basis as of such date or (ii) whose only assets solely consist of interests in office leases used in the ordinary course of business and/or cash and cash equivalents necessary to pay management and employees.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the preceding).

“Indebtedness” means with respect to any Person, without duplication:

(1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person, other than power purchase agreements and fuel supply and transportation agreements that are treated as such;

(4) Purchase Money Indebtedness;

(5) all letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

(6) Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) through (9) below;

(7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of such Person (other than the Capital Stock of such Person, if any such Person is an Unrestricted Subsidiary), the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Indebtedness so secured;

(8) all obligations under Hedging Obligations of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided, that:

(a) if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price will be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture, and

(b) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value will be the Fair Market Value thereof;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS.

“Independent Technical Engineer” means [●]1 or any successor thereto, in its capacity as independent technical expert, or any other internationally recognized independent technical expert with relevant experience from time to time appointed by the Company with the consent of Holders holding a majority of the outstanding principal amount of the Notes.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Collateral” means:

(1) On the Issue Date (or, with the consent of Holders holding a majority of the outstanding principal amount of the Notes, within 60 days of the Issue Date), the Underlying Tranches will be secured, in the following priorities: U.S.$27,000,000 secured by a First Lien, U.S.$405,000,000 secured by a Second Lien, and U.S.$[192,976,189] secured by a Third Lien, as set forth in the Intercreditor Agreement (or, solely with respect to the Encumbered Arazi/Lancaster Collateral, the Arazi/Lancaster Collateral Agreement), by:

(a) the Lone Star Drilling Rig, the Gold Star Drilling Rig, the Alpha Star Drilling Rig and the Star International Drilling Rig pursuant to the applicable mortgage;

(b) subject to subsection (3) below, all rights to receivables (net of any taxes and retentions) of the Drilling Rig Owner under the related Encumbered Charter Agreement existing on the Issue Date, if any, pursuant to the applicable Assignment of Charter Agreement Receivables;

(c) subject to subsection (3) below, the Equity Interests of the Drilling Rig Owner and Bareboat Charterer under the related Encumbered Charter Agreement existing on the Issue Date, if any, pursuant to the applicable pledge agreement;

(d) assignment of insurance receivables of Drilling Rigs owned by each Drilling Rig Owner;

(e) all of the Equity Interests of Snover International, Amaralina Holdco 1, Laguna Holdco 1 and Brava Holdco 1 pursuant to the applicable share charge agreement; and

(f) the Encumbered Arazi/Lancaster Collateral.

(2) No later than 90 days after entering into an Encumbered Charter Agreement for any Drilling Rig owned by a Drilling Rig Owner, the Underlying Tranches will be secured, in the applicable priority pursuant to the Intercreditor Agreement, by:

(a) subject to subsection (3) below, all rights to receivables (net of any taxes and retentions) of the Drilling Rig Owner under such Encumbered Charter Agreement, pursuant to the applicable Assignment of Charter Agreement Receivables; and

1 Independent Technical Engineer to be determined.

(b) subject to subsection (3) below, the Equity Interests of the Drilling Rig Owner and Bareboat Charterer under such Encumbered Charter Agreement, pursuant to the applicable pledge agreement.

(3) With respect to any Encumbered Charter Agreement existing on or entered into after the Issue Date for any Drilling Rig that is part of the Initial Collateral, unless Holders of a majority in principal amount of the Notes direct the Trustee not to enter into any deed of quiet enjoyment or other arrangement related to such Encumbered Charter Agreement and requested by the customer of such Encumbered Charter Agreement, the Company and the applicable Subsidiary Guarantor shall have used commercially reasonable efforts to obtain relevant third party consents, to the extent such third party consents are required, to the assignment of the right to receive receivables (net of any taxes and retentions) by such Subsidiary Guarantor under the related Encumbered Charter Agreement, and to the extent the Company and such Subsidiary Guarantor are unable to obtain such third party consents, in lieu of providing such assignment of the right to receive receivables, the Company and such Subsidiary Guarantor shall pledge or caused to be pledged the Equity Interests in the entity owning the applicable Drilling Rig under such Encumbered Charter Agreement for the Collateral Trustee for the benefit of the Holders and any other applicable Secured Party. For the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred in the event (i) the Company and the Subsidiary Guarantors are unable to obtain, after using commercially reasonable efforts, such third party consents to the assignment of receivable rights or (ii) Holders of a majority in principal amount of the Notes direct the Trustee not to enter into any deed of quiet enjoyment or other arrangement related to such Encumbered Charter Agreement and requested by such third party.

“Initial Notes” means the U.S.$[624,976,189] aggregate principal amount of 10.00% PIK / Cash Senior Secured Notes due 2024, comprised of U.S.$27,000,000 in aggregate principal amount of the First Lien Tranche, U.S.$405,000,000 in aggregate principal amount of the Second Lien Tranche and U.S.$[192,976,189] in aggregate principal amount of the Third Lien Tranche, issued under this Indenture on the date hereof.

“Initial Security Documents” means (i) the Lone Star Mortgage, the Gold Star Mortgage, the Alpha Star Mortgage, the Star International Mortgage, the Lone Star Assignment of Insurances, the Gold Star Assignment of Insurances, the Alpha Star Assignment of Insurances, the Star International Assignment of Insurances, (ii) to the extent required under the definition of “Initial Collateral”, with respect to any Encumbered Charter Agreement, the applicable share charge agreement for the Drilling Rig Owner and Bareboat Charterer or the applicable Assignment of Charter Agreement Receivables, (iii) the Snover Share Charge Agreement, the Amaralina Holdco 1 Share Charge Agreement, the Laguna Holdco 1 Share Charge Agreement, the Brava Holdco 1 Share Charge Agreement and (iv) any one or more security agreements, pledge agreements, collateral assignments, share pledges, share charges, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company, the grantors or any other obligor under this Indenture, creating, or purporting to create, a Lien upon all or a portion of Encumbered Arazi/Lancaster Collateral in favor of the Collateral Trustee for the benefit of the Arazi/Lancaster Secured Parties.

“Intercreditor Agreement” means the intercreditor agreement, substantially in the form attached as Exhibit E, by and among, the Company, the Subsidiary Guarantors, Wilmington Trust, National Association, as Collateral Trustee, and, from time to time, any other representative or agent of each class of the Secured Parties.

“Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

“Instructing Creditors” has the meaning set forth in the Intercreditor Agreement.

“Investment” means, with respect to any Person, any:

(1) direct or indirect loan, advance or other extension of credit (including, without limitation, a Guarantee) provided to any other Person (other than advances or extensions of credit to customers in the ordinary course of business or any debt or extension of credit by a bank deposit other than a time deposit),

(2) capital contribution (including any commitment to make such capital contribution) (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or

(3) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

The Company will be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which will be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition.

“Investment Grade Rating” means BBB- or higher by S&P, Baa3 or higher by Moody’s or BBB- or higher by Fitch, or the equivalent of such global ratings by S&P, Moody’s or Fitch.

“Issue Date” means the first date of issuance of Securities under this Indenture.

“Issuer Substitution Documents” has the meaning set forth under Section 12.01(1) hereof.

“Joint Provisional Liquidators” means Eleanor Fisher and Paul Pretlove, appointed by the BVI High Court on 19 December 2018 as joint provisional liquidators of Olinda Star, acting without personal liability, or any validly appointed successor thereto.

“Judgment Currency” has the meaning set forth under Section 7.07 hereof.

“Laguna Holdco 1” means Laguna Star Holdco 1 Ltd, a company limited by shares incorporated under the laws of the British Virgin Islands.

“Laguna Holdco 1 Share Charge Agreement” means the share charge agreement, whereby Constellation Overseas will grant a security interest in the shares issued by Laguna Holdco 1 in favor of the Collateral Trustee.

“Laguna Holdco 2” means Laguna Star Holdco 2 Ltd, a company limited by shares incorporated under the laws of the British Virgin Islands.

“Laguna Star” means Laguna Star Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Lancaster” means Lancaster Projects Corp., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Lancaster Holdco 1” means [●], a company limited by shares incorporated under the laws of the British Virgin Islands.

“Legal Defeasance” has the meaning set forth under Section 8.02 hereof.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Luxembourg, São Paulo, Brazil, Rio de Janeiro, Brazil or the British Virgin Islands or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that the lessee in respect of a Capitalized Lease Obligation or Sale and Leaseback Transaction will be deemed to have Incurred a Lien on the property leased thereunder.

“Lone Star” means Lone Star Offshore Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Lone Star Assignment of Insurances” means the assignment of insurances agreement by Lone Star in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Lone Star, including, all rights to receive payments with respect to any claim under each such insurance.

“Lone Star Drilling Rig” means the Drilling Rig owned by Lone Star on the Issue Date.

“Lone Star Mortgage” means a mortgage over the Lone Star Drilling Rig.

“Lone Star Share Charge Agreement” means the share charge agreement, whereby Constellation Overseas will grant a security interest in the shares issued by Lone Star in favor of the Collateral Trustee.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, Olinda Star Disposition or FPSO Disposition, as applicable, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale, Olinda Star Disposition or FPSO Disposition, as applicable, net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale, Olinda Star Disposition or FPSO Disposition, as applicable (including, without limitation, legal, accounting and investment banking fees, brokerage commissions, sales commissions and other direct costs);

(2) taxes paid or payable in respect of such Asset Sale, Olinda Star Disposition or FPSO Disposition, as applicable, after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayment of Indebtedness (other than Indebtedness under the Debt Documents), including premiums and accrued interest, that is either (a) secured by a Lien permitted under this Indenture that is required to be repaid in connection with such Asset Sale or (b) otherwise required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with IFRS, against any liabilities associated with such Asset Sale, Olinda Star Disposition or FPSO Disposition, as applicable, and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, Olinda Star Disposition or FPSO Disposition, as applicable,, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, Olinda Star Disposition or FPSO Disposition, as applicable, but excluding any reserves with respect to Indebtedness.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantees” has the meaning set forth under Section 10.01(a) hereof.

“Notes” means the Initial Notes, including any PIK Securities issued pursuant to this Indenture with respect to each Underlying Tranches, in each case, in the forms set forth in Exhibit A. Unless the context otherwise requires, for all purposes under this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and any Security Document, (i) references to the Notes include the Underlying Tranches and any related PIK Securities and (ii) references to “principal amount” of Notes include any increase in the principal amount of outstanding Underlying Tranches (including PIK Securities) as a result of a payment of PIK Interest.

“Noteholder Action” means any objection, challenge or enforcement action with respect to the Olinda BVI Proceeding taken by any beneficial owner of the Notes.

“Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, post-petition Interest), premium, Additional Amounts, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Securities and the Note Guarantees, the Indenture.

“Obligor” on the Securities means the Company and any successor obligor upon the Securities.

“Offering Memorandum” means the rights offering memorandum, dated July 17, 2019, relating to the offer to subscribe for the First Lien Tranche.

“Officer” means the Chairman of the Board (if an executive), Chief Executive Officer, the Chief Financial Officer, the President, the Chief Operating Officer, General Counsel, Chief Accounting Officer, the Treasurer, the Controller, any Vice President, any director or any Secretary of the Company or any other authorized signatory if authorized by resolution of the Board of Directors of the Company.

“Officer’s Certificate” means a certificate signed by an Officer.

“Olinda BVI Proceeding” means the proceeding commenced in the BVI under Section 177 of the BVI Business Companies Act (as amended) relating to the Olinda Restructuring.

“Olinda Plan” means the plan of arrangement [to be] filed in the British Virgin Islands with the Eastern Caribbean Supreme Court (Virgin Islands) Commercial Court presiding over the Olinda BVI Proceeding.

“Olinda Restructuring” means the restructuring of Olinda Star’s debts.

“Olinda Star” means Olinda Star Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Olinda Star Disposition” has the meaning set forth under Section 3.12 hereof.

“Olinda Star Disposition Date” has the meaning set forth under Section 3.12 hereof.

“Olinda Star Disposition Redemption” has the meaning set forth under Section 3.12 hereof.

“Olinda Star Guarantee Condition” means the Company shall have caused Olinda Star to become a Subsidiary Guarantor and provide a Note Guarantee under this Indenture in accordance with Section 10.05 hereof.

“Olinda Star Noteholder Interference Event” means the failure of the Company to satisfy the Olinda Star Guarantee Condition if such failure was caused by (A) any Noteholder Action, if the Noteholder Action is initiated before December 31, 2019 or (B) the holders owning at least 50% of aggregate principal amount of the Original Olinda Guarantee failing to vote in support of the Olinda Plan or other Olinda Restructuring that is consistent with the terms laid out in Schedule 2.13 hereto upon written request from the Company and at least 15 Business Days’ notice (or, if such period is not possible, as early as practicably possible, and now fewer than 1 Business Day’s notice).

“Operating and Maintenance Expenses” means collectively, without duplication, all (i) expenses of administering and operating the chartering and operation of, and maintenance of, a Drilling Rig (including all equipment necessary for the operation of such Drilling Rigs and all other assets affixed to such Drilling Rig) incurred by the Company or its Subsidiaries, (ii) transportation costs payable by the Company or its Subsidiaries, (iii) direct operating and maintenance costs of the Drilling Rigs payable by the Company or its Subsidiaries (including amounts payable pursuant to related services agreements), (iv) insurance premiums related to a Drilling Rig payable by the Company or its Subsidiaries, (v) property, sales, value-added and excise taxes payable by the Company or its Subsidiaries in connection with a Drilling Rig, (vi) costs and fees incurred by the Company or its Subsidiaries in connection with obtaining and maintaining in effect the governmental approvals required in connection with a Drilling Rig and (vii) legal, accounting and other professional fees incurred in the ordinary course of business in connection with the Drilling Rig payable by the Company or its Subsidiaries; provided, that “Operating and Maintenance Expenses” shall not include depreciation, or any items properly chargeable by IFRS to fixed capital accounts.

“Opinion of Counsel” means a written opinion of counsel signed by legal counsel and delivered to the Trustee, who may be an employee of or counsel for the Company (except as otherwise provided in this Indenture), and who shall be reasonably acceptable to the Trustee, containing customary exceptions and qualifications and which shall not be at the expense of the Trustee.

“Original Olinda Guarantee” means that certain guarantee issued by Olinda Star on July 27, 2017 under the indenture dated July 27, 2017 among the Company, the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning set forth under Section 2.03 hereof.

“Payor” has the meaning set forth under Section 4.17 hereof.

“Period End Date” means the last day of (i) each fiscal year and (ii) each of the first three fiscal quarters of each year.

“Permitted Business” means (i) the business or businesses conducted by the Company, its Subsidiaries and other operating businesses as described in the Offering Memorandum as of the Issue Date, and (ii) any business reasonably ancillary, complementary, similar or related to the business or businesses provided for in clause (i) above.

“Permitted Corporate Reorganization” means any corporate reorganization or redomiciliation of the Company in (i) the Grand Duchy of Luxembourg, (ii) the United States of America, any State thereof or the District of Columbia, (iii) the Federative Republic of Brazil, (iv) the British Virgin Islands, (v) Panama, or (vi) any country which is a member country of the Organization for Economic Co-Operation and Development.

“Permitted Holders” means any or all of the following: (1) any member of the Queiroz Galvão Family, including any such member’s spouse, children or heirs; (2) the estate or any guardian, custodian or other legal representative of any individual named in or any trust established solely for the benefit of any one or more individuals named in clause (1); (3) Capital International Private Equity Funds, (4) SUN STAR Fundo de Investimento em Participações Multestratégia Investimento no 1 Exterior, an equity investment fund (Fundo de Investimento em Participações) (the “Sun Star FIP”) and (5) any Person or Group in which a majority of the total voting power of the Voting Stock are owned, directly or indirectly, by any one or more of the persons named in clauses (1), (2), (3) or (4).

“Permitted Indebtedness” has the meaning set forth under Section 4.09(b) hereof.

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary;

(2) Investments in the Company (including purchases by the Company or any Restricted Subsidiary of the Securities or any other Indebtedness of the Company or any wholly-owned Restricted Subsidiary);

(3) Investments in cash and Cash Equivalents;

(4) any Investment existing on, or made pursuant to written agreements existing on, the Issue Date and any extension, modification or renewal of such Investments (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof (unless a binding commitment therefore has been entered into on or prior to the Issue Date), other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

(5) Investments permitted pursuant to clause (b)(3) or (4) of Section 4.11 hereof;

(6) any Investments received in compromise or resolution of (A) obligations of Persons that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any Persons; or (B) litigation, arbitration or other disputes;

(7) Investments by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with the covenant described under Section 4.10 hereof;

(8) [reserved];

(9) loans and advances to officers, directors and employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed U.S.$1.0 million at any one time outstanding;

(10) any Investment acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or any Investment of any Person existing at the time such Person becomes a Restricted Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction;

(11) Investments made with or in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company; and

(12) additional Investments, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding, in the aggregate not to exceed U.S.$5.0 million; provided that any Investments made pursuant to this clause (12) (other than with respect to a Designation of an Unrestricted Subsidiary) must be made in the form of cash or Cash Equivalents; provided further that any Investment made pursuant to this clause (12) to an Unrestricted Subsidiary shall not be a Drilling Rig.

“Permitted Liens” means any of the following:

(1) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, material-men, repairmen and other Liens imposed by law (including tax Liens) incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by IFRS shall have been made in respect thereof;

(2) Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security (including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith);

(3) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company, including rights of offset and set-off;

(4) Liens securing Hedging Obligations that relate to Indebtedness that is Incurred in accordance with Section 4.09; provided that such Hedging Obligations are secured by the same assets that secure such Indebtedness, and are subject to the same proportionate Lien priorities as such Indebtedness;

(5) Liens existing on the Issue Date (other than Liens on the Underlying Tranches and the Note Guarantees and Liens described in clause (12) of this definition) and Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the covenant described under Section 4.12 and which Indebtedness has been Incurred in accordance with Section 4.09 other than clauses (b)(9) and (b)(17) thereof; provided that such new Liens permitted under this clause (5) do not extend to any property or assets, other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness and have the same proportionate Lien priorities as such Refinancing Indebtedness; provided, further that if the Indebtedness being Refinanced contains a Lien relating to after acquired property, the Lien securing the Refinanced Indebtedness may also include after acquired property on terms that are not materially more favorable to the holders of the Refinanced Indebtedness than the Lien relating to the after acquired property was to the holders of the Indebtedness being Refinanced;

(6) Liens constituting any interest of title of a lessor, a licensor or either’s creditors in the Property subject to any lease (other than a capital lease);

(7) Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings, provided that appropriate reserves required pursuant to IFRS have been made in respect thereof;

(8) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceeding may be initiated has not expired;

(9) Liens securing Refinancing Indebtedness permitted to be Incurred under clause (8) of the definition of “Permitted Indebtedness” in connection with an ALB Credit Facility, which Liens permitted under this clause (9) may only be on ALB Assets owned at the time of such Refinancing;

(10) Liens securing Indebtedness permitted to be Incurred under clause (14) or (16) of the definition of “Permitted Indebtedness,” which Liens may consist of Priority Liens, First Liens, Second Liens, Third Liens, Fourth Liens or Fifth Liens, which Liens may not be on any FPSO Interests or any proceeds, including Net Cash Proceeds, related to the sale of any or all such FPSO Interests;

(11) Liens securing Indebtedness permitted to be Incurred under clause (15) of the definition of “Permitted Indebtedness,” which Liens will only be on ALB Assets owned at the time of such Refinancing;

(12) Liens securing up to U.S.$85.0 million aggregate amount at any time of (i) Indebtedness or other obligations consisting of letters of credit or (ii) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), in each case, which Liens may consist of Priority Liens, First Liens, Second Liens, Third Liens, Fourth Liens or Fifth Liens; provided that Liens securing letter of credit obligations incurred in lieu of funding any debt service reserve account under the ALB Credit Facility (other than letter of credit obligations existing on the Issue Date that are secured by Liens on Collateral as of the Issue Date) shall not be secured by the Collateral; and

(13) Liens securing Indebtedness permitted to be Incurred under clause (17) of the definition of “Permitted Indebtedness” (in the amount set forth as of the Issue Date on Schedule 4.09 hereto, which shall not exceed $160.0 million in principal amount as of the Issue Date) and which Liens will be in the proportionate priority and principal amount set forth in the definition of “Working Capital Facility”; provided that the Liens securing any Refinancing Indebtedness of such Indebtedness permitted to be Incurred under clause (17) of the definition of “Permitted Indebtedness” are subject to the same proportionate Lien priorities of the Indebtedness being Refinanced at the time of such Refinancing.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“PIK Interest” means interest on the Underlying Tranches payable by increasing the principal amount of the Underlying Tranches or by issuing PIK Securities.

“PIK Securities” means additional Notes and Underlying Tranches issued under this Indenture on the same terms and conditions as the related Notes and Underlying Tranches issued on the Issue Date in connection with PIK Interest. For the avoidance of doubt, the term “PIK Securities” shall not include any increases to the principal amount of the outstanding Global Notes as a result of a payment of PIK Interest.

“Post-FPSO Disposition Priming Debt” has the meaning set forth in Section 4.23 hereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Priority Lien” means a super-first-priority perfected security interest on all or a portion of the Collateral, subject to the Intercreditor Agreement.

“Priority Lien Obligation” means any Obligations secured by a Priority Lien.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Indebtedness” means all obligations of a Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement due more than six months after such property is acquired and excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock or that are not convertible into or exchangeable into Disqualified Capital Stock.

“Queiroz Galvão Family” means any individual holding Capital Stock of: (i) Timbaúba International Ltd., a limited liability company organized under the laws of the British Virgin Islands; (ii) Guararapes International Limited, a limited liability company organized under the laws of the British Virgin Islands; and (iii) Skycrest Overseas Inc., a company incorporated under the laws of the British Virgin Islands, in each case as of the Issue Date, together with any of their respective heirs.

“Rating Agency” means any of S&P, Fitch or Moody’s, or if, at the relevant time of determination, S&P, Fitch or Moody’s do not have a public rating in effect on the Notes, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P, Fitch or Moody’s, as the case may be.

“Ratings Event” means that at any time from the earlier of the date of public notice of a Change of Control and of the Company’s intention or that of any Person to effect a Change of Control until 60 days after the consummation of the Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), (i) in the event the Securities or Notes are assigned an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of the Notes by any Rating Agency shall be below an Investment Grade Rating; (ii) in the event the Securities or Notes are rated below an Investment Grade Rating by at least one of the Rating Agencies prior to such public notice, the rating of the Notes by any Rating Agency shall be decreased by one or more categories; provided that any such Ratings Event is in whole or in part in connection with a Change of Control, (iii) the Notes shall not be, or cease to be, rated by at least one of the Rating Agencies, or (iv) the rating of the Notes by any Rating Agency shall be below “B”.

“Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, replace, defease or refund such Indebtedness in whole or in part or, in the case of a revolving credit facility, any re-borrowing of amounts previously advanced and re-paid thereunder. “Refinanced” and “Refinancing” will have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary issued to Refinance any other Indebtedness of the Company or a Restricted Subsidiary so long as:

(1) the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced (either (x) as of the date of such proposed Refinancing or (y) if the Indebtedness being Refinanced has been repaid in part or in full no more than 90 days prior to the proposed Refinancing, as of the day immediately preceding such repayment (plus, in either case, the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable fees, expenses and defeasance costs, if any, incurred by the Company in connection with such Refinancing));

(2) such new Indebtedness has:

(a) a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, and

(b) a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced;

(3) if the Indebtedness being Refinanced is:

(a) Indebtedness of the Company, then such Refinancing Indebtedness will be Indebtedness of the Company,

(b) Indebtedness of a Restricted Subsidiary, then such Refinancing Indebtedness will be Indebtedness of the Company, such Restricted Subsidiary and/or any Subsidiary Guarantor, and

(c) Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Underlying Tranches at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registrar” has the meaning set forth under Section 2.03 hereof.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Relevant Taxing Jurisdiction” has the meaning set forth under Section 4.17 hereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall, in each case, have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” has the meaning set forth under Section 4.07 hereof.

“Restricted Subsidiary” means any Subsidiary of the Company or any Restricted Subsidiary which at the time of determination is not an Unrestricted Subsidiary. For the avoidance of doubt, Olinda Star is a Restricted Subsidiary.

“Revocation” has the meaning set forth under Section 4.16 hereof.

“Rig Level Operating Cash Measurement Date” means the first day financial statements of the Company are available with respect to each Period End Date, commencing with the financial statements for the Period End Date of September 30, 2019.

“Rig Level Operating Cash Flows” means, an amount equal to (1) the consolidated cash revenue generated by the Drilling Rigs owned by the Drilling Rig Owners less (2) the sum of (w) scheduled payment obligations under outstanding Indebtedness of the Company or its Restricted Subsidiaries, (x) the Operating and Maintenance Expenses for the Drilling Rigs, (y) Capital Expenditures on the Drilling Rigs and (z) 2024 Notes Collateral SG&A, in each case calculated based on the consolidated financial statements of the Company relating to such applicable Period End Date.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings and any successor or successors thereto.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

“Scheduled Payment Date” has the meaning set forth under Section 4.01 hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien” means a second-priority perfected security interest in such Collateral, subject to the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement, as applicable.

“Second Lien Obligation” means any Obligations secured by a Second Lien.

“Second Lien Tranche” means the 10.00% PIK / Cash Senior Secured Second Lien Tranche due 2024, including any related PIK Securities issued pursuant to this Indenture, in each case, in the forms set forth in Exhibit A. Unless the context otherwise requires, for all purposes under this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and any Security Document, (i) references to the Second Lien Tranche include any related PIK Securities and (ii) references to “principal amount” of the Second Lien Tranche include any increase in the principal amount of outstanding Second Lien Tranche (including related PIK Securities) as a result of a payment of PIK Interest on the Second Lien Tranche.

“Secured Parties” has the meaning set forth in the Intercreditor Agreement.

“Securities” means any of the Notes and the Underlying Tranches issued under this Indenture. Unless the context otherwise requires, for all purposes under this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and any Security Document, (i) references to the Securities include any related PIK Notes and (ii) references to “principal amount” of Securities include any increase in the principal amount of outstanding Underlying Tranches (including PIK Notes) as a result of a payment of PIK Interest.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Initial Security Documents and any Springing Security Documents.

“Senior Indebtedness” means the Underlying Tranches and any other Indebtedness of the Company that ranks equal in right of payment with the Underlying Tranches.

“Significant Subsidiary” means a Restricted Subsidiary of the Company which at the time of determination either (x) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet, constituted at least 7.5% of the Company’s total assets on a consolidated basis as of such date, or (y) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of operations which constituted at least 7.5% of the Company’s net operating revenues on a consolidated basis for such period; provided however, that any Subsidiary that owns a Drilling Rig shall be a “Significant Subsidiary.”

“Snover International” means Snover International Inc., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Snover Share Charge Agreement” means the share charge agreement, whereby Constellation Overseas will grant a security interest in the shares issued by Snover International in favor of the Collateral Trustee.

“Springing AssetCo Grantor” means, each of Amaralina Star, Brava Star, Laguna Star, Amaralina Holdco 2, Brava Holdco 2, Laguna Holdco 2 and Olinda Star.

“Springing Collateral” means:

(1) No later than 60 days (with respect to Olinda Star only, no later than 45 days) after the applicable Springing Security Deadline for any Springing AssetCo Grantor, the Company will cause the applicable Springing AssetCo Grantor to do or cause to be done all acts and things that may be required by applicable law to assure and confirm that the Collateral Trustee holds, for the benefit of the Holders and any other applicable Secured Party, duly created and enforceable and perfected Liens with respect to such Springing AssetCo Grantor, in each case, as contemplated by, and with the Lien priority required under, the Intercreditor Agreement and the Security Documents, upon:

(a) any Drilling Rig held by such Springing AssetCo Grantor or a Subsidiary thereof;

(b) subject to subsection (3) below, all rights to receivables (net of any taxes and retentions) of such Springing AssetCo Grantor under any Encumbered Charter Agreements in effect on such date, if any, related to such Drilling Rig;

(c) subject subsection (3) below, the Equity Interests of such Springing AssetCo Grantor and the Bareboat Charterer under the related Encumbered Charter Agreements in effect on such date, if any, pursuant to a pledge agreement; and

(d) assignment of insurance receivables of Drilling Rigs owned by such Springing AssetCo Grantor;

provided, however, that in the case any competent real estate registry office presents any request for documents or other requirements in accordance with applicable law, such period may be extended once for 30 days so long as the Company furnishes to the Trustee and Collateral Trustee an Officer’s Certificate stating that it is in compliance with the requirements made by such real estate registry office;

(2)  No later than 60 days (with respect to Olinda Star only, no later than 45 days) after entering into an Encumbered Charter Agreement for any Drilling Rig owned by a Springing AssetCo Grantor or a Subsidiary thereof after the applicable Springing Security Deadline for such Springing AssetCo Grantor, the Underlying Tranches will be secured, in the applicable priority pursuant to the Intercreditor Agreement, by:

(a) subject to subsection (3) below, all rights to receivables (net of any taxes and retentions) of such Springing AssetCo Grantor under such Encumbered Charter Agreement, pursuant to the applicable Assignment of Charter Agreement Receivables; and

(b) subject to subsection (3) below, the Equity Interests of such Springing AssetCo Grantor and Bareboat Charterer under such Encumbered Charter Agreement, pursuant to the applicable pledge agreement.

(3)  with respect to any Encumbered Charter Agreements existing on or entered into after such Springing Security Deadline for any Drilling Rig described in this definition, unless Holders of a majority in principal amount of the Notes direct the Trustee not to enter into any deed of quiet enjoyment or other arrangement related to such Encumbered Charter Agreement and requested by the customer of such Encumbered Charter Agreement, the Company and the applicable Springing AssetCo Grantor shall have used commercially reasonable efforts to obtain relevant third party consents, to the extent such third party consents are required, to the assignment of the right to receive receivables (net of any taxes and retentions) such Springing AssetCo Grantor under the related Encumbered Charter Agreement, and to the extent the Company and such Springing AssetCo Grantor are unable to obtain such third party consents, in lieu of providing such assignment of the right to receive receivables, the Company and such Springing AssetCo Grantor shall pledge or caused to be pledged the Equity Interests in the entity owning the applicable Drilling Rig under such Encumbered Charter Agreement for the Collateral Trustee for the benefit of the Holders and any other applicable Secured Party. For the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred in the event (i) the Company and the Springing AssetCo Grantor are unable to obtain, after using commercially reasonable efforts, such third party consents to the assignment of receivable rights or (ii) Holders of a majority in principal amount of the Notes direct the Trustee to not enter into any deed of quiet enjoyment or other arrangement related to such Encumbered Charter Agreement and requested by such third party.

“Springing Security Deadline” means (i) with respect to each of Amaralina Star, Brava Star and Laguna Star, Amaralina Holdco 2, Brava Holdco 2 and Laguna Holdco 2, the 30th day following the date when all principal and interest due by such Springing AssetCo Grantor under the ALB Credit Facility have been indefeasibly paid in full in immediately available funds and no commitments remain outstanding thereunder and (ii) with respect to Olinda Star, the earlier of the first day on which Olinda Star (w) delivers a Note Guarantee pursuant to Section 10.05 hereof, (x) is not prevented by applicable law (including any judicial proceeding) from Guaranteeing the Underlying Tranches, (y) has Guaranteed any Obligations under the Working Capital Facility or (z) has granted creditors under the Working Capital Facility any Second Liens on Springing Collateral related to Olinda Star. For the avoidance of doubt, with respect to clause (i), if a refinancing or restructuring of the then existing ALB Credit Facility is entered into prior to the 30th day following the payment in full of such credit facility, (A) the Company shall notify in writing the Trustee and the Holders of such refinancing or restructuring and (B) the “Springing Security Deadline” shall be the 30th day following the payment in full of such refinancing or restructuring.

“Springing Security Documents” means, with respect to the relevant Springing Subsidiary Guarantor, any one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of covenants, assignments of earnings and insurances, share pledges, share charges, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company, the grantors or any other obligor under the Indenture or other Debt Document, to be entered into on the Springing Security Deadline for such Springing Subsidiary Guarantor, creating, or purporting to create, a Lien upon all or a portion of the Collateral in favor of the Collateral Trustee for the benefit of the Holders of Securities, any other First Lien Obligations, Second Lien Obligations, Third Lien Obligations, Fourth Lien Obligations, Fifth Lien Obligations and any applicable Priority Lien Obligations, in each case as amended, renewed or replaced, in whole or part, from time to time, in accordance with its terms.

“Springing Subsidiary Guarantors” means the applicable Springing AssetCo Grantors, following the applicable Springing Security Deadline for such Springing AssetCo Grantors.

“Star International” means Star International Drilling Limited, an exempted company incorporated under the laws of the Cayman Islands.

“Star International Assignment of Insurances” means the assignment of insurances agreement by Star International in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Star International, including, all rights to receive payments with respect to any claim under each such insurance.

“Star International Drilling Rig” means the Drilling Rig owned by Star International on the Issue Date.

“Star International Mortgage” means a mortgage over the Star International Drilling Rig.

“Star International Share Charge Agreement” means the share charge agreement, whereby Hopelake Services will grant a security interest in the shares issued by Star International in favor of the Collateral Trustee.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Stub Notes” means, the U.S.$[35,538,209] 10.00% PIK / Cash Senior Secured Third Lien Notes issued by the Company on the Issue Date pursuant to that certain indenture, dated as of the Issue Date, among the Company, the Subsidiary Guarantors, and Wilmington Trust, National Association, as trustee, paying agent, transfer agent and registrar.

“Subordinated Indebtedness” means any Indebtedness of the Company which is expressly subordinated in right of payment to the Underlying Tranches.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any Person the account of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with IFRS as of such date.

“Subsidiary Guarantors” means, on the Issue Date, Constellation Overseas, Arazi, Lone Star, Gold Star, Alpha Star, Snover International, Star International, Hopelake Services, Amaralina Holdco 1, Laguna Holdco 1, Brava Holdco 1, Arazi Holdco 1, Lancaster Holdco 1 and Lancaster, and thereafter, (i) following the Springing Security Deadline for any Springing AssetCo Grantor, such Springing Subsidiary Guarantor, (ii) each Restricted Subsidiary of the Company who is required to deliver a Note Guarantee pursuant to Section 10.05 hereof and (iii) each Restricted Subsidiary of the Company that provides a Note Guarantee.

“Substituted Debtor” has the meaning set forth under Section 12.01 hereof.

“Substituted Guarantor” has the meaning set forth under Section 12.01(1) hereof.

“Surviving Entity” has the meaning set forth under Section 5.01(a)(2) hereof.

“Taxes” has the meaning set forth under Section 4.17 hereof.

“Third Lien” means a third-priority perfected security interest in such Collateral, subject to the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement, as applicable.

“Third Lien Obligation” means any Obligations secured by a Third Lien.

“Third Lien Tranche” means the 10.00% PIK / Cash Senior Secured Third Lien Tranche due 2024, including any related PIK Securities issued pursuant to this Indenture, in each case, in the forms set forth in Exhibit A. Unless the context otherwise requires, for all purposes under this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and any Security Document, (i) references to the Third Lien Tranche include any related PIK Securities and (ii) references to “principal amount” of the Third Lien Tranche include any increase in the principal amount of outstanding Third Lien Tranche (including related PIK Securities) as a result of a payment of PIK Interest on the Third Lien Tranche.

“TIA” means the Trust Indenture Act of 1939 as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect from time to time.

“Trustee” means Wilmington Trust, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Cash” means, as of any date of determination, with respect to the Company and its Subsidiaries on a consolidated basis, all cash and short-term investments of such Persons not (i) deposited in the ALB Offshore Debt Service Reserve Accounts (as such term is defined in the ALB Credit Facility) or any other substantially identical debt service reserve account pledged from time to time to any lender for the purpose of covering shortfalls in amounts available to service the debt or (ii) pledged as performance collateral or bid bond collateral, or (iii) deposited in any other account that, as of the date of such determination, is blocked and not accessible to the Company or any of its Subsidiaries following the occurrence of an event of default or other enforcement action under any financing or security document to which the Company or such Subsidiary is a party, or (iv) without double counting, that would qualify, as of the date of such determination, as “restricted” on a consolidated balance sheet. For the avoidance of doubt, all cash and short-term investments deposited in all ALB Offshore Project Accounts and ALB Onshore Project Accounts (as each such term is defined in the ALB Credit Facility), except for cash and short-term investments deposited in the ALB Offshore Debt Service Reserve Accounts (as such term is defined in the ALB Credit Facility) and cash and short-term investments pledged as performance collateral or bid bond collateral, shall be included in the definition of Unrestricted Cash.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company or a Restricted Subsidiary Designated as such pursuant to Section 4.16 hereof; any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of such covenant.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(1) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

(2) the sum of the products obtained by multiplying:

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-owned Subsidiary” means a Subsidiary of which at least 95% of the Capital Stock (other than directors’ qualifying shares) is directly or indirectly owned by the Company or another Wholly-owned Subsidiary.

“Working Capital Facility” means collectively, (x) the Credit Agreement, dated the Issue Date, among Constellation Overseas, as borrower, the Issuer and the Subsidiary Guarantors, as guarantors, the lenders party thereto, and Banco Bradesco S.A., Grand Cayman Branch, as administrative agent, in respect of which $10.0 million in principal amount of obligations thereunder are secured by a First Lien on the Collateral, and (y) the Amended and Restated Credit Agreement, dated the Issue Date, among Constellation Overseas, as borrower, the Issuer and the Subsidiary Guarantors, as guarantors, the lenders party thereto, and Banco Bradesco S.A., Grand Cayman Branch, as administrative agent, in respect of which $50.0 million in principal amount of obligations thereunder are secured by a Second Lien on the Collateral and $100.0 million in principal amount of obligations thereunder are secured by a Fourth Lien on the Collateral, in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any one or more agreements or indentures extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or altering the maturity thereof.

Section 1.02 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.03 Luxembourg Terms.

Words in the English language used in this Indenture to describe Luxembourg law concepts only intends to describe such concepts and the consequences of the use of those words in English law or any other foreign law are to be disregarded.

Without prejudice to the generality of any provision of this Indenture, in this Indenture, where it relates to the Company, Arazi or Arazi Holdco 1, a reference to (a) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a Person includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements; (e) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) a guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (g) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés) and (h) a director or a manager includes an administrateur or a gérant.

Section 1.04 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

ARTICLE 2
THE SECURITIES

Section 2.01 Form and Dating.

(a) General. The Securities, including, in the case of the Notes, the Trustee’s certificate of authentication, will be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security will be dated the date of its authentication. Subject to the issuance of PIK Securities as described herein, the Securities shall be in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1.00 in excess thereof; provided that after a payment of PIK Interest, the Securities shall be in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00 in excess thereof. The Securities (including any increase in the principal amount of the Underlying Tranches as a result of a payment of PIK Interest) and any related PIK Securities subsequently issued under this Indenture will be treated as a single class for all purposes hereunder, including, without limitation, waivers, amendments, redemptions and offers to purchase, and under the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents.

The Underlying Tranches shall be fully and unconditionally guaranteed by the Subsidiary Guarantors in accordance with Article 10. The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, and the Holders by their acceptance of the Securities, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes (which is comprised of the aggregate principal amount of the then-outstanding Underlying Tranches) from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions (which will result from any decrease or increase in the principal amount of the Underlying Tranches). Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

Two Officers must sign the Securities for the Company by manual, facsimile or electronic (including “.pdf”) signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate (i) Notes for original issue that may be validly issued under this Indenture up to the aggregate principal amount of the Initial Notes and (ii) subject to the terms of this Indenture, any PIK Securities in an aggregate principal amount to be determined at the time of issuance and specified therein. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof. Such Authentication Orders shall specify the principal amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, the number of separate Notes certificates to be authenticated, the registered Holder of each such Note and delivery instructions.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar, Transfer Agent and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Underlying Tranches (and increase the principal amount of the Securities to pay any PIK Interest pursuant to a written direction delivered to the Trustee specifying the increase in the Global Note or issue PIK Securities to pay any PIK Interest pursuant to an Authentication Order with respect to the PIK Securities amount to be issued on the applicable interest payment date, when so becoming due), and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee of all amounts that it is obligated to pay, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Securities.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Notes shall be exchanged by the Company for Definitive Notes only in the following limited circumstances:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act at a time when it is required to be so registered in order to act as depository, and in each case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Securities.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)   both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)   both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this clause (4) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this clause (4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee will cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

(i) If a Rule 144A Note:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS LEGEND MAY BE REMOVED SOLELY AT THE DISCRETION AND AT THE DIRECTION OF THE COMPANY.”

(ii) if a Regulation S Global Note:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:

“THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. HOLDERS MAY OBTAIN THE ISSUE PRICE, TOTAL AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY BY CONTACTING THE COMPANY.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.04 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A)   to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)   to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)   to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary. So long as the Depositary or its nominee is the registered owner of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder represented by the Global Note for all purposes under this Indenture. Owners of beneficial interests in respect of a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Definitive Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder, except as provided under Section 15.02 hereof. Accordingly, each Holder owning a beneficial interest in respect of a Global Note must rely on the procedures of the Depositary and, if such Holder is not a participant or an indirect participant, on the procedures of the participant through which such Holder owns its interest, to exercise any rights of a Holder of Notes under this Indenture or such Global Note.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronically by “.pdf.”

(9) The Trustee shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture, Applicable Procedures or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Definitive Note or Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)   Notes and Underlying Tranches.

(1) Each Note shall initially consist of U.S.$27,000,000 principal amount of the First Lien Tranche, U.S.$405,000,000 principal amount of the Second Lien Tranche and U.S.$[192,976,189] principal amount of the Third Lien Tranche. After the Issue Date, the principal amount of each Underlying Tranche in a Note shall be increased by a corresponding amount of PIK Securities and/or PIK Interest issued or made, as applicable, on such Underlying Tranche in accordance with this Indenture.

(2) No Underlying Tranche shall be separated or transferred without its corresponding counterpart Underlying Tranches in each Note; provided that the principal amount of an Underlying Tranche in each Note may be separately reduced in connection with any Excess Cash Flow Redemption, Olinda Star Disposition Redemption, FPSO Disposition Redemption, Optional Redemption or Amortization Payment Amount made in accordance with the terms of this Indenture. For the avoidance of doubt, any increase or decrease in the principal amount of an Underlying Tranche, as a result of any increase in PIK Interest or any payment made in connection with any Excess Cash Flow Redemption, Olinda Star Disposition Redemption, FPSO Disposition Redemption, Optional Redemption, Amortization Payment Amount, or otherwise, will result in a corresponding increase or decrease in the principal amount represented by the Notes. The principal amount on each Note shall represent (and not constitute a separate obligation from) the aggregate principal amount of the Underlying Tranches comprising such Note. Accordingly, for purposes of the Trustee and the Depositary, references in this Indenture to payments of principal of, premium, if any, and interest on an Underlying Tranche, shall also mean an equal and ratable payment of principal of, premium, if any, and interest on, the Notes.

(3) The Company shall maintain a register of the outstanding principal amount of each Underlying Tranche, reflecting any PIK Interest thereon and any redemptions or prepayments thereof. Absent manifest error, such register shall be conclusive evidence of the outstanding principal amount of each Underlying Tranche. The Trustee shall have no obligation or duty to monitor, determine or inquire as to principal amounts of the Underlying Tranche on such register and shall have no liability or responsibility for such register.

Section 2.07 Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss or liability that any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.08 Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; however, Securities held by the Company or an Affiliate of the Company shall not be deemed to be outstanding for purposes of Section 3.07(c) hereof.

If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Affiliate of the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.10 Temporary Securities.

Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Securities. Temporary Securities will be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Securities and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Securities.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Securities in accordance with its customary procedures. Certification of disposal of such Securities will be delivered to the Company upon its written request therefor. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 CUSIP/ISIN Numbers.

The Company in issuing the Securities may use CUSIP and ISIN numbers (in each case, if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

Section 2.13 Payment of Interest; Issuance of PIK Securities.

(a) On each interest payment date for such Underlying Tranches, the Company shall pay scheduled payments of interest on the Underlying Tranches (1) in cash and/or (2) by increasing the principal amount of the outstanding Notes (representing the corresponding proportionate increased principal amount of each Underlying Tranche) or, with respect to Securities represented by Definitive Notes, by issuing PIK Securities, as set forth in this Indenture and the Securities.

(b) Any subsequent issue of PIK Securities will be secured, equally and ratably, with the corresponding Underlying Tranches. At all times, PIK Interest on the Underlying Tranches will be payable (x) with respect to Underlying Tranches in Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Company to the Trustee, and the Trustee, at the written direction of the Company, will record such increase in such Global Note and (y) with respect to Underlying Tranches in Notes represented by Definitive Notes, by issuing PIK Securities in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Company, authenticate and deliver such PIK Securities in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of any outstanding Global Notes as a result of a payment of PIK Interest, such Global Note will bear interest on such increased principal amount from and after the date of such payment. Any PIK Securities issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Underlying Tranches issued pursuant to a payment of PIK Interest will be governed by, and subject to the terms, provisions and conditions of, the Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents and shall have the same rights and benefits as the corresponding Underlying Tranches issued on the date of the Indenture. Any certificated PIK Securities will be issued with the description “PIK” on the face of such PIK Security.

(c) Unless an FPSO Trigger Event has occurred, within one (1) Business Day of the consummation of an FPSO Disposition, the Company shall notify in writing the Trustee and the Holders that the Company shall make a special one-time PIK Interest payment on the Securities and the Stub Notes (pro rata in accordance with Section 3.13) in the amount of U.S.$5.4 million. Such notice shall provide the record date and payment date for such one-time PIK Interest payment. The record date shall be the date of such notice, and the payment date shall be no more than three (3) Business Days after the date of such notice.

(d) If the Company shall have not satisfied the Olinda Star Guarantee Condition as of December 31, 2019, then upon the earlier to occur of (i) three Business Days following the date the Company shall have satisfied the Olinda Star Guarantee Condition and (ii) June 30, 2022, the Company shall notify in writing the Trustee and the Holders that the Company shall make a special one-time PIK Interest payment on the Securities and the Stub Notes (pro rata in accordance with Section 3.13) in the amount equal to either:

(1) if the Company has satisfied the Olinda Star Guarantee Condition, the greater of (x) U.S.$3.5 million and (y) the amount of interest that would have accrued on the Securities and the Stub Notes if the Company had paid additional interest beginning from the Issue Date and ending on the date the Company shall have satisfied the Olinda Star Guarantee Condition with respect to each interest period on the principal amount of the Securities and Stub Notes outstanding by paying PIK Securities or issuing PIK Securities at a rate per annum of 0.25% (rounding down to the nearest whole dollar); or

(2) if the Company has not satisfied the Olinda Star Guarantee by June 30, 2022, $12 million;

provided, however, that no such PIK interest payment shall be due and payable if an Olinda Star Noteholder Interference Event shall have occurred. Such notice shall provide the record date and payment date for such one-time PIK Interest payment. The record date shall be the date of such notice, and the payment date shall be no more than three (3) Business Days after the date of such notice.

Section 2.14 Calculation of Principal Amount.

The aggregate principal amount of the Securities or Creditor Notes, as applicable, at any date of determination, shall be the principal amount of the Securities or Creditor Notes, as applicable, outstanding (including any outstanding PIK Securities and any increased principal amounts as a result of any payment of PIK Interest) at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities then outstanding, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence and Section 2.08. Any such calculation made pursuant to this Section 2.14 shall be made by the Company (or an agent thereof) and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof or is required to redeem Securities pursuant to the mandatory redemption provisions of Section 3.10 hereof, it must furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Securities to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Securities to Be Redeemed or Purchased.

In the event that less than all of the Securities are to be redeemed or purchased at any time, selection of Securities for redemption shall be made (i) in compliance with the requirements of the principal national securities exchange, if any, on which Securities are listed and any applicable depository procedures, (ii) by lot or such other similar method in accordance with the applicable procedures of DTC (if the Securities are global notes), or (iii) if there are no such requirements of such exchange or the Securities are not then listed on a national securities exchange or DTC, on a pro rata basis by lot or by such other method the Trustee deems fair and reasonable. No Securities of a principal amount of U.S.$2,000 or less may be redeemed in part, and if notes are redeemed in part, the remaining outstanding amount must be at least equal to U.S.$2,000 and be an integral multiple of U.S.$1.00 (or if a payment of PIK Interest has been made, the Securities shall be in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00 in excess thereof).

The Trustee shall promptly (and in any event, within 5 Business Days) notify the Company in writing of the Securities selected for redemption or purchase and, in the case of any Security selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before the redemption date, the Company shall mail or cause to be mailed, by first-class mail, postage prepaid (or delivered in accordance with the applicable procedures of DTC), a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, with a copy to the Trustee, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 14 hereof.

The notice will identify the Securities to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Security;

(4) the name and address of the Paying Agent;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(8) the CUSIP number, together with a statement that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s written request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, or such shorter period agreed to by the Company and the Trustee, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price together with accrued and unpaid interest thereon through the date of redemption. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

At or before the close of business one Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest (including accrued and unpaid PIK Interest which for the avoidance of doubt shall be paid in cash) on all Securities to be redeemed or purchased on that date (including any PIK Securities or any increased principal amount of Securities sufficient to pay PIK Interest other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation). The Trustee or the Paying Agent will promptly return to the Company, after the applicable redemption or purchase date, any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Securities to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Securities or the portions of Securities called for redemption or purchase. If a Security is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest (including PIK Interest) shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof. Upon redemption or purchase of any Securities by the Company, such redeemed or purchased Securities will be cancelled.

Section 3.06 Securities Redeemed or Purchased in Part.

Upon surrender of a Security that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered, subject to the minimum denomination set forth in Section 2.01 hereof.

Section 3.07 Optional Redemption.

(a) Optional Redemption. At any time, and from time to time, the Company may redeem the Securities, at its option, in whole or in part, at a redemption price equal to 100% of the outstanding principal amount, plus accrued and unpaid interest (including an amount of cash equal to all accrued and unpaid PIK Interest) due thereon up to, but excluding, the date of redemption. Any redemption of Securities by the Company pursuant to this Section 3.07(a) shall be subject to either (i) there being at least U.S.$150.0 million in aggregate principal amount of Creditor Notes outstanding after such redemption or (ii) the Company redeeming all of the then outstanding principal amount of the Creditor Notes.

(b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Repurchase.

The Company or any of its Affiliates may at any time purchase Securities at any price or prices in the open market or otherwise. Securities redeemed pursuant to the terms of this Indenture or so purchased may be held or resold, at the Company or any of its Affiliates’ discretion, until surrendered to the Trustee for cancellation.

Section 3.09 Offer to Purchase by Application of Net Cash Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer, it will follow the procedures specified below.

To the extent there exist remaining Net Cash Proceeds, pursuant to Section 4.10 hereof, the Company shall purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis (with such adjustments made so that no Securities will be purchased in an unauthorized denomination), and, at the Company’s option, repay, on a pro rata basis with the holders of any Indebtedness under the Working Capital Facility, the Stub Notes and any First Lien Obligations, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Securities and such Indebtedness under the Working Capital Facility, the Stub Notes and any First Lien Obligations to be purchased and/or repaid equal to such Net Cash Proceeds. The purchase and/or repayment date shall be no earlier than 30 days nor later than 60 days from the date notice of such Asset Sale Offer is delivered, other than as may be required by law (the “Asset Sale Offer Payment Date”).

If the Asset Sale Offer Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest (including PIK Interest) will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no Additional Amounts will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

Within 30 days following an Asset Sale Offer, the Company shall deliver a notice to the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer, including the Asset Sale Offer Payment Date. The notice, which will govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the remaining Net Cash Proceeds, Asset Sale Offer Amount and the Asset Sale Offer Payment Date;

(3) that any Security not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Asset Sale Offer Payment Date;

(5) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may elect to have Securities purchased in whole or in part in integral multiples of U.S.$1.00 only in exchange for cash, provided that the principal amount of such tendering Holder’s Security shall not be less than U.S.$2,000 (or if a payment of PIK Interest has been made, such Securities shall be in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00 in excess thereof);

(6) that Holders electing to have Securities purchased pursuant to any Asset Sale Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” attached to the Securities completed, or transfer by book-entry transfer, to the Company, a Depositary and Paying Agent, as appointed by the Company, at the address specified in the notice at least three days before the Asset Sale Offer Payment Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the applicable Paying Agent, as the case may be, receives a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(8) that, if the aggregate principal amount of Securities and Indebtedness under the Working Capital Facility, the Stub Notes and any First Lien Obligations surrendered by holders thereof exceeds the amount of remaining Net Cash Proceeds, the Company will select the Securities and such other Indebtedness to be purchased on a pro rata basis based on amounts tendered as set forth above (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of U.S.$1.00, or integral multiples thereof, will be purchased, provided that the principal amount of such tendering Holder’s Security shall not be less than U.S.$2,000 (or if a payment of PIK Interest has been made, such Securities shall be in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00 in excess thereof)); and

(9) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the portion thereof not purchased upon cancellation of the original Securities (or appropriate adjustments to the amount and beneficial interests in Global Notes, as appropriate).

On or before the Asset Sale Offer Payment Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Securities or portions thereof properly tendered and not withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Securities properly tendered and not withdrawn, and will deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary, the Trustee or the applicable Paying Agent, as the case may be, will promptly (but in any case not later than five (5) Business Days after the Asset Sale Offer Payment Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon receipt of an Authentication Order from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Offer Payment Date. By the close of business on the Business Day prior to the Asset Sale Offer Payment Date, the Company shall deposit with the Trustee or with the applicable Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Securities or portions thereof so tendered and not withdrawn.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10 Excess Cash Flow Redemption.

(a) If the Excess Cash Flow Amount (as defined below) on a Cash Flow Measurement Date is greater than zero, the Company shall within fifteen (15) Business Days of such Cash Flow Measurement Date mail or cause to be mailed, by first-class mail, postage prepaid (or delivered in accordance with the applicable procedures of DTC), a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, with a copy to the Trustee, and shall, no more than ten (10) calendar days after delivery of such notice, redeem (an “Excess Cash Flow Redemption”) the Securities and the Stub Notes (pro rata in accordance with Section 3.13) in an aggregate principal amount equal to the Excess Cash Flow Notes Amount as of such Cash Flow Measurement Date at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of such redemption.

(b) On each Cash Flow Measurement Date, the Company and its Subsidiaries shall retain 5.0% of the Excess Cash Flow Amount for general corporate purposes (each, a “Constellation Excess Cash Sweep Allocation”), which shall be deposited within fifteen (15) Business Days following each such Cash Flow Measurement Date in a segregated unrestricted account in the name of the Company or Constellation Overseas (the “Constellation Excess Cash Sweep Allocation Account”).

(c) Other than as specifically provided in this Section 3.10 (including, for the avoidance of doubt the periods for any redemption notices and payments), any redemption pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.11 FPSO Disposition Redemption.

(a) Unless an FPSO Trigger Event has occurred:

(1) Upon any sale, disposition or transfer of any FPSO Interest (an “FPSO Disposition”), the Company shall on the date of the consummation of such sale, disposition or transfer (the “FPSO Disposition Date”), mail or cause to be mailed, by first-class mail, postage prepaid (or delivered in accordance with the applicable procedures of DTC), a notice of redemption to each Holder, with a copy to the Trustee, and shall, no less than ten (10) calendar days after such FPSO Disposition Date, (x) redeem (an “FPSO Disposition Redemption”) the Securities and the Stub Notes (pro rata in accordance with Section 3.13) in an aggregate principal amount (together with accrued and unpaid interest to the date of such redemption) equal to 86.8% of the FPSO Excess Proceeds Amount, and (y) permanently repay or cause to be repaid the Obligations under the Working Capital Facility in an aggregate principal amount (together with accrued and unpaid interest to the date of such repayment) equal to 13.2% of the FPSO Excess Proceeds Amount.

(2) With respect to any FPSO Disposition, the Company shall apply all of the Net Cash Proceeds from such FPSO Disposition, other than any amounts subject to Section 3.11(a)(1), (x) first, to repay or cause to be repaid in full any Indebtedness Incurred under clause (14) or (16) of the definition of “Permitted Indebtedness” (to the extent such Indebtedness was Incurred prior to the FPSO Disposition) and, (y) second, following any such repayment in full,

(i)   to make Capital Expenditures in an aggregate principal amount no less than U.S.$75.0 million (less any amounts expended in respect of Capital Expenditures and repaid pursuant to subclause (2)(x) above) on any asset that is part of the Collateral; provided that the Company may elect to deem up to U.S.$65 million of Capital Expenditures (provided that each of the Company and the Independent Technical Engineer deliver the respective certificates referred to in clause (ii) below) (less any deemed amounts made pursuant to an election under clause (c) of the second paragraph of Section 4.10) made (A) on an asset that is part of the Collateral prior to such FPSO Disposition and (B) without using proceeds of Indebtedness Incurred under clause (14) or (16) of the definition of “Permitted Indebtedness”, as having been invested in Capital Expenditures in accordance with the provisions of this clause (2)(y)(i) despite such Capital Expenditure being made prior to the receipt of the Net Cash Proceeds from such FPSO Disposition; provided that the Company shall make such Capital Expenditures or enter into a binding contract to make Capital Expenditures within 180 days of such FPSO Disposition; provided further that any Capital Expenditures pursuant to such a binding contract must be consummated within 270 days of such FPSO Disposition; provided further that pending the final application of any such Net Cash Proceeds, the Company shall deposit such Net Cash Proceeds in an account in which the Collateral Trustee has a perfected security interest for the benefit of the Notes, the Stub Notes and the Obligations outstanding under the Working Capital Facility in accordance with the applicable Lien priorities described in the Intercreditor Agreement; provided further that funds in respect of one or a series of disbursement requests in excess of U.S.$3.0 million for Capital Expenditures under this clause (i) may only be disbursed from the account described in the preceding sentence upon (A) the delivery to the Trustee and the Collateral Trustee of an Officer’s Certificate (which certificate shall be delivered including exhibits by the Trustee to any Holder or Beneficial Owner upon request by such Holder or Beneficial Owner) certifying the delivery to the Independent Technical Engineer of sufficient information to enable the Independent Technical Engineer to certify the Company’s compliance with this clause (i) and the reasonableness and appropriateness of each disbursement request for Capital Expenditures (with such information set forth in an exhibit to such Officer’s Certificate); and (B) the delivery to the Trustee and the Collateral Trustee by the Independent Technical Engineer of an Engineer’s Certificate (which certificate shall be delivered by the Trustee to any Holder or Beneficial Owner upon request by such Holder or Beneficial Owner) as to the Company’s compliance with this clause (i) and to the reasonableness and appropriateness of each disbursement request for Capital Expenditures given the information set forth in the exhibit to the Officer’s Certificate; and

(ii) to expend an aggregate principal amount on Operating and Maintenance Expenses equal to $25.0 million (less any amounts expended and repaid pursuant to subclause (2)(x) above (other than amounts expended in respect of Capital Expenditures and repaid pursuant to subclause (2)(x) above)).

For the avoidance of doubt, the Company may use any Net Cash Proceeds, which are deemed to be applied to Capital Expenditures pursuant to subclause (2)(y)(i) above, in any manner not otherwise prohibited by this Indenture.

(b) Upon any FPSO Disposition following an FPSO Trigger Event, the Company shall apply or shall cause to be applied, as applicable, on the FPSO Disposition Date, all Net Cash Proceeds received in connection with such FPSO Disposition in the following order:

(1) pro rata among (i), (ii) and (iii):

(i)   permanently repay or cause to be repaid the applicable ALB Facilities in an aggregate amount equal to U.S.$41.3 million (which shall be applied to Indebtedness under such ALB Facilities secured by a First Lien on the FPSO Interests);

(ii) implement an FPSO Disposition Redemption of the Securities and the Stub Notes (pro rata in accordance with Section 3.13) in an aggregate principal amount equal to U.S.$27.0 million; and

(iii) permanently repay or cause to be repaid the Obligations under the Working Capital Facility in an aggregate principal amount equal to U.S.$10.0 million; and

(2) to the extent any Net Cash Proceeds remain after application of clause (1) above, the Company shall implement an FPSO Disposition Redemption of the Securities and the Stub Notes (pro rata in accordance with Section 3.13) in an aggregate principal amount equal to such remaining Net Cash Proceeds.

(c) Any FPSO Interest may only be sold, disposed of or transferred in accordance with this Section 3.11 and so long as the Company or a Subsidiary Guarantor, as the case may be, receives consideration at the time of the FPSO Disposition Date at least equal to the Fair Market Value of the sold or otherwise disposed of FPSO Interest.

(d) Other than as provided in this Section 3.11 (including, for the avoidance of doubt the periods for any redemption notices and payments), any redemption pursuant to this Section 3.11 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.12 Olinda Star Disposition Redemption

(a) Upon the sale, disposition or transfer of Olinda Star in connection with any voluntary or involuntary restructuring proceeding commenced in the British Virgin Islands (or any other jurisdiction) (an “Olinda Star Disposition”), the Company shall, on the date of the consummation of such sale, disposition or transfer (the “Olinda Star Disposition Date”), mail or cause to be mailed, by first-class mail, postage prepaid (or delivered in accordance with the applicable procedures of DTC), a notice of redemption to each Holder, with a copy to the Trustee, and shall, no less than ten (10) Business Days after such Olinda Star Disposition Date, apply 100% of such Net Cash Proceeds received by the Company or any Subsidiary from such sale to:

(1) redeem (an “Olinda Star Disposition Redemption”) the Securities and the Stub Notes (pro rata in accordance with Section 3.13) in an aggregate principal amount (together with accrued and unpaid interest to the date of such redemption) equal to such Net Cash Proceeds, at a redemption price equal to 100% of the principal amount thereof; or,

(2) if (x) creditors under the Working Capital Facility have been granted First Liens and/or Second Liens on any Collateral relating to Olinda Star or (y) Olinda Star has Guaranteed any Obligations under the Working Capital Facility pro rata among (A) and (B) with respect to the Obligations secured by First Liens and Second Liens, respectively, to the extent of the recovery:

(A)   implement an Olinda Star Disposition Redemption in an aggregate principal amount equal to such pro rata portion of such Net Cash Proceeds, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of such redemption; and

(B)   permanently repay or cause to be repaid the Obligations under the Working Capital Facility in an aggregate principal amount equal to such pro rata portion of such Net Cash Proceeds, together with accrued and unpaid interest to the date of such repayment.

(b) Other than as provided in this Section 3.12 (including, for the avoidance of doubt the periods for any redemption notices and payments), any redemption pursuant to this Section 3.12 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.13 Application of Amounts on the Securities.

Any cash payments made on, or redemptions of, the Securities and the Stub Notes pursuant to an Asset Sale or to Sections 3.07, 3.09, 3.10, 3.11(a), 3.12 or 4.01(b) and any PIK Interest made on the Securities and Stub Notes pursuant to Section 2.13(c) shall be applied as follows:

(a) first, the aggregate principal amount of any such cash payment, redemption or PIK Interest shall be divided based on (i) an amount equal to the proportionate amount of the outstanding principal amount of the Securities on the Issue Date and (ii) an amount equal to the proportionate amount of the outstanding principal amount of the Stub Notes on the Issue Date, in each case, subject to adjustments to maintain the authorized denominations for the Securities and the Stub Notes; and

(b) second, in the case of any cash payment or redemption, such cash applied to the Securities shall then be deemed to be applied in reverse order of priority of the Liens applicable to the Securities, as follows: (i) to the Third Lien Tranche, if any, until all Third Lien Obligations under the Third Lien Tranche are paid in full, if any; (ii) to the Second Lien Tranche until all Second Lien Obligations under the Second Lien Tranche are paid in full; and (iii) to the First Lien Tranche until all First Lien Obligations under the First Lien Tranche are paid in full. Notwithstanding anything to the contrary contained herein, neither the Trustee, the Registrar nor DTC shall have any responsibility to record or evidence the application of any cash payments or redemptions described in this Section 3.13(b).

ARTICLE 4
COVENANTS

Section 4.01 Payment of Underlying Tranches.

(a) The Company will pay or cause to be paid the principal of, premium, if any, and cash interest and increase the principal amount of the Underlying Tranches (which collectively comprise the total principal amount of the Notes) or issue related PIK Securities to pay the PIK Interest, on the dates and in the manner provided in the Securities and in clause (b) below. The Subsidiary Guarantor(s) will pay or cause to be paid any amounts owed by it under its Note Guarantee in accordance with the terms of the Underlying Tranches and this Indenture. Principal, premium, if any, and interest (including cash interest and any related PIK Securities or any increased principal amount of Underlying Tranches sufficient to pay all related PIK Interest on the Underlying Tranches) will be considered paid on the date due if (i) the Paying Agent, if other than the Company or a Subsidiary thereof, holds at or before the close of business one Business Day prior to the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and cash interest then due and (ii) the Trustee has received delivery of an Authentication Order on or prior to the date the payment is due of any PIK Securities to be authenticated and delivered or written direction as provided in Section 2.13(b) for any increased principal amount of the applicable Global Notes sufficient to pay all PIK Interest then due.

(b) The Company shall pay or cause to be paid principal (i) on the Underlying Tranches on the Stated Maturity thereof and (ii) on the Underlying Tranches and on the Stub Notes on each “Scheduled Payment Date” indicated below in the manner provided in the Underlying Tranches, in an aggregate amount set forth under the heading “Principal Amount Payable” in the table below opposite such date (such aggregate amount the “Amortization Payment Amount”). The Amortization Payment Amount shall be applied to the Securities and the Stub Notes (pro rata in accordance with Section 3.13).

Installment	Scheduled Payment Date	Principal Amount Payable
1	May 9, 2023	U.S.$8,000,000
2	November 9, 2023	U.S.$8,000,000
3	May 9, 2024	U.S.$8,000,000

In connection with any payment pursuant to this clause (b), the Company shall notify the Holders or shall direct the Trustee in writing to notify the Holders within five (5) Business Days following the related record date provided in the Securities of the aggregate principal amount to be paid, on the Securities on such “Scheduled Payment Date” (rounded down to the nearest whole dollar), as adjusted as necessary to satisfy the minimum denomination set forth in Section 2.01 hereof. Such principal payments shall be made (i) in compliance with the requirements of the principal national securities exchange, if any, on which Notes are listed and any applicable depository procedures, (ii) by lot or such other similar method in accordance with the applicable procedures of DTC (if the Notes are global notes), or (iii) if there are no such requirements of such exchange or the Notes are not then listed on a national securities exchange or DTC, on a pro rata basis by lot or by such other method the Trustee deems fair and reasonable. Any notice delivered pursuant to this clause (b) shall state:

(1) the scheduled payment date;

(2) the total Amortization Payment Amount and any corresponding Amortization Payment Amount payable on the Securities;

(3) if an Amortization Payment Amount is being made on any Definitive Note, the portion of the principal amount of such Underlying Tranche to be paid and that, after the scheduled payment date upon surrender of such Note, a new Note or Notes in principal amount equal to the unpaid portion thereof (if any), with appropriate adjustments to the size of the First Lien Tranche, the Second Lien Tranche and the Third Lien Tranche, as applicable, will be issued in the name of the Holder thereof upon cancellation of the original Note;

(4) the name and address of the Paying Agent; and

(5) the CUSIP number, together with a statement that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) required under Section 2.03 hereof, where Securities may be surrendered for registration of transfer or for exchange. If such office or agency is other than an office of the Trustee or an Affiliate of the Trustee, the Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations and surrenders, may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency of which the Company is aware.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

So long as any Securities remain outstanding:

(a) the Company will provide the Trustee with annual consolidated financial statements audited by an internationally recognized firm of independent public accountants within 120 days after the end of the Company’s fiscal year, and, commencing with the first full quarter after the Issue Date, unaudited quarterly financial statements (including a balance sheet, income statement and cash flow statement for the fiscal quarter then ended and the corresponding fiscal quarter from the prior year, except that the comparison of the balance sheet will be as of the end of the previous fiscal year) within 60 days of the end of each of the first three fiscal quarters of each fiscal year. Such annual and quarterly financial statements will be prepared in accordance with IFRS and will be in English;

(b) the Company will provide the Trustee copies (including English translations of documents prepared in another language) of all public filings made with any securities exchange or securities regulatory agency or authority within thirty (30) Business Days of such filing;

(c) the Company will make available, upon request, to any Holder and any prospective purchaser of Securities the information required pursuant to Rule 144A(d)(4) under the Securities Act; and

(d) following delivery (or, if later, required delivery) of financial statements pursuant to Section 4.03(a), the Company shall host, at times selected by the Company, quarterly conference calls with the Holders and beneficial owners of the Securities to review the financial results of operations and the financial condition of the Company and the Restricted Subsidiaries; it being understood and agreed that such conference calls may be a single conference call together with investors holding other securities or debt of the Company and/or Restricted Subsidiaries, so long as the Holders and beneficial owners of the Securities are given an opportunity to ask questions on such conference call.

If the Company files the reports described above with the SEC or makes such reports available on its website, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause.

Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 135 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has complied with its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Underlying Tranches is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Securities are outstanding, the Company shall deliver to the Trustee upon becoming aware of any Default or Event of Default, as promptly as practicable (and in any event within 5 Business Days) written notice of any event that constitutes a Default or Event of Default, its status and what action the Company is taking or proposes to take in respect thereof.

Section 4.05 Taxes.

The Company shall pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

Section 4.06 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(a) declare or pay any dividend or make any distribution or return of capital on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

(1) dividends or distributions payable in Qualified Capital Stock of the Company in connection with a Permitted Corporate Reorganization, or

(2) dividends, distributions or returns of capital payable to the Company and/or a Restricted Subsidiary;

(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, except for Capital Stock held by the Company or a Restricted Subsidiary;

(c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness of the Company or any Restricted Subsidiary except (i) a payment of interest, (ii) a repayment, redemption, repurchase, defeasance or acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such repurchase, defeasance or acquisition or retirement and (iii) Subordinated Indebtedness permitted to be Incurred under clause (5) of the definition of “Permitted Indebtedness”; or

(d) make any Restricted Investment.

Notwithstanding the preceding paragraph, this Section 4.07 does not prohibit:

(1) any Restricted Payment either (i) in exchange for Qualified Capital Stock of the Company or (ii) through the application of the net cash proceeds received by the Company from (x) a substantially concurrent sale of Qualified Capital Stock of the Company or (y) a contribution to the Capital Stock of the Company not representing an interest in Disqualified Capital Stock, in each case, not received from a Restricted Subsidiary of the Company; and

(2) the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Restricted Subsidiary of the Company, of Refinancing Indebtedness for such Subordinated Indebtedness.

The amount of any Restricted Payments not in cash will be the Fair Market Value on the date of such Restricted Payment of the property, assets or securities proposed to be paid, transferred or issued by the Company or the relevant Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Except as provided in paragraph (b) below, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(2) make loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) Paragraph (a) above will not apply to encumbrances or restrictions existing under or by reason of:

(1) applicable law, rule, regulation or order (including, without limitation, (i) by any national stock exchange on which any Restricted Subsidiary has its Capital Stock listed and (ii) pursuant to any fiduciary obligations imposed by law);

(2) this Indenture, the Securities or the Note Guarantees;

(3) the terms of any Indebtedness or other agreement existing on the Issue Date and any extensions, renewals, replacements, amendments or refinancings thereof; provided, that such extension, renewal, replacement, amendment or refinancing is not, taken as a whole, materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date;

(4) customary non-assignment provisions in contracts, agreements, leases, permits and licenses;

(5) restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

(6) customary restrictions imposed on the transfer of copyrighted or patented materials;

(7) Purchase Money Indebtedness and Capitalized Lease Obligations for assets acquired in the ordinary course of business that impose encumbrances and restrictions only on the assets so acquired or subject to lease;

(8) customary provisions restricting the ability of any Restricted Subsidiary to undertake any action described in Section 4.08(a) in a joint venture or other similar agreement that was entered into in the ordinary course of business;

(9) any agreement governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(10) existing by reason of Liens permitted to be Incurred under the provisions of the covenant described under Section 4.12 and that limit the right of the Company or any Restricted Subsidiary to dispose of the assets subject to such Liens;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

(12) [reserved];

(13) with respect to any agreement governing Indebtedness of any Restricted Subsidiary that is permitted to be Incurred in accordance with Section 4.09 hereof and any extensions, renewals, replacements, amendments or refinancings thereof; provided that (i) the encumbrance or restriction is not materially disadvantageous to the Holders of the Securities than is customary in comparable financings at such time and (ii) the Company determines that on the date of the Incurrence of such Indebtedness, that such encumbrance or restriction would not be expected to materially impair the Company’s ability to make principal or interest payments on the Securities; provided, further, that such extension, renewal, replacement, amendment or refinancing is not, taken as a whole, materially more restrictive with respect to such encumbrances or restrictions than those in existence in such agreement being extended, renewed, amended or refinanced; and

(14) Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced.

Section 4.09 Incurrence of Additional Indebtedness.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to Incur any Indebtedness, except that on or after the date that is the three year anniversary of the Issue Date, the Company and any Subsidiary Guarantor may Incur Indebtedness if immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Company’s Consolidated Net Leverage Ratio is equal to or less than 3.00 to 1.00.

(b) Notwithstanding clause (a) above, the Company and its Restricted Subsidiaries (other than (i) Arazi Holdco 1 and Lancaster Holdco 1 and any of their respective Subsidiaries and (ii) Olinda Star and any of its respective Subsidiaries unless and until Olinda Star has (x) provided a valid and binding Note Guarantee as described in Section 10.05(a) hereof and (y) delivered the valid and perfected Liens and other documents described in Section 4.19 hereof, including the related Springing Security Documents, as applicable) may Incur the following Indebtedness (“Permitted Indebtedness”):

(1) Indebtedness in respect of the Securities issued on the Issue Date, plus any PIK Securities issued in accordance with Section 2.13, less the amounts paid in accordance with Section 4.01 and, in each case, and the Note Guarantees associated thereto;

(2) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clauses (1) and (17) hereof) and which, solely with respect to Indebtedness to one of more third-parties for borrowed money, is as set forth on Schedule 4.09 hereof;

(3) Guarantees by any Subsidiary Guarantor of Indebtedness of the Company or any Subsidiary Guarantor permitted under this Indenture (other than any Indebtedness under an ALB Credit Facility); provided, that if any such Guarantee is of Subordinated Indebtedness, then the Guarantee of such Subordinated Indebtedness shall be subordinated to the Securities or the Note Guarantees, as applicable;

(4) Hedging Obligations entered into by the Company and its Restricted Subsidiaries not for speculative purposes;

(5) intercompany Indebtedness between the Company and any Restricted Subsidiary or between any Restricted Subsidiaries; provided that:

(A)   if the Company or any Subsidiary Guarantor is the Obligor and the obligee is (i) a Restricted Subsidiary that is not a Subsidiary Guarantor or (ii) an ALB Entity, such Indebtedness must be (x) unsecured and (y) expressly subordinated to the prior payment in full of all obligations under the Securities or the Note Guarantees, as applicable, and the Indenture; and

(B)   in the event that at any time any such Indebtedness ceases to be held by the Company or a Restricted Subsidiary, such Indebtedness shall be deemed to be Incurred by the Company or the applicable Restricted Subsidiary, as the case may be, and not permitted by this clause (5) at the time such event occurs;

(6) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business (including daylight overdrafts paid in full by the close of business on the day such overdraft was Incurred); provided, that such Indebtedness is extinguished within five Business Days of Incurrence;

(7) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, bid, surety or appeal bonds, payment obligations in connection with, insurance premiums or similar obligations, security deposits and bank overdrafts (and letters of credit in connection with, in lieu of or in respect of each of the foregoing);

(8) Refinancing Indebtedness in respect of:

(A)   Indebtedness Incurred pursuant to clause (a) above; or

(B)   Indebtedness Incurred pursuant to (x) clause (1), (2), (8), (15) and (17) hereof (y) and, solely following the FPSO Disposition Date, clause (14) hereof; provided, that any Refinancing Indebtedness Incurred under this Section 4.09(b)(8) shall not be secured by any Liens other than Liens on the property or assets already securing the Indebtedness being Refinanced hereunder, and any such new Liens and such Refinancing Indebtedness shall be subject to the same proportionate Lien priorities as set forth in this Indenture and the Intercreditor Agreement at the time of such Refinancing;

(9) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds (including non-cash proceeds) actually received by the Company or any Restricted Subsidiary thereof in connection with such disposition;

(10) Indebtedness constituting reimbursement obligations in respect of trade or performance letters of credit entered into in the ordinary course of business;

(11) [reserved];

(12) Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge all of the Securities in accordance with this Indenture;

(13) Indebtedness of the Company or any Restricted Subsidiary Incurred through the provision of bonds, guarantees, letters of credit or similar instruments required by any maritime commission or authority or other governmental or regulatory agencies, including, without limitation, customs authorities; in each case, for vessels owned or chartered by, and in the ordinary course of business of, the Company or any of its Restricted Subsidiaries at any time outstanding not to exceed the amount required by such governmental or regulatory authority;

(14) Indebtedness of the Company or any Restricted Subsidiary Incurred to make Capital Expenditures on Collateral (including any maintenance, upgrade or overhaul, but excluding any acquisition of Drilling Rigs) not to exceed $50.0 million; provided that the amount available under this clause (14) shall be increased in an amount equal to 100.0% of the Net Cash Proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company or any Restricted Subsidiary (in each case, other than proceeds of Disqualified Capital Stock or sales of Equity Interests to the Company or any of its Subsidiaries), not to exceed $10.0 million; provided, further that any Indebtedness Incurred pursuant to this clause (14) for the purpose of any upgrade on a Drilling Rig constituting Collateral shall only be Incurred if required by an Encumbered Charter Agreement or to maintain classification of such Drilling Rig;

(15) Indebtedness of any ALB Entity Incurred to make Capital Expenditures on assets owned by an ALB Entity (including any maintenance, upgrade or overhaul, but excluding any acquisition of Drilling Rigs) at the time of such Incurrence, not to exceed U.S.$100.0 million;

(16) Indebtedness of the Company or any Restricted Subsidiary, Incurred for general corporate purposes not to exceed U.S.$5.0 million; and

(17) Indebtedness of the Company and any Subsidiary Guarantor under the Working Capital Facility, not to exceed the sum of (i) U.S.$160.0 million less (ii) any payment in cash (other than in connection with a Refinancing of such Working Capital Facility) by the Company after the Issue Date that reduces the aggregate outstanding principal amount of such Working Capital Facility.

(c) The Company will not and will not cause or permit any Subsidiary Guarantor to Incur any Indebtedness that is subordinated (either in respect of Liens or right of payment or any combination thereof) to any other Indebtedness, unless such Indebtedness is expressly subordinated (either in respect of Liens or right of payment or any combination thereof) to the Securities and the applicable Note Guarantee to the same extent and on the same terms as such Indebtedness is subordinate to such other Indebtedness; provided, however, that no Indebtedness will be deemed to be subordinated (either in respect of Liens or right of payment or any combination thereof) to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured by different collateral.

(d) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this Section 4.09:

(1) the outstanding principal amount of any item of Indebtedness will be counted only once (without duplication for guarantees or otherwise);

(2) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (17) above (excluding clause (14)), the Company may, in its sole discretion, divide and classify (or at any time reclassify) such item of Indebtedness in any manner that complies with this Section 4.09;

(3) the amount of Indebtedness Incurred by a Person on the Incurrence date thereof shall equal the amount recognized as a liability on the balance sheet of such Person in accordance with IFRS and the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of liability in respect thereof determined in accordance with IFRS. Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09; provided that any such outstanding additional Indebtedness or Disqualified Capital Stock paid in respect of Indebtedness Incurred pursuant to any provision of clauses (a) or (b) of this Section 4.09 will be counted as Indebtedness outstanding for purposes of any future Incurrence under Section 4.09(a); and

(4) with respect to any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

Section 4.10 Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a) the Company or a Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

(b) at least 75% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of (1) cash or Cash Equivalents, (2) assets (other than current assets as determined in accordance with IFRS or Capital Stock) to be used by the Company or any Restricted Subsidiary in a Permitted Business, (3) Capital Stock in a Person engaged primarily in a Permitted Business that will become a Restricted Subsidiary as a result of such Asset Sale, (4) Indebtedness assumed pursuant to a customary novation agreement (5) to the extent not otherwise included in (4), the Fair Market Value of the discharge of any Lien granted by the Company or any Restricted Subsidiary in connection with the Asset Sale or (6) a combination of any of the foregoing.

The Company and one or more Restricted Subsidiaries, as the case may be, may apply within 180 days of any Asset Sale an amount equal to the Net Cash Proceeds from any such Asset Sale to, at its option:

(a) prepay, repay or purchase any (i) Indebtedness constituting Obligations under any ALB Credit Facility, to the extent such Net Cash Proceeds are derived from ALB Assets and/or, (ii) to the extent such Net Cash Proceeds are derived from assets not securing any ALB Credit Facility, first, Priority Lien Obligations to the extent of the Priority Liens, and second, on a pro rata basis, the Securities, Obligations under the Working Capital Facility, Obligations under the Stub Notes and any First Lien Obligations;

(b) purchase or enter into a binding contract to purchase within 180 days of such Asset Sale (provided, that such purchase pursuant to such a binding contract must be consummated within 270 days of such Asset Sale):

(1) assets (other than current assets as determined in accordance with IFRS or Capital Stock) to be used by the Company or any Restricted Subsidiary in a Permitted Business, or

(2) Capital Stock of a Person engaged in a Permitted Business that will become, upon purchase, a Restricted Subsidiary,

in each case, from a Person other than the Company and its Restricted Subsidiaries; provided that if the asset being sold or otherwise disposed was Collateral immediately prior to the sale or disposition thereof, such asset under clause (1) or the asset of such Person, the Capital Stock of which was acquired under clause (2) shall become Collateral; provided, further, that (A) if the Net Cash Proceeds used to consummate such purchase are derived from Collateral owned by the Company, any Subsidiary Guarantor or any Restricted Subsidiary, that the assets or Capital Stock purchased hereunder shall be directly owned by the Company, a Subsidiary Guarantor or a Restricted Subsidiary that is in each case not an ALB Entity and, (B) if the Net Cash Proceeds used to consummate such purchase are derived from ALB Assets, that the assets or Capital Stock purchased hereunder shall be directly or indirectly owned by any ALB Entity. For the avoidance of doubt, any purchase under this clause (b) must be made solely with Net Cash Proceeds referred to in either (but not both of) clauses (A) or (B) hereunder; or

(c) to make Capital Expenditures or enter into a binding contract to make Capital Expenditures within 180 days of such Asset Sale (provided, that Capital Expenditures pursuant to such a binding contract are made within 270 days of such Asset Sale); provided that if the asset disposed of constituted Collateral immediately prior to its disposition, such Capital Expenditures shall be made on an asset that is part of the Collateral. Notwithstanding the foregoing, the Company may elect to deem up to U.S.$65 million of Capital Expenditures (less any deemed amounts made pursuant to an election under Section 3.11(2)(y)(i)) that is made (A) on an asset that is part of the Collateral and (B) between May 31, 2019 and June 30, 2020, as having been reinvested in accordance with the provisions of this clause (c) with respect to any Asset Sale that is consummated on or prior to June 30, 2020 despite such Capital Expenditure being made prior to the receipt of the Net Cash Proceeds from such Asset Sale.

Notwithstanding the foregoing, if an Asset Sale is the result of an involuntary expropriation, nationalization, taking or similar action by or on behalf of any Governmental Authority, such Asset Sale need not comply with clauses (a) and (b) of the first paragraph of this covenant. In addition, the proceeds of any such Asset Sale shall not be deemed to have been received (and the 180-day period in which to apply any Net Cash Proceeds shall not begin to run) until the proceeds to be paid by or on behalf of the Governmental Authority have been paid in cash to the Company or the Restricted Subsidiary making such Asset Sale and if any litigation, arbitration or other action is brought contesting the validity of or any other matter relating to any such expropriation, nationalization, taking or other similar action, including the amount of the compensation to be paid in respect thereof, until such litigation, arbitration or other action is finally settled or a final judgment or award has been entered and any such judgment or award has been collected in full.

For the purpose of this Section 4.10, any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee will be deemed to be cash to the extent, and in the amount, that they are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days of the receipt thereof (subject to ordinary settlement periods). The Fair Market Value of the discharge of any Lien in connection with a foreclosure will be deemed to be the price received in connection with such foreclosure.

To the extent there are any remaining Net Cash Proceeds that have not been applied as described in clauses (a) through (c) of the third preceding paragraph 180 days after the Asset Sale, the Company will make an offer to purchase Securities (an “Asset Sale Offer”), at a purchase price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest (including an amount of cash equal to all accrued and unpaid PIK Interest) to, but excluding, the date of purchase (the “Asset Sale Offer Amount”). The Company shall purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis and, at the Company’s option, on a pro rata basis with the holders of any Indebtedness under the Working Capital Facility, the Stub Notes and/or First Lien Obligations that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) to be purchased equal to such remaining Net Cash Proceeds. The Company may satisfy its obligations under this covenant with respect to the remaining Net Cash Proceeds of an Asset Sale by making an Asset Sale Offer prior to the expiration of the relevant 180-day period.

Notwithstanding the foregoing, the Company may defer an Asset Sale Offer until there is an aggregate amount of remaining Net Cash Proceeds from one or more Asset Sales equal to or in excess of U.S.$10.0 million (or the equivalent in other currencies). At that time, the entire amount of remaining Net Cash Proceeds, and not just the amount in excess of U.S.$10.0 million (or the equivalent in other currencies), will be applied as required pursuant to this Section 4.10.

Pending the final application of any Net Cash Proceeds, the Company shall deposit such Net Cash Proceeds in an account in which the Collateral Trustee has a perfected security interest for the benefit of the applicable Secured Parties in accordance with the applicable Lien priorities described in the Intercreditor Agreement.

Each notice of an Asset Sale Offer shall be provided to the Holders within 30 days following such 180th day, with a copy to the Trustee, offering to purchase the Securities as described above. Each notice of an Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than the Asset Sale Offer Payment Date. Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of U.S.$1.00 in exchange for cash; provided that the principal amount of such tendering Holder’s Security shall not be less than U.S.$2,000 (or if a payment of PIK Interest has been made, the Securities shall be in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00 in excess thereof).

On the Asset Sale Offer Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered to the Depository and applicable Paying Agent appointed by the Company, and not withdrawn pursuant to the Asset Sale Offer;

(2) deposit with the applicable Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Securities or portions thereof so tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

To the extent holders of Securities or Obligations under the Working Capital Facility, Stub Notes or First Lien Obligations, which are the subject of an Asset Sale Offer properly tender and do not withdraw their Securities or such Indebtedness in an aggregate amount exceeding the amount of remaining Net Cash Proceeds, the Company shall purchase such Securities and such Indebtedness on a pro rata basis (based on amounts tendered and subject to the applicable authorized denomination requirements) as set forth above. If only a portion of a Security is purchased pursuant to an Asset Sale Offer, a new Security in a principal amount equal to the portion thereof not purchased shall be issued, and upon receipt of an Authentication Order the Trustee shall authenticate in the name of the Holder thereof upon cancellation of the original Security (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company shall comply with these laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance. If it would be unlawful in any jurisdiction to make an Asset Sale Offer, the Company shall not be obligated to make such offer in such jurisdiction and shall not be deemed to have breached its obligations under this Indenture by doing so.

Upon completion of an Asset Sale Offer, the amount of remaining Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Securities and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of remaining Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds in any manner not otherwise prohibited by this Indenture.

Section 4.11 Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) involving aggregate consideration in excess of U.S.$1.0 million (or equivalent in other currencies) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), unless:

(1) the terms of such Affiliate Transaction are no less favorable in all material respects to the Company or the applicable Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; and

(2) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of U.S.$10.0 million (or the equivalent in other currencies), the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof, but only to the extent there are disinterested members with respect to such Affiliate Transaction), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions.

(b) Section 4.11(a) above will not apply to:

(1) Affiliate Transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

(2) reasonable fees and compensation paid to, and any indemnity provided on behalf of (and entering into related agreements with), officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors or senior management;

(3) any issuance or sale of Capital Stock of the Company;

(4) Affiliate Transactions undertaken pursuant to (i) any contractual obligations or rights in existence on the Issue Date and described in the Offering Memorandum, (ii) any contractual obligation of any Restricted Subsidiary or any Person (in each case, that is not created in contemplation of such transaction) that is merged into the Company or any Restricted Subsidiary on the date such Person becomes a Restricted Subsidiary or is merged into the Company or any Restricted Subsidiary and (iii) any amendment or replacement agreement to the obligations and rights described in clauses (i) and (ii), so long as such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect, taken as a whole, than the original agreement;

(5) (i) transactions with customers, clients, distributors, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and on market terms, or (ii) transactions with joint ventures or other similar arrangements entered into in the ordinary course of business, on market terms and consistent with past practice or industry norms;

(6) the provision of administrative services to any joint venture or Unrestricted Subsidiary on substantially the same terms provided to or by Restricted Subsidiaries;

(7) any Restricted Payments made in compliance with Section 4.07 hereof and Permitted Investments permitted under this Indenture; and

(8) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, moving and other relocation expenses, in each case made in the ordinary course of business and not exceeding U.S.$1.0 million outstanding at any one time.

Notwithstanding the foregoing provisions of this Section 4.11, no FPSO Interest may be sold, disposed of or transferred to any Affiliate.

Section 4.12 Liens.

The Company covenants and agrees that it will not and will not cause or permit any Restricted Subsidiary to Incur any Liens to secure any Indebtedness (except for Permitted Liens) against or upon any of their properties or assets whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom; provided that unless and until Olinda Star has (x) provided a valid and binding Note Guarantee as described in Section 10.05(a) hereof and (y) delivered the valid and perfected Liens and other documents described in Section 4.19 hereof, including the related Springing Security Documents, the Company covenants and agrees that it will not cause or permit Olinda Star and any of its respective Subsidiaries to Incur any Liens to secure any Indebtedness against or upon any of their properties or assets whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, other than Liens (i) that would otherwise be Permitted Liens hereunder and (ii) that are securing Indebtedness set forth on Schedule 4.12.

For purposes of determining compliance with this Section 4.12, in the event that a Lien meets the criteria of more than one of the categories of Permitted Liens, or is entitled to be created, Incurred or assumed pursuant to this covenant, the Company will be permitted to classify such Lien on the date of its creation, Incurrence or assumption, or later reclassify all or a portion of such Lien, in any manner that complies with this covenant.

Section 4.13 Conduct of Business.

The Company and its Restricted Subsidiaries shall not engage in any business other than a Permitted Business.

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Significant Subsidiary; and

(2) the material rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Significant Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of U.S.$1.00; provided, that the remaining principal amount of such Holder’s Securities will not be less than U.S.$2,000 (or if a payment of PIK Interest has been made, the Securities shall be in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00)) of the Holder’s Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon (including an amount of cash equal to all accrued and unpaid PIK Interest) to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”). Within 30 days following the date upon which a Change of Control Triggering Event occurs, the Company must deliver a notice to each Holder, with a copy to the Trustee, offering to purchase the Securities as described above (a “Change of Control Offer”). The Change of Control Offer shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, except as may be required by law (the “Change of Control Payment Date”);

(3) that any Securities that are not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled “Option of Holder to Elect Purchase” attached to the Securities completed (or with appropriate adjustments to the amount and beneficial interests in a Global Note, as appropriate), to the Depository and applicable Paying Agent appointed by the Company, at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the applicable Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased; and

(7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered in integral multiples of U.S.$1.00, provided that the principal amount of such Holder’s Security will not be less than U.S.$2,000 (or if a payment of PIK Interest has been made, the Securities shall be in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00).

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance. If it would be unlawful in any jurisdiction to make a Change of Control Offer, the Company will not be obligated to make such offer in such jurisdiction and will not be deemed to have breached its obligations under this Indenture by doing so.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the applicable Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company are instructed to be cancelled.

If only a portion of a Security is purchased pursuant to a Change of Control Offer, a new Security in a principal amount equal to the portion thereof not purchased will be issued, and upon receipt of an Authentication Order the Trustee shall authenticate in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate); provided, that the remaining principal amount of such Holder’s Security will not be less than U.S.$2,000 and will be in integral multiples of U.S.$1.00 in excess thereof (or if a payment of PIK Interest has been made, the Securities shall be in minimum denominations of U.S.$1.00).

(c) The Company is only required to make a Change of Control Offer in the event that a Change of Control results in a Ratings Event. Consequently, if a Change of Control were to occur which does not result in a Ratings Event, the Company would not be required to offer to repurchase the Notes. In addition, notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer if (1) a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (2) notice of redemption for all outstanding Notes has been given pursuant to Section 3.03 hereof unless and until there is a default in payment of the applicable redemption price.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control and/or a Ratings Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

In the event that the Holders of not less than 95% of the aggregate principal amount of the outstanding Creditor Notes accept a Change of Control Offer and the Company or a third party purchases all the Creditor Notes held by such Holders, the Company will have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Creditor Notes that remain outstanding following such purchase at the purchase price equal to that in the Change of Control Offer plus, to the extent not included in the Change of Control Offer payment, accrued and unpaid interest (including PIK Interest) and Additional Amounts, if any, on the Creditor Notes that remain outstanding, to the date of redemption.

The obligation of the Company to make a Change of Control Offer may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of Holders of a majority in principal amount of the Creditor Notes.

Section 4.16 Designation of Unrestricted Subsidiaries.

The Company may designate after the Issue Date any Subsidiary of the Company or any Subsidiary thereof as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of, or after giving effect to, such Designation; and

(2) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Permitted Investment pursuant to clause (12) of the definition of “Permitted Investments” in an amount equal to the amount of the Company’s Investment in such Subsidiary on such date (as determined in accordance with the second paragraph of the definition of “Investment”).

Neither the Company nor any Restricted Subsidiary will at any time provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or Guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary unless such credit support or Indebtedness was permitted to be Incurred as Indebtedness under Section 4.09 hereof or made as an Investment under Section 4.07 hereof.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Revocation; and

(2) all Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, be permitted to be Incurred pursuant to this Indenture.

The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by an Officer’s Certificate of an Officer of the Company authorized by the Board of Directors of the Company to designate Unrestricted Subsidiaries; provided that such Officer’s Certificate is deemed an action of the Board of Directors. Such Officer’s Certificate shall be delivered to the Trustee certifying compliance with the preceding provisions.

Section 4.17 Additional Amounts.

All payments made by or on behalf of the Company, the Subsidiary Guarantors or any successor thereto (each, a “Payor”) under, or with respect to, the Securities or the Note Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed, levied, collected or assessed by or on behalf of (1) the Grand Duchy of Luxembourg or any political subdivision or governmental authority thereof or therein having power to tax, (2) any jurisdiction from or through which payment on the Securities or the Note Guarantees is made by or on behalf of the Payor, or any political subdivision or governmental authority thereof or therein having the power to tax or (3) any other jurisdiction in which a Payor is organized, resident or deemed to be doing business, or any political subdivision or governmental authority thereof or therein having the power to tax (each jurisdiction described in clauses (1), (2) and (3), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law or the interpretation or administration thereof.

If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction will at any time be required from any payments made with respect to the Securities or the Note Guarantees including payments of principal, premium, if any, redemption price or interest, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts in respect of such payments received by each Holder, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts which would have been received by each Holder in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, limited liability company, partnership or corporation) and the Relevant Taxing Jurisdiction (other than the receipt of such payment or the acquisition or ownership of such Security or enforcement of rights thereunder);

(2) any estate, inheritance, gift, sales, excise, transfer or personal property tax;

(3) any Taxes which are imposed, payable or due because the Securities are presented (where presentation is required) for payment more than 30 days after the date such payment was due and payable or was provided for, whichever is later, except for Additional Amounts with respect to Taxes that would have been imposed had the Holder presented the Security for payment on the last day of such 30-day period;

(4) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of a Security to comply, at our written request, with certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection of the Holder or such beneficial owner with the Relevant Taxing Jurisdiction or to make, at our written request, any other claim or filing for exemption to which it is entitled if (a) such compliance, making a claim or filing for exemption is required or imposed by a statute, treaty or regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Taxes, (b) the Payor has given the Holder or the beneficial owner at least 30 days’ notice that the Holder or beneficial owner will be required to provide such certification, identification, documentation or other reporting requirement, and (c) the provision of any certification, identification, information, documentation or other reporting requirement would not be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as U.S. Internal Revenue Service Forms W-8BEN-E and W-9);

(5) any withholding or deduction that is required to be made pursuant to the Luxembourg law of 23 December 2005, as amended;

(6) any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant Security to another available paying agent of the Payor in a EU Country; or

(7) any combination of the above.

Also such Additional Amounts will not be payable with respect to any payment of principal of (or premium, if any, on) or interest on such Security to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Security directly.

The Payor will (1) make any required withholding or deduction and (2) except as expressly provided below, remit the full amount deducted or withheld to the applicable taxing authority in the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will provide to the Trustee certified copies of tax receipts or, if such tax receipts are not reasonably available, such other documentation to the Trustee evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will attach to such documentation a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the Securities or the Note Guarantees, as applicable, and (y) the amount of such withholding Taxes paid per U.S. dollar principal amount of the Securities.

If the Payor will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities or the Note Guarantees, the Payor will deliver to the Trustee and deliver notice to the Holders, at least five Business Days prior to the relevant payment date, an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and the applicable record date and will set forth such other information necessary to enable the Trustee and Paying Agent to pay such Additional Amounts to Holders of Securities on the payment date. Each such Officer’s Certificate shall be relied upon by the Trustee and Paying Agent without further inquiry until receipt of a further Officer’s Certificate addressing such matters.

The Payor will pay any stamp, issue, registration, documentary, excise, property or other similar taxes and other duties (including interest and penalties) imposed by any Relevant Taxing Jurisdiction payable in respect of the creation, issue, offering, execution or performance of the Securities, this Indenture, the Note Guarantees or any documentation with respect thereto and any such taxes, charges or duties imposed by any jurisdiction with respect to the enforcement of the Securities following the occurrence and during the continuance of any Default. The Company will agree to reimburse each of the Trustee, the paying agents and the Holders of the Securities for any such amounts paid (and reasonably documented) by the Trustee, the paying agents or such Holders; except where any such amounts arise or are due in relation to the registration of the Securities, this Indenture, the Note Guarantees or any documentation with respect hereto or referred to therein, where such registration is made on a purely voluntary basis by the Trustee, the paying agents or such Holders (i.e., where such registration is not necessary for the perfection, protection or enforcement of their rights in respect of the Securities, this Indenture, the Note Guarantees or any documentation with respect hereto).

The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Whenever in this Indenture there is mentioned, in any context, (1) the payment of principal, premium, if any, or interest, (2) redemption prices or purchase prices in connection with the redemption or purchase of Securities or (3) any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, deducted or withholding Taxes are, were or would be payable in respect thereof.

Notwithstanding anything herein, if any withholding or deduction for Taxes is imposed with respect to any payment on the Securities pursuant to FATCA, then (i) the Company, the Subsidiary Guarantors, any paying agent or any other person acting on their behalf shall be entitled to make such deduction or withholding, and (ii) none of the Company, the Subsidiary Guarantors, any paying agent or any other person acting on their behalf will have any obligation to pay any Additional Amounts with respect to any such withholding or deductions imposed pursuant to FATCA.

Section 4.18 Currency Indemnity.

The Company and the Subsidiary Guarantors will pay all sums payable under this Indenture, the Securities or the Note Guarantees solely in U.S. dollars. Any amount received or recovered in a currency other than U.S. dollars in respect of any sum expressed to be due to the Trustee or any Holder from the Company or the Subsidiary Guarantors will only constitute a discharge of the Company to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount received or recovered in that other currency on the date of the receipt or recovery or, if it is not practicable to make the purchase on that date, on the first date on which it is possible to do so. If the U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Security, the Company will indemnify the recipient against any loss sustained by it as a result. In any event, the Company or the Subsidiary Guarantors will indemnify the recipient against the cost of making any purchase of U.S. dollars.

For the purposes of this Section 4.18, it will be sufficient for a Holder or the Trustee to certify (with reasonable documentation) in a satisfactory manner that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount received in that other currency on the date of receipt or recovery or, if it was not practicable to make the purchase on that date, on the first date on which it would have been practicable, and to certify in a satisfactory manner the need for a change of the purchase date.

These indemnities (1) constitute a separate and independent obligation from the other obligations of the Company and the Subsidiary Guarantors, (2) will give rise to a separate and independent cause of action, (3) will apply irrespective of any indulgence granted by any Holder, and (4) will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security.

Section 4.19 Springing Collateral

Within 60 days (with respect to Olinda Star only, within 45 days) of the occurrence of the applicable Springing Security Deadline for a Springing AssetCo Grantor, the Company and such Springing AssetCo Grantor shall cause the Collateral Trustee (for the benefit of the Trustee, the Holders and any other applicable Secured Party) to have valid and perfected Liens on the Springing Collateral, with such Liens securing proportionate amounts of Indebtedness under the Underlying Tranches corresponding to the proportionate amounts of Indebtedness represented by the Underlying Tranches as was secured by the theretofore existing Liens on the date of the Incurrence of such additional Liens, subject to Permitted Liens. In addition, the Company and the Springing AssetCo Grantor shall within 60 days (with respect to Olinda Star only, within 45 days) of the occurrence of the Springing Security Deadline for each such Springing Subsidiary Guarantor:

(a) enter into each of the Grantor Supplement, the Springing Security Documents and any amendments or supplements to the other Security Documents necessary in order to cause the Collateral Trustee (for the benefit of the Trustee, the Holders and any other applicable Secured Party) to have valid and perfected Liens, with the relevant priority, on the Springing Collateral, subject to Permitted Liens;

(b) do, execute, acknowledge, deliver, record, file and register, as applicable, any and all acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required so that, on or prior to the Springing Security Deadline, the Collateral Trustee (for the benefit of the Trustee, the Holders and any other applicable Secured Party) shall have valid and perfected Liens, with the relevant priority, on the Springing Collateral, subject to Permitted Liens;

(c) take such further action and execute and deliver such other documents specified in the Indenture, the Intercreditor Agreement or the Security Documents or as otherwise may be reasonably requested by the Trustee or Collateral Trustee to give effect to the foregoing; and

(d) deliver to the Trustee and the Collateral Trustee an Opinion of Counsel that (i) such Springing Security Documents, the joinder to the Intercreditor Agreement and any other documents required to be delivered have been duly authorized and executed by the Company and the Springing Subsidiary Guarantors and constitute legal, valid, binding and enforceable obligations of the Company and the Springing Subsidiary Guarantors, subject to customary qualifications and limitations, and (ii) the Springing Security Documents and the other documents entered into pursuant to this Section 4.19 create valid and enforceable Liens on the Springing Collateral covered thereby, subject to Permitted Liens and customary qualifications and limitations.

Section 4.20 Minimum Liquidity

The Company shall maintain Unrestricted Cash on a consolidated basis, as of March 31, June 30, September 30 and December 31, of each year (each such date a “Liquidity Calculation Date”), (i) for the period commencing on the first Liquidity Calculation Date after the Issue Date and ending on December 31, 2020, of not less than $60.0 million, and (ii) at any time thereafter, of not less than $75.0 million. Unrestricted Cash shall be measured based on the consolidated financial statements of the Company relating to the period ending on such Liquidity Calculation Date.

Section 4.21 Working Capital Facility Repayments

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, prepay any Indebtedness under the Working Capital Facility other than as otherwise set forth in this Indenture; provided that, for the avoidance of doubt, this Section 4.21, shall not prohibit the Refinancing of the Working Capital Facility in accordance with the terms of this Indenture.

(b) Notwithstanding clause (a) above, (i) the Company or any Restricted Subsidiary may prepay Indebtedness under the Working Capital Facility (1) with respect to the amortization payments set forth in the Working Capital Facility (as set forth on Schedule 4.21 hereof), (2) with respect to payments made following an Asset Sale, FPSO Disposition or Olinda Star Disposition in accordance with this Indenture and (3) with respect to any cash sweep payments made in accordance with the terms of the Working Capital Facility as in effect on the date hereof, and, (ii) with respect to any other prepayment of the Working Capital Facility allowed under the applicable Debt Documents, such prepayment must be consummated so as to maintain the proportionate amounts of Indebtedness under each applicable Lien (as of the date of such prepayment) pertaining to the Indebtedness under such Working Capital Facility.

Section 4.22 Other Note Redemptions

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, redeem the Company’s 10.00% PIK / Cash Senior Secured Fourth Lien Notes issued on the Issue Date (the “Junior Notes”) or the Company’s 6.25% PIK Senior Notes due 2030 issued on the Issue Date (the “Unsecured Notes”) other than as otherwise set forth in this Indenture.

(b) Notwithstanding clause (a) above, the Company or any Restricted Subsidiary may redeem or refinance Indebtedness under the Junior Notes and/or the Unsecured Notes so long as the Securities and the Stub Notes are no longer outstanding as of such date (or are substantially concurrently redeemed or refinanced in whole).

Section 4.23 Repayment of Certain Indebtedness

To the extent that the Company has outstanding any Indebtedness Incurred under clause (14) or (16) of the definition of “Permitted Indebtedness” (to the extent such Indebtedness was Incurred following an FPSO Disposition) that is secured by a Priority Lien, or any Refinancing Indebtedness in respect of such Indebtedness (the foregoing Indebtedness collectively, “Post-FPSO Disposition Priming Debt”),

(a) the Company will apply all Rig Level Operating Cash Flows for each Rig Level Operating Cash Measurement Date to repay Post-FPSO Disposition Priming Debt on or prior to the fifth Business Day following such Rig Level Operating Cash Measurement Date; and

(b) the Company will not, and will not permit any of its Restricted Subsidiaries to, expend Rig Level Operating Cash Flows other than to repay Post-FPSO Disposition Priming Debt.

For the avoidance of doubt, this Section 4.23 shall not prohibit the Company or any of its Restricted Subsidiaries from repaying Post-FPSO Disposition Priming Debt using other available funds (to the extent not otherwise prohibited by this Indenture).

Section 4.24 Settlement Agreements

Neither the Company nor any Subsidiary Guarantor shall, nor permit any Subsidiary of the foregoing to, enter into any settlement agreement or arrangement with respect to any legal proceedings against or involving Alperton Capital Ltd., including any arbitration in the International Chamber of Commerce involving shareholder disputes between Constellation Overseas and Alperton Capital Ltd., if such settlement agreement or arrangement would (i) materially adversely affect the Securities, (ii) grant to Alperton Capital Ltd. or any of its affiliates one or more Liens on any of the Collateral or (iii) include the granting or issuance of any Indebtedness in excess of U.S.$5.0 million issued or Guaranteed by the Company or any Subsidiary Guarantor to Alperton Capital Ltd. or any of its affiliates (other than Indebtedness that (a) is expressly subordinated to the Notes and (b) matures at least six (6) months after the scheduled maturity date of the Notes), in each case, without the prior written consent of Holders of at least a majority principal amount of the Notes.

ARTICLE 5
SUCCESSORS

Section 5.01 Merger, Consolidation and Sale of Assets.

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), to any Person unless:

(a) either:

(1) the Company shall be the surviving or continuing corporation, or

(2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(A)   shall be an entity organized or incorporated, as applicable, and validly existing under the laws of (i) the Grand Duchy of Luxembourg, (ii) the United States of America, any State thereof or the District of Columbia, (iii) the Federative Republic of Brazil, (iv) the British Virgin Islands, (v) Panama or (vi) any country which is a member country of the Organization for Economic Co-Operation and Development, and

(B)   shall expressly assume, by supplemental indenture all of the obligations of the Company under this Indenture and the Securities;

(b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, will be able to Incur at least U.S.$1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; provided that this clause (b) shall not be applicable with respect to any transaction involving a Change of Control where no Change of Control Offer is required to be made because such transaction does not trigger clause (iv) of the definition of a Rating Event;

(c) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(d) the Company or the Surviving Entity has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction have been satisfied.

A Subsidiary Guarantor (other than a Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and this Indenture) will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not such Subsidiary Guarantor is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of such Subsidiary Guarantor (determined on a consolidated basis for such Subsidiary Guarantor and its Restricted Subsidiaries), to any Person unless:

(1) either:

(A)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor) shall expressly assume all of the obligations of such Subsidiary Guarantor under its Note Guarantee, or

(B)   the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture; and

(2) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(A) above (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing.

The provisions of this Section 5.01 will not apply to any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of properties and assets, of any Restricted Subsidiary to the Company or any Subsidiary Guarantor or any consolidation or merger among Subsidiary Guarantors. The provisions of clauses (b) and (c) above will not apply to any merger of the Company into a Wholly-owned Subsidiary of the Company.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with Section 5.01 hereof, in which the Company is not the continuing Person, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Surviving Entity and not to the Company), and may exercise, without limitation, every right and power of, the Company under this Indenture and the Securities with the same effect as if such Surviving Entity had been named as such. Upon such substitution, unless the successor is one or more of the Company’s Restricted Subsidiaries, the Company will be automatically released from its obligations hereunder. For the avoidance of doubt, compliance with this Section 5.02 will not affect the obligations of the Company (including a Surviving Entity, if applicable) under Section 4.15 hereof, if applicable.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

The following are “Events of Default”:

(1) default in the payment when due of the principal of or premium, if any, on any Securities, including the failure to make a required payment to purchase Securities tendered pursuant to an optional redemption, an Olinda Star Disposition Redemption, an FPSO Disposition Redemption, a Change of Control Offer or an Asset Sale Offer;

(2) default for 30 days or more in the payment when due of interest, Additional Amounts on any Securities or any amounts required under Section 3.10;

(3) the failure to perform or comply with any of the provisions described under Section 5.01 hereof;

(4) the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement, the Securities or the Security Documents not expressly included as an Event of Default in this Indenture and the continuance of such default for 60 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes (with a copy to the Trustee if such notice is from the Holders); provided, however, so long as Olinda Star is in provisional liquidation in the British Virgin Islands, such failure to cause Olinda Star to comply with an agreement or covenant hereunder shall not be an Event of Default if (x) such failure is the result of Olinda Star being in provisional liquidation in the British Virgin Islands and (y) such failure is in direct contravention of an instruction by the Company to Olinda Star;

(5) default by the Company, Constellation Overseas or any Significant Subsidiary which shall not have been cured or waived under any Indebtedness of the Company, Constellation Overseas or such Significant Subsidiary (other than Olinda Star prior to the applicable Springing Security Deadline for Olinda Star) which:

(A)   is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after the expiration of any applicable grace period provided in such Indebtedness on the date of such default; or

(B)   results in the acceleration of such Indebtedness prior to its Stated Maturity;

and the principal or accreted amount of Indebtedness covered by (A) or (B) at the relevant time exceeds U.S.$15.0 million individually or in the aggregate (or the equivalent in other currencies) or more;

(6) failure by the Company, Constellation Overseas or any Significant Subsidiary to pay one or more final, non-appealable judgments against any of them, aggregating U.S.$15.0 million (or the equivalent in other currencies) or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more (and otherwise not covered by an insurance policy or policies issued by reputable and credit-worthy insurance companies);

(7) except as permitted by this Indenture, any Note Guarantee of a Subsidiary Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of a Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee; provided that the Note Guarantee of a Subsidiary Guarantor becoming unenforceable or invalid as a result of a change in law shall not constitute an Event of Default under this Indenture;

(8) the Company, any of its Significant Subsidiaries, Constellation Overseas or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)   commences a voluntary case,

(B)   consents to the entry of an order for relief against it in an involuntary case,

(C)   consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)   makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

provided, however, that this clause (8) shall not apply to Olinda Star prior to the applicable Springing Security Deadline for Olinda Star;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)   is for relief against the Company, any of its Significant Subsidiaries, Constellation Overseas or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)   appoints a custodian of the Company, any of its Significant Subsidiaries, Constellation Overseas or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any of its Significant Subsidiaries, Constellation Overseas or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C)   orders the liquidation of the Company, any of its Significant Subsidiaries, Constellation Overseas or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; provided, however, that this clause (9) shall not apply to Olinda Star prior to the applicable Springing Security Deadline for Olinda Star;

(10) except as expressly permitted by this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents, any of the Security Documents shall for any reason cease to be in full force and effect and such default continues for 30 days or the Company shall so assert, or any security interest created, or purported to be created, by any of the Security Documents shall cease to be enforceable and such default continues for 30 days; and

(11) the occurrence of an FPSO Trigger Event.

The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless written notice of such Default or Event of Default has been given to an authorized officer of the Trustee with direct responsibility for the administration of this indenture by the Company or any holder.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01 hereof with respect to the Company) shall occur and be continuing and has not been cured or waived, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes by written notice to the Company with a copy to the Trustee, may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest (including PIK Interest) on all the Securities to be immediately due and payable by notice in writing specifying the Event of Default and that it is a “notice of acceleration.” In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, then the unpaid principal of (and premium, if any) and accrued and unpaid interest (including PIK Interest) on all the Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences by written notice to the Company, if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission will affect any subsequent Default or impair any rights relating thereto.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of the Securities waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Securities (including in connection with an Asset Sale Offer or a Change of Control Offer); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to the provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06 Limitation on Suits.

No Holder of any Securities will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

(1) a Holder gives to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to pursue the remedy;

(3) such Holders provide to the Trustee indemnity and/or security satisfactory to it against any cost, liability or expense;

(4) the Trustee does not comply within 60 days after receipt of such notice and offer of indemnity and/or security; and

(5) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided, that a Holder of a Security may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

A Holder of a Security may not use this Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

Section 6.07 Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other Obligor upon the Securities), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and its agents and counsel, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall distribute out the money in the following order:

First. to the Trustee, the Paying Agent, the Registrar, the Transfer Agent and their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.13 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Securities and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and shall be protected in acting or refraining from acting upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture (but need not confirm or investigate mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own gross negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be charged with knowledge of (A) the existence of any Change of Control or Asset Sale, or (B) any Default or Event of Default hereunder unless a Responsible Officer of the Trustee shall have actual knowledge thereof or have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or any Holder and such notice references the Securities and this Indenture; provided the Trustee shall be deemed to have notice of the failure of the Company to deliver funds.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate or verify any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. No such Officer’s Certificate or Opinion of Counsel shall be at the expense of the Trustee. The Trustee may consult with counsel appointed with due care and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or such opinion of such counsel.

(c) The Trustee may act through its agents, attorneys, custodians and nominees and will not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

(d) The Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company. The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(f)   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, costs, liabilities and expenses that might be incurred by it in compliance with such request or direction. The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h) In no event shall the Trustee, including in its capacity as Paying Agent, Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(i)   The Trustee shall have no obligation to invest and reinvest any cash held in any account.

(j)   Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of its directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement, and each agent, custodian and other Person employed to act hereunder or thereunder and whenever acting in such capacity under any related transaction document, the Trustee and the Collateral Trustee shall enjoy all the same rights, privileges, protections and benefits granted to it hereunder.

(l)   The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or reasonably adequate indemnity against such risk or liability is not assured to it.

(m)   The Trustee shall not have any duty (i) to see to any recording, filing or depositing of this Indenture or any Indenture referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to any insurance.

(n) The Trustee shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.

(o) The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company or any Subsidiary Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(p) In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, if applicable, or other identifying documents to be provided.

(q) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(r)   Each of the above described rights (a) through (q) hereof shall inure to the benefit of and be enforceable by the Collateral Trustee hereunder and under the Security Documents and Intercreditor Agreement.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee or the Collateral Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof and is subject to TIA §§ 310(b) and 311.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities (except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities upon the receipt of an Authentication Order pursuant to Section 2.02 and perform its obligations hereunder), it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent, if other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral nor for monitoring the actions of any other Person, including the Company, with respect to the same.

Delivery of reports, information and documents to the Trustee under Article 4 hereunder is for informational purposes only and the Trustee’s receipt or constructive receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee is not obligated to confirm that the Company has complied with its obligations contained in Section 4.03 hereunder to post such reports and other information on its website.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs, is continuing and notice of such Default or Event of Default has been delivered to a Responsible Officer of the Trustee, the Trustee must deliver to each Holder, a notice of the Default or Event of Default within 90 days after a Responsible Officer acquires actual knowledge or has received written notice of such Default or Event of Default, unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06 Reports by Trustee to Holders.

Within 60 days after the yearly anniversary of the Issue Date, beginning with the anniversary in 2020, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee and the Collateral Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed to in writing. The Trustee’s and the Collateral Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee and the Collateral Trustee promptly upon written request for all reasonable and documented fees and expenses incurred or made by it in addition to the compensation for its services, except any such fee or expense as may be attributable to the Trustee’s or Collateral Trustee’s gross negligence or willful misconduct. Such expenses will include the reasonable and documented fees and expenses of the Trustee’s and the Collateral Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee and the Collateral Trustee (both individually and in their capacity as such) and hold each of the foregoing harmless against any and all losses, liabilities, expenses, claims or damages (including reasonable and documented fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable judgment. The Trustee and the Collateral Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee and the Collateral Trustee will, and will cause its officers, directors, employees and agents to, cooperate in the defense. The Trustee and the Collateral Trustee may have separate counsel and the Company will pay the reasonable and documented fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if they assume the Trustee’s and the Collateral Trustee’s defense with counsel reasonably acceptable to and approved by the Trustee and the Collateral Trustee (such consent not to be unreasonably withheld) and there is no conflict of interest between the Company and the Trustee and the Collateral Trustee in connection with such defense. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld, delayed or conditioned. The Company need not make any expense or indemnify against any loss or liability to the extent Incurred by the Trustee or the Collateral Trustee through its gross negligence or willful misconduct.

(c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Collateral Trustee.

(d) To secure the Company’s payment obligations in this Section 7.07 and any payment obligations for professional fees of Milbank LLP, E. Munhoz Advogados and Evercore, incurred on or after the date hereof, related to either or both of (i) the restructuring proceeding commenced in the British Virgin Islands with respect to Olinda Star and (ii) the recuperação judicial proceeding that was commenced on December 6, 2018 with respect to the Company and certain of its affiliates, the Trustee and the Collateral Trustee will have a Lien prior to the Underlying Tranches on all money or property held or collected by the Trustee and the Collateral Trustee, except that held in trust to distribute principal, premium, if any, and interest on particular Underlying Tranches. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee and the Collateral Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)   All indemnities to be paid to the Trustee or the Collateral Trustee under this Indenture shall be payable promptly when due in U.S. dollars in the full amount due, without deduction for any variation in any rate of exchange. The Company agrees to indemnify the Trustee and the Collateral Trustee against any losses incurred by the Trustee and the Collateral Trustee as a result of any judgment or order being given or made for amounts due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Trustee or the Collateral Trustee is then able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Trustee or the Collateral Trustee. The indemnity set forth in this Section 7.07 shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign, upon 30 days written notice to the Company, in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting;

In addition, the Company may remove the Trustee at any time for any reason to the extent the Company has given the Trustee at least five Business Days’ written notice and as long as no Default or Event of Default has occurred and is continuing.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee or Collateral Trustee by Merger, etc..

Any corporation or other entity into which the Trustee or Collateral Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee or Collateral Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of the Trustee or Collateral Trustee shall be the successor of the Trustee or Collateral Trustee hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto. As soon as practicable, the successor Trustee shall mail a notice to the Company and the Holders of Notes informing them of such merger, conversion or consolidation.

Section 7.10 Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least U.S.$50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities, and all of the Subsidiary Guarantors will be released from their obligations under the Note Guarantees, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, and all of the Subsidiary Guarantors will be released from their obligations under the Note Guarantees, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02, on the 91st day after the deposit specified in clause (1) of Section 8.04 hereof, and to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (including Additional Amounts) on the Securities when such payments are due;

(2) the Company’s obligations with respect to such Securities under Sections 2.03, 2.07, 2.10 and 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee, the paying agent, the registrar and the transfer agent hereunder and the Company’s and each Subsidiary Guarantor’s obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 9.01 hereof and clauses (a)(2)(A), (b) and (c) of the first paragraph of Section 5.01 hereof and the second paragraph of Section 5.01 hereof with respect to the outstanding Securities on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities will not be deemed outstanding for accounting purposes). When the Company is released from its obligations pursuant to Section 8.04, all of the Subsidiary Guarantors will be released from their obligations under the Note Guarantees.

For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, and all of the Subsidiary Guarantors will be released from their obligations under the Note Guarantees, but, except as specified above, the remainder of this Indenture and such Securities will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(7) and Section 6.01(10) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, certain direct non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay the principal of, premium, if any, and interest (including an amount of cash equal to all accrued and unpaid PIK Interest) and any Additional Amounts)) on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel from counsel in New York independent of the Company stating that:

(A)   the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

(B)   since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel from counsel in New York stating that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to clause (1) of this Section 8.04 (other than a Default or Event of Default resulting from the failure to comply with Section 4.09 and 4.12 hereof, as a result of the borrowing of the funds required to effect such deposit and the liens incurred in connection therewith);

(5) the Company must deliver to the Trustee an Officer’s Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel from counsel in New York, each stating that all applicable conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Securities will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including PIK Interest), but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Security following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Securities.

Notwithstanding Section 9.02 hereof, from time to time, the Company and the Trustee may amend or supplement this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement, any Security Document or the Securities without the consent of any Holder of Securities:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for certificated Securities in addition to or in place of uncertificated Securities;

(3) to comply with Article 5 and/or Article 12 hereof;

(4) to make any change that would provide any additional rights or benefits to Holders or that does not materially and adversely affect the legal rights hereunder of any Holder;

(5) to evidence and provide for the acceptance of an appointment by a successor trustee;

(6) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or add Note Guarantees with respect to the Underlying Tranches;

(7) (A) to enter into additional or supplemental Security Documents or otherwise add Collateral for or further secure the Underlying Tranches or any Note Guarantees or any other obligation under this Indenture or (B) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(8) to release a Subsidiary Guarantor as provided in this Indenture;

(9) to add any Priority Lien Obligations, First Lien Obligations, Second Lien Obligations, Third Lien Obligations, Fourth Lien Obligations or Fifth Lien Obligations, in each case, to the extent permitted under this Indenture, to the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement on the terms set forth therein, or otherwise in accordance with the terms of this Indenture, any Security Document, the Arazi/Lancaster Collateral Agreement or the Intercreditor Agreement; or

(10) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

Section 9.02 With Consent of Holders of Securities.

Except as provided in this Section 9.02, other modifications and amendments of this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement, any Security Document or the Securities may be made with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities) issued hereunder, and any existing default or compliance with any provision of this Indenture or the Securities outstanding thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder of Notes affected, an amendment, supplement or waiver under this Section 9.02 may not:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest on any Underlying Tranches;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Underlying Tranches or change the date on which any Underlying Tranches may be subject to redemption (other than in connection with an Olinda Star Disposition Redemption, a FPSO Disposition Redemption and, in each case, any definitions or provisions related thereto) or reduce the redemption price therefor;

(4) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated;

(5) waive an Event of Default in the payment of principal of, premium, if any, or interest on the Underlying Tranches (except (x) a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration and (y) for an Event of Default under clauses (11) or (12) of Section 6.01 hereof or related to an FPSO Disposition Redemption or an Olinda Star Disposition Redemption and, in each case, any definitions or provisions related thereto);

(6) make any Underlying Tranches payable in a currency or place of payment other than that stated in the Underlying Tranches;

(7) make any change in provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Underlying Tranches on or after the due date thereof or to bring suit to enforce such payment;

(8) make any change in the provisions of this Indenture described under Section 4.17 hereof that adversely affects the rights of any Holder;

(9) make any change to the provisions of this Indenture or any Underlying Tranches that adversely affect the ranking of such Underlying Tranches; provided that a change to Section 4.12 hereof shall not affect the ranking of the Underlying Tranches; and

(10) release any Subsidiary Guarantor from any of its obligations under this Indenture or its Note Guarantee, except in accordance with the terms of this Indenture.

Notwithstanding anything herein to the contrary, without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents.

Upon the request of the Company accompanied by an Officer’s Certificate authorizing the execution of any such amended or supplemental indenture pursuant to this Section 9.02 or Section 9.01 hereof, and upon the filing with the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture. In connection with executing an amendment pursuant to this Section 9.02 or Section 9.01 hereof, the Trustee will be entitled to rely on evidence provided, including solely on an Opinion of Counsel and Officer’s Certificate.

The consent of the Holders of Notes is not necessary to approve the particular form of any proposed amendment, supplement or waiver under this Section 9.02 or Section 9.01 hereof. It is sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 or Section 9.01 hereof becomes effective, the Company will mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or revoke any consent previously given, whether or not such Persons continue to be the Holders after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.04 Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Securities thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, or if required to execute any amendment to a Security Document, the Arazi/Lancaster Collateral Agreement or the Intercreditor Agreement in its capacity as notes agent, in each case, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) be fully protected in relying on, in addition to the documents and Opinion of Counsel described in Section 15.04 hereof, an Opinion of Counsel and Officer’s Certificate stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is valid and binding on the Company in accordance with its terms.

ARTICLE 10
GUARANTEES

Section 10.01   Guarantee.

(a) Each Subsidiary Guarantor hereby fully and unconditionally guarantees (the “Note Guarantees”) on a senior secured basis, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations (such guaranteed Obligations, the “Guaranteed Obligations”). Upon failure by the Company to pay punctually any such amount, each Subsidiary Guarantor shall forthwith pay the amount not so paid at the place and time and in the manner specified in this Indenture.

(b) Each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Underlying Tranches or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (vi) any change in the ownership of the Company.

(c) Each of the Subsidiary Guarantors further expressly waives irrevocably and unconditionally:

(1) any right it may have to first require any Holder to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce any other rights or security or claim payment from the Company or any other Person (including any Subsidiary Guarantor or any other guarantor) before claiming from it under this Indenture;

(2) any right to which it may be entitled to have the assets of the Company or any other Person (including any Subsidiary Guarantor or any other guarantor) first be used, applied or depleted as payment of the Company’s or the Subsidiary Guarantors’ obligations hereunder, prior to any amount being claimed from or paid by any of the Subsidiary Guarantors hereunder; and

(3) any right to which it may be entitled to have claims hereunder divided between the Subsidiary Guarantors.

(d) The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever (provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim) or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

(e) Each Subsidiary Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy, or reorganization of the Company or otherwise.

(f)   If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Subsidiary Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.02   Limitation on Liability; Termination, Release and Discharge.

(a) The obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount as would not render such Subsidiary Guarantor’s obligations subject to avoidance under any applicable laws, including, without limitation, applicable fraudulent conveyance provisions of any such applicable laws, or would not result in a breach or violation by such Subsidiary Guarantor of any provision of any then-existing agreement to which it is party, including any agreements entered into in connection with the acquisition or creation of such Subsidiary Guarantor; provided that such prohibition was not adopted to avoid guaranteeing the Underlying Tranches.

(b) The Note Guarantee of a Subsidiary Guarantor will terminate and be released upon, and such Subsidiary Guarantor shall be released and relieved of its obligations under its Note Guarantee in the event that:

(1) a sale or other disposition (including by way of consolidation or merger) of all or a portion of the Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company or a sale or disposition (including by way of consolidation or merger) of all or substantially all the assets of such Subsidiary Guarantor otherwise permitted by this Indenture;

(2) the repayment, repurchase, defeasance or discharge of the Indebtedness (including Guarantees) by such Subsidiary Guarantor of the Indebtedness which resulted in the requirement of such Note Guarantee under Section 10.05;

(3) upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture, as provided under Article 8 and Article 14;

(4) the Designation of such Subsidiary Guarantor as an Unrestricted Subsidiary; or

(5) the liquidation or dissolution of such Subsidiary Guarantor; provided that no Event of Default occurs as a result thereof or has occurred and is continuing;

provided, that the transaction is carried out pursuant to, and in accordance with, all other applicable provisions of this Indenture.

(c) Notwithstanding any other provision of this Indenture, the Securities or the Note Guarantee, the maximum liability of any Subsidiary Guarantor incorporated under the laws of Luxembourg (a “Luxembourg Guarantor”) pursuant to the Note Guarantee described herein shall be limited to an amount equal to the sum of:

(1) an amount equal to the aggregate (without double-counting) of (A) all moneys received by the Luxembourg Guarantor or its direct or indirect present or future Subsidiaries under this Indenture and (B) the aggregate amount directly or indirectly made available to the Luxembourg Guarantor or its direct or indirect present or future Subsidiaries by other members of the Group that has been financed by a borrowing under the Indenture; plus

(2) an amount equal to 95% of the greater of (a) the Luxembourg Guarantor’s own funds (capitaux propres) (the “Own Funds”), as referred to in annex I to the Grand Ducal Regulation, dated December 18, 2015, defining the form and content of the presentation of balance sheet and profit and loss account, and enforcing the Luxembourg law, dated December 19, 2002, concerning the trade and companies register and the accounting and annual accounts of undertakings (the “Regulation”) as increased by the amount of any Intra-Group Liabilities, each as reflected in the Luxembourg Guarantor’s latest duly approved annual accounts and other relevant documents available to the Trustee on the date hereof or (b) the Luxembourg Guarantor’s Own Funds, as referred to in the Regulation as increased by the amount of any Intra-Group Liabilities, each as reflected in the Luxembourg Guarantor’s latest duly approved annual accounts and other relevant documents available to the Trustee at the time the applicable Note Guarantee under the notes is called.

For the purposes of this clause (c), “Intra-Group Liabilities” means all existing liabilities owed by the Luxembourg Guarantor to the Company or any Subsidiary Guarantor that have not been financed, directly or indirectly, by the proceeds of the Underlying Tranches.

Where, for the purpose of the above determinations:

(i)  no duly established annual accounts are available for the relevant reference period (which will include a situation where, in respect of the determinations to be made above, no final annual accounts have been established in due time in respect of the then most recently ended financial year); or

(ii)  the relevant annual accounts do not adequately reflect the status of the Own Funds or the Intra-Group Liabilities as envisaged above; and/or

(iii)  the Luxembourg Guarantor has taken corporate or contractual actions having resulted in the increase of its Own Funds and/or its Intra-Group Liabilities since the close of its last financial year; or

(iv)  the Intra-Group Liabilities cannot be determined on the basis of the available annual accounts, nor on the basis of the standard chart of accounts of a Luxembourg Guarantor (which the relevant Luxembourg Guarantor undertakes to disclose to the Trustee for such purpose, when required), the Own Funds and the Intra-Group Liabilities will be valued either:

(A)   at the fair market value; or

(B)   if no such market value has been determined, in accordance with the generally accepted accounting principles in Luxembourg and the relevant provisions of the Regulation.

Section 10.03   Right of Contribution.

Each Subsidiary Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Subsidiary Guarantor, if any, in a pro rata amount, based on the net assets of each Subsidiary Guarantor determined in accordance with IFRS. The provisions of this Section 10.03 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 10.04   No Subrogation.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash or Cash Equivalents of all Obligations. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash or Cash Equivalents, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.05   Additional Note Guarantees.

(a) The Company will cause (A) each Springing AssetCo Grantor upon the occurrence of (and with respect to Olinda Star, no later than five days after) the Springing Security Deadline and (B) each Subsidiary, other than a Springing AssetCo Grantor and any Excluded Subsidiary (within 30 days of no longer being an Excluded Subsidiary), in each case, to:

(1) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D hereto pursuant to which such Subsidiary Guarantor shall, subject to applicable legal limitations, unconditionally guarantee all of the Company’s Obligations under the Underlying Tranches and this Indenture;

(2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary Guarantor and (b) constitutes a valid and legally binding obligation of such Subsidiary Guarantor in accordance with its terms; and

(3) execute and deliver to the Collateral Trustee a Grantor Supplement pursuant to which such Subsidiary Guarantor shall, subject to applicable legal limitations, be subject to the terms of the Intercreditor Agreement.

(b) Notwithstanding the foregoing, such Subsidiary Guarantor shall not be required to execute any such supplemental indenture if the execution or enforcement of such supplemental indenture and the resultant Guarantee thereunder (A) is prohibited by, or in violation of, any applicable law to which such Subsidiary Guarantor is subject or (B) would require a governmental (including regulatory) consent, approval, license or authorization; provided that such violation cannot be prevented or such consent, approval, license or authorization cannot be obtained, as applicable, using commercially reasonable efforts.

For the avoidance of doubt, the failure by any Subsidiary Guarantor to satisfy the requirements set forth in clauses (a)(1) and (a)(2) above due to the limitations set forth in this clause (b) will not be deemed to be a breach of the Company’s or the Subsidiary Guarantors’ obligations under this Indenture or the Securities or result in a Default or an Event of Default hereunder.

Notwithstanding this Section 10.05(b), if a Subsidiary Guarantor otherwise required to provide a Guarantee of the Underlying Tranches is no longer prevented by applicable law or by any agreement to which it is a party from guaranteeing the Underlying Tranches, the Company will promptly cause such Subsidiary Guarantor to provide a Note Guarantee in accordance with Section 10.05(a) hereof.

ARTICLE 11
SECURITY

Section 11.01   Security Interest

The due and punctual payment of the principal of, premium (if any), and interest (including PIK Interest) on, the Underlying Tranches when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), and interest (including PIK Interest) on, the Underlying Tranches and performance of all other Obligations of the Company and the Subsidiary Guarantors, according to the terms hereunder, the Note Guarantees and under the other Security Documents, are secured as provided herein and in the Security Documents. Each Holder, by its acceptance of any Securities, consents and agrees to the terms of the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement (including, in each case, without limitation, the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms, to the ranking of the Liens provided for in the Intercreditor Agreement and the Arazi/Lancaster Collateral Agreement, as applicable, that it will take no actions contrary to the provisions of the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement and to the appointment of Wilmington Trust, National Association as Trustee under this Indenture and as Collateral Trustee under the Intercreditor Agreement and the Arazi/Lancaster Collateral Agreement. Each Holder and the Trustee directs the Collateral Trustee to enter into the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and each Security Document, in each case, as collateral trustee for the Secured Parties or Arazi/Lancaster Secured Parties, as applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. Each Holder directs the Trustee to enter into the Intercreditor Agreement and the Arazi/Lancaster Collateral Agreement, as trustee for the Holders, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Subsidiary Guarantors consent and agree to be bound by the terms of the applicable Security Documents, as the same may be in effect from time to time, and agree to perform their respective obligations thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated by the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Underlying Tranches. The Company hereby agrees that the Collateral Trustee shall hold the Collateral in trust for the benefit of all Secured Parties or Arazi/Lancaster Secured Parties, as applicable, the Collateral Trustee and the Trustee, in each case pursuant to the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement.

Section 11.02   Intercreditor Agreements.

Notwithstanding anything herein to the contrary, the priority of the lien and security interest granted to the Collateral Trustee pursuant to the applicable Security Documents and the exercise of any right or remedy by the Trustee or Collateral Trustee hereunder and thereunder are subject to the provisions of the Intercreditor Agreement and the Arazi/Lancaster Collateral Agreement, as applicable. The Company and each Subsidiary Guarantor consents to, and agrees to be bound by, the terms of the Intercreditor Agreement and the Arazi/Lancaster Collateral Agreement to the extent it is a party thereto, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith. In the event of any conflict between the terms of the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement on the one hand and this Indenture on the other, with respect to lien priority or rights and remedies in connection with the Collateral, the terms of the Intercreditor Agreement (or, solely in the case of the Encumbered Arazi/Lancaster Collateral, the terms of the Arazi/Lancaster Collateral Agreement) shall govern.

Section 11.03   Further Assurances.

(a) The Company shall, and shall cause each Subsidiary Guarantor to, and each such Subsidiary Guarantor shall do or cause to be done all acts and things that may be required by applicable law to assure and confirm that the Collateral Trustee holds, for the benefit of the Underlying Tranches and any other applicable Secured Party or Arazi/Lancaster Secured Party, as applicable, duly created and enforceable and perfected Liens upon all or a portion of the Collateral (including any property or assets that are acquired or otherwise become, or are required by this Indenture or any Security Document to become, Collateral after the Issue Date), in each case, as contemplated by, and with the Lien priority required under, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents. Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance reasonably necessary to grant a security interest and Lien to the Collateral Trustee to secure Obligations under this Indenture, the Underlying Tranches, the Note Guarantees and the Security Documents.

(b) The Company and each of the applicable Subsidiary Guarantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required by applicable law, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement or Security Documents for the benefit of the Holders and any other applicable Secured Party or Arazi/Lancaster Secured Party, as applicable.

(c) In addition, the Company and such Subsidiary Guarantor shall:

(1) enter into the Security Documents, a joinder to the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and any amendments or supplements to the other Security Documents necessary in order to cause the Collateral Trustee (for the benefit of the Trustee, the Holders and any other applicable Secured Party or Arazi/Lancaster Secured Party, as applicable) to have valid and perfected Liens, with the relevant priority, on the applicable Collateral, subject to Permitted Liens;

(2) do, execute, acknowledge, deliver, record, file and register, as applicable, any and all acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required by applicable law so that the Collateral Trustee (for the benefit of the Trustee, the Holders and any other applicable Secured Party or Arazi/Lancaster Secured Party, as applicable) shall have valid and perfected Liens, with the relevant priority, on the applicable Collateral, subject to Permitted Liens;

(3) take such further action and execute and deliver such other documents specified in the Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement or the Security Documents or as otherwise may be required by applicable law to give effect to the foregoing; and

(4) deliver to the Trustee and the Collateral Trustee an Opinion of Counsel that (i) such security documents, the joinder to the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and any other documents required to be delivered have been duly authorized, executed and delivered by the Company and such Subsidiary Guarantor and constitute legal, valid, binding and enforceable obligations of the Company and such Subsidiary Guarantor, subject to customary qualifications and limitations, and (ii) such security documents and the other documents entered into pursuant to this covenant create valid and perfected Liens on the Collateral covered thereby, subject to Permitted Liens and customary qualifications and limitations.

Section 11.04   Impairment of Security Interest.

Neither the Company nor any of its Restricted Subsidiaries will (i) take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders of Underlying Tranches with respect to the Collateral, subject to certain limited exceptions, (ii) grant any Person, or permit any Person to retain (other than the Collateral Trustee or any agent for of an applicable Secured Party or Arazi/Lancaster Secured Party, as applicable), any Liens on the Collateral, other than Permitted Liens or (iii) enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person in a manner that conflicts with this Indenture, the Underlying Tranches, the Note Guarantees, the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreements, if applicable. The Company and each Subsidiary Guarantor will, at their sole cost and expense, execute and deliver all such agreements and instruments as required by applicable law to more fully or accurately describe the assets intended to be Collateral or the obligations intended to be secured by the Security Documents.

Section 11.05   Maintenance of Collateral.

(a) The Company and the Subsidiary Guarantors shall maintain the Collateral in good, safe and insurable operating order, condition and repair (ordinary wear and tear excepted) and to do all other acts as may be reasonably necessary or appropriate to maintain and preserve the Collateral; provided that the foregoing requirement will not prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of Collateral or disposing of Collateral, if such discontinuance or disposal (x) is, in the judgment of the Company, desirable in the conduct of the business of the Company and the Subsidiary Guarantors taken as a whole and (y) is otherwise in compliance with the provisions of this Indenture and the Security Documents, including, in the case of a disposal, Section 4.10 hereof. The Company and the Subsidiary Guarantors shall pay all taxes, and maintain in full force and effect all material permits and insurance in amounts that insure against such losses and risks as are reasonable for the type and size of the business conducted by the Company and the Subsidiary Guarantors, if any. The Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Company and Subsidiary Guarantors comply with their obligations under this Section 11.05.

(b) To the extent required by the TIA, the Company shall furnish to the Trustee and the Collateral Trustee, upon or promptly after the execution and delivery of this Indenture, an Opinion of Counsel in compliance with TIA §314(b)(1), and on or within one month following the yearly anniversary of the Issue Date, commencing in 2020, an Opinion of Counsel in compliance with TIA §314(b)(2).

Section 11.06   Release of Liens in Respect of the Underlying Tranches.

(a) The Collateral Trustee’s Liens upon the Collateral will no longer secure the Underlying Tranches outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of Securities and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be discharged upon the occurrence of any of the following:

(1) pursuant to the Intercreditor Agreement in connection with the exercise of remedies by the Instructing Creditors in respect of the Shared Collateral or Project Debt Collateral (each, as defined in the Intercreditor Agreement), as applicable, during the continuation of an event of default under the relevant Debt Documents of the Instructing Creditors at such time;

(2) the satisfaction and discharge of this Indenture as set forth in Article 14 hereof;

(3) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions of Article 9 hereof;

(4) the disposition of Assets permitted under Section 4.10 hereof;

(5) in the event that the owner thereof is properly designated as an Unrestricted Subsidiary in accordance with the Section 4.16 hereof; or

(6) solely with respect to the Encumbered Arazi/Lancaster Collateral, the FPSO Disposition.

(b) The Collateral Trustee shall execute, upon request and at the Company’s expense, any documents, instruments, agreements or filings reasonably requested by the Company to evidence such release of such Collateral; provided that if the Collateral Trustee is required to execute any such documents, instruments, agreements or filings, the Collateral Trustee shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel in connection with any such release stating that all conditions precedent to such release in this Indenture and the Security Documents have been complied with.

Section 11.07   Collateral Trustee.

(a) The Collateral Trustee will hold (directly or through co-trustees or agents), and is directed by each Holder to so hold, and will be entitled to enforce, on behalf of the Holders, all Liens on the Collateral created by the Security Documents for their benefit and the benefit of the other Secured Parties or Arazi/Lancaster Secured Parties, as applicable, subject to the provisions of the Intercreditor Agreement and the Arazi/Lancaster Collateral Agreement, as applicable. Neither the Company nor any of its Affiliates may serve as Collateral Trustee.

(b) Except as provided in the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement, the Collateral Trustee will not be obligated:

(1) to act upon directions purported to be delivered to it by any Person;

(2) to foreclose upon or otherwise enforce any Lien; or

(3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Section 11.08   Co-Collateral Trustee

If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is reasonably necessary in the interest of the Secured Parties or the Arazi/Lancaster Secured Parties, as applicable, or the Instructing Creditors shall in writing so request the Collateral Trustee, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Trustee and the Company shall, at the reasonable request of the Collateral Trustee, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee (or the Instructing Creditors, as the case may be) and the Company, either to act as co-Collateral Trustee or co-Collateral Trustees of all or any of the Collateral, jointly with the Collateral Trustee originally named herein or any successor or successors, or to act as separate collateral trustee or collateral trustees of any such property. In case an Event of Default shall have occurred and be continuing, the Collateral Trustee may act under the foregoing provisions of this Section 11.08 without the consent of the Company, and each Holder hereby appoints the Collateral Trustee as its trustee and attorney to act under the foregoing provisions of this Section 11.08 in such case.

ARTICLE 12
SUBSTITUTION OF THE ISSUER

Section 12.01   Substitution of the Issuer.

The Company may, without the consent of any Holder of the Securities, be substituted by any (i) Wholly-owned Subsidiary of the Company or (ii) direct or indirect parent of the Company, of which the Company is a Wholly-owned Subsidiary (in that capacity, the “Substituted Debtor”); provided, that the following conditions are satisfied:

(1) such documents will be executed by the Substituted Debtor, the Company, the Subsidiary Guarantors and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which (i) the Substituted Debtor assumes all of the Company’s payment obligations under the Indenture and the Underlying Tranches and assumes, jointly and severally with the Company, all of the Company’s other obligations under the Indenture and the Underlying Tranches; (ii) the Company fully, unconditionally and irrevocably guarantees (the Company thereafter, the “Substituted Guarantor’) in favor of each Holder all of the obligations of the Substituted Debtor under the Indenture and the Underlying Tranches, including the payment of all sums payable under the Indenture and the Underlying Tranches by the Substituted Debtor as such principal debtor; and (iii) each Subsidiary Guarantor’s Note Guarantee remains in full force and effect guaranteeing the obligations of the Substituted Debtor and the covenants, events of default and other obligations other than the Substituted Debtor’s payment obligations continue to apply to the Company and its current and future Restricted Subsidiaries in respect of the Underlying Tranches to the same extent such provisions applied prior to such substitution as if no such substitution had occurred, it being the intent that the rights of the Holders in respect of the Underlying Tranches be unaffected by the substitution (the “Issuer Substitution Documents”);

(2) if the Substituted Debtor is organized in a jurisdiction other than the Grand Duchy of Luxembourg, the Issuer Substitution Documents shall contain a provision (i) to ensure that each Holder has the benefit of a covenant in terms corresponding to the obligations of the Company in respect of the payment of Additional Amounts set forth in Section 4.17 hereof (but including also such other jurisdiction as a Relevant Taxing Jurisdiction); and (ii) to indemnify and hold harmless each Holder and beneficial owner of the Securities against all taxes or duties imposed by the jurisdiction in which the Substituted Debtor is organized and which arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution, which may be incurred or levied against such Holder or beneficial owner of the Securities as a result of the substitution and which would not have been so incurred or levied had the substitution not been made;

(3) the Issuer Substitution Documents shall contain a provision that the Substituted Debtor and the Company shall indemnify and hold harmless each Holder and beneficial owner of the Securities against all taxes or duties which are imposed on such Holder or beneficial owner of the Securities by any political subdivision or taxing authority of any country in which such Holder or beneficial owner of the Securities resides or is subject to any such tax or duty and which would not have been so imposed had the substitution not been made;

(4) the Company shall deliver, or cause the delivery, to the Trustee of Opinions of Counsel in the United States and in the country of incorporation of the Substituted Debtor as to the validity, legally binding effect and enforceability of the Issuer Substitution Documents, as well as an Officer’s Certificate as to compliance with the provisions described under this Section 12.01 and such information as is necessary for the Trustee to accept the Substituted Debtor under its “know your customer” rules;

(5) the Substituted Debtor shall appoint a process agent in the Borough of Manhattan in The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Securities, this Indenture and the Issuer Substitution Documents;

(6) no Event of Default has occurred and is continuing; and

(7) the substitution shall comply with all applicable requirements under the laws of the jurisdiction of organization of the Substitute Issuer and New York.

Section 12.02   Notice.

No later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Debtor will give notice of the completion of such Substitution of the Company to the Holders.

Section 12.03   Deemed Substitution.

Upon the execution of the Issuer Substitution Documents, any substitute guarantees and compliance with the other conditions in this Indenture relating to the substitution, the Substituted Debtor will be deemed to be named in the Underlying Tranches as the principal debtor in place of the Company, assuming all rights, without limitation, and obligations of the Company, and the Company will be automatically released from its payment obligations as principal debtor under the Underlying Tranches and this Indenture, but the Company shall continue to provide a Note Guarantee and remain subject to the covenants, events of default and other obligations other than the Substituted Debtor’s payment obligations as principal debtor under the Underlying Tranches and the Indenture to the same extent as if no substitution had occurred.

ARTICLE 13
[RESERVED]

ARTICLE 14
SATISFACTION AND DISCHARGE

Section 14.01   Satisfaction and Discharge.

This Indenture (other than those provisions which by their express terms survive) will be satisfied and discharged and will cease to be of further effect as to all outstanding Securities issued hereunder, when:

(1) either:

(A)   all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)   all Securities not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at the stated date for payment thereof within one year or will be called for redemption within one year, and, in each case, the Company or any Restricted Subsidiary has irrevocably deposited or caused to be deposited with the Trustee funds or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient without reinvestment to pay and discharge the entire Indebtedness on the Securities not thereto for delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(2) the Company or any of its Restricted Subsidiaries have paid or caused to be paid all other sums payable under this Indenture and the Securities by it; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Section 14.02   Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 14.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. Until such time as the money is applied by the Trustee as described in the preceding sentence, the money shall be held as Government Securities or as cash deposited by the Company.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 14.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 15
MISCELLANEOUS

Section 15.01   Notices.

Any notice or communication by the Company, Guarantors or the Trustee to the others is duly given if in writing, in the English language, and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Constellation Oil Services Holding S.A.

8-10, Avenue de la Gare

L-1610 Luxembourg

Attn: Guilherme Ribeiro Vieira Lima / Camilo McAllister

Fax: +352 4967 679851 / +507 66731704

If to the Subsidiary Guarantors:

c/o Constellation Oil Services Holding S.A.

8-10, Avenue de la Gare

L-1610 Luxembourg

Attn: Guilherme Ribeiro Vieira Lima / Camilo McAllister

Fax: +352 4967 679851 / +507 66731704

If to the Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

United States of America

Attn: Constellation Oil Services Holding Administrator

Fax: 1-612-217-5651

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

For Notes which are represented by global certificates held on behalf of a Depository or DTC, notices may be given by delivery of the relevant notices to the Depository or DTC, according to the applicable procedures of such Depository, if any, for communication to entitled holders in substitution for the aforesaid mailing.

Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication.

Section 15.02   Communication by Holders of Securities with Other Holders of Securities.

Any Holder, or group of Holders or beneficial owners, holding in the aggregate more than 10% in principal amount of outstanding Securities may communicate with other Holders with respect to their rights under this Indenture or the Securities, and may instruct the Trustee to deliver such communications to other Holders.

Section 15.03   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.04 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that no such Officer’s Certificate shall be delivered on the Issue Date in connection with the original issuance of the Initial Notes; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be delivered on the Issue Date in connection with the original issuance of the Initial Notes.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, and may state that it is based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that information with respect to such factual matters is in possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 15.04   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include (other than an Officer’s Certificate provided pursuant to Section 4.04 hereto):

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

If giving an Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or certificates of public officials.

Section 15.05   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 15.06   No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future incorporator, director, officer, employee, shareholder or controlling person of the Company or the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities, the Indenture or the Note Guarantees or for any claims based on, in respect of or by reason of such obligations. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the U.S. federal securities laws or under the corporate law of the Grand Duchy of Luxembourg or the British Virgin Islands, and it is the view of the SEC that such a waiver may be contrary to public policy.

Section 15.07   Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE NOTE GUARANTEES. THE PROVISIONS RELATING TO, AMONG OTHERS, MEETINGS OF HOLDERS IN ARTICLES 470-1 TO 470-19 (INCLUSIVE) OF THE LUXEMBOURG ACT DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY IN RESPECT OF THE SECURITIES. THE COMPANY AND THE SUBSIDIARY GUARANTORS CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN AND HAVE APPOINTED AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO ANY ACTIONS BROUGHT IN THESE COURTS ARISING OUT OF OR BASED ON THIS INDENTURE, THE SECURITIES OR THE NOTE GUARANTEES.

Section 15.08   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.09   Successors.

All agreements of the Company in this Indenture and the Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 15.10   Severability.

In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 15.11   Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 15.12   Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 15.13   Waiver to Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 15.14   Waiver of Immunity.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect of its obligations hereunder it waives such immunity to the extent permitted by applicable law. Without limiting the generality of the foregoing, the Company agrees that the waivers set forth herein shall have force and effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Section 15.15   Consent to Jurisdiction and Service of Process.

(a) Each of the parties hereto hereby irrevocably consents to the jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any court thereof, in respect of actions, suits or proceedings brought against such party as a defendant arising out of or relating to this Indenture, the Securities, the Note Guarantees or any transaction contemplated hereby or thereby (a “Proceeding”), and waives any immunity (to the fullest extent permitted by applicable law) from the jurisdiction of such courts over any Proceeding that may be brought in connection with this Indenture or the Securities and any right to which it may be entitled on account of place of residence or domicile. Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that final judgment in any such Proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment; provided, in the case of the Company, that service of process is effected upon the Company in the manner provided by this Indenture.

(b) The Company and the Subsidiary Guarantors agree that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture, the Securities and the Note Guarantees against the Company and the Subsidiary Guarantors in any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, may be made upon Cogency Global Inc., 10 East 40th Street, 10th floor, New York, New York, 10016, United States, whom the Company and Subsidiary Guarantors irrevocably appoint as their authorized agent for service of process. The Company and the Subsidiary Guarantors represent and warrant that National Corporate Research Ltd., the Company and the Subsidiary Guarantors’ authorized representative in the United States, has agreed to act as the Company and the Subsidiary Guarantors’ agent for service of process. The Company and the Subsidiary Guarantors agree that such appointment shall be irrevocable so long as any of the Securities remain outstanding or until the irrevocable appointment by the Company and the Subsidiary Guarantors of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company and the Subsidiary Guarantors further agree to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If Cogency Global Inc. shall cease to act as the agent for service of process for the Company or any Subsidiary Guarantor, the Company or such Subsidiary Guarantor shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States Federal court, in each case, in the Borough of Manhattan, The City of New York, service of process on Cogency Global Inc. as the authorized agent of the Company and the Subsidiary Guarantors for service of process, and written notice of such service to the Company and the Subsidiary Guarantors, shall be deemed, in every respect, effective service of process upon the Company and the Subsidiary Guarantors.

(c) Nothing in this Section 15.15 shall affect the right of any party to serve legal process in any other manner permitted by law.

[Signatures on following page]

CONSTELLATION OIL SERVICES HOLDING S.A., as Company

By:
Name:
Title:
By:
Name:
Title:

CONSTELLATION OVERSEAS LTD., as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Constellation Overseas Ltd. by Michael Pearson
Title: Director

Lone Star Offshore LTD., as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Lone Star Offshore Ltd. by Michael Pearson
	Title:	Director

GOLD STAR EQUITIES LTD., as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Gold Star Equities Ltd. by Michael Pearson
	Title:	Director

Arazi S.à r.l., as Subsidiary Guarantor

By:
Name:
Title:

By:
Name:
Title:

(Signature page to the Participating Notes Indenture)

SNOVER INTERNATIONAL INC., as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Snover International Inc. by Michael Pearson
	Title:	Director

STAR INTERNATIONAL DRILLING LIMITED, as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Star International Drilling Limited by Michael Pearson
	Title:	Director

ALPHA STAR EQUITIES LTD., as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Alpha Star Equities Ltd. by Michael Pearson
	Title:	Director

Hopelake Services LTD., as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Hopelake Services Ltd. by Michael Pearson
	Title:	Director

LANCASTER PROJECTS CORP., as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Lancaster Projects Corp. by Michael Pearson
	Title:	Director

(Signature page to the Participating Notes Indenture)

Amaralina STAR Holdco 1 LTD, as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Amaralina Star Holdco 1 Ltd. by Michael Pearson
	Title:	Director

Laguna STAR Holdco 1 LTD, as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Laguna Star Holdco 1 Ltd. by Michael Pearson
	Title:	Director

BRAVA STAR HOLDCO 1 LTD, as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Brava Star Holdco 1 Ltd. by Michael Pearson
	Title:	Director

[Lancaster HOLDCO 1], as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of [Lancaster Holdco 1] by Michael Pearson
	Title:	Director

[ARAZI HOLDCO 1], as Subsidiary Guarantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, Registrar, Transfer Agent and Paying Agent

By:
Name:
Title:

(Signature page to the Participating Notes Indenture)

EXHIBIT A

THE UNDERLYING TRANCHES CONSTITUTING THIS NOTE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE OTHER UNDERLYING TRANCHES THAT ARE PART OF THIS NOTE. The principal amount of this Note represents (and does not constitute a separate obligation from) the aggregate principal amount of the Underlying Tranches comprising this Note.

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Insert the applicable Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Rule 144A Global Note:] THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS LEGEND MAY BE REMOVED SOLELY AT THE DISCRETION AND AT THE DIRECTION OF THE COMPANY.

[Regulation S Global Note:] THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

[Insert the following Original Issue Discount Legend:]

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. HOLDERS MAY OBTAIN THE ISSUE PRICE, TOTAL AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY BY CONTACTING THE COMPANY.

[Face of Note]

10.00% PIK / CASH SENIOR SECURED NOTES DUE 2024

Comprised of

10.00% PIK / Cash Senior Secured First Lien Tranche due 2024

10.00% PIK / Cash Senior Secured Second Lien Tranche due 2024

10.00% PIK / Cash Senior Secured Third Lien Tranche due 2024

CUSIP ________
ISIN ________
No._____	U.S.$_______
Subject to any decreases or increases in such principal amount as set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto

CONSTELLATION OIL SERVICES HOLDING S.A.

société anonyme

8-10, Avenue de la Gare

L-1610 Luxembourg

R.C.S. Luxembourg: B163424

promises to pay to ______ or registered assigns,

the principal sum of _____________________ DOLLARS on November 9, 2024, subject to any decreases or increases in such principal amount as set forth in each Underlying Tranche contained herein and the Schedule of Exchanges of Interests in the Global Note attached hereto.

Dated: ______________

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and each Underlying Tranche contained herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

CONSTELLATION OIL SERVICES HOLDING S.A.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Wilmington Trust, National Association

as Trustee, certifies that this is one of
the Notes referred to in the Indenture.

By
Authorized Signatory

Dated:

[Reverse of Note]

10.00% PIK / CASH SENIOR SECURED NOTES DUE 2024

Comprised of

10.00% PIK / Cash Senior Secured First Lien Tranche due 2024

10.00% PIK / Cash Senior Secured Second Lien Tranche due 2024

10.00% PIK / Cash Senior Secured Third Lien Tranche due 2024

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. Reference is hereby made to the provisions of each Underlying Tranche contained herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTE GUARANTEES, EACH UNDERLYING TRANCHE AND THIS NOTE. THE PROVISIONS RELATING TO, AMONG OTHERS, MEETINGS OF HOLDERS IN ARTICLES 470-1 TO 470-19 (INCLUSIVE) OF THE LUXEMBOURG ACT DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY IN RESPECT OF THE NOTES.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________________________

(Insert assignee’s legal name)

_____________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint__________________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for it.

Date: ___________________

Your Signature: ___________________________________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ______________________

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐Section 4.10     ☐ Section 4.15

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: ________________

Your Signature: _____________________________________

(Sign exactly as your name appears on the face of this Note)

Tax Identification No. : ______________________________

Signature Guarantee*: ______________________

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*  This schedule should be included only if the Note is issued in global form.

10.00% PIK / Cash Senior Secured [First][Second][Third] Lien Tranche due 2024[2] (this “Underlying Tranche”)
No._____	U.S.$_______
Subject to any decreases or increases in such principal amount as set forth in the Schedule of Interests attached hereto

Constellation Oil Services Holding S.A.

société anonyme

8-10, Avenue de la Gare

L-1610 Luxembourg

R.C.S. Luxembourg: B163424

promises to pay to ______ or registered assigns,

the principal sum of _____________________ DOLLARS on November 9, 2024, subject to any decreases or increases in such principal amount as set forth in Paragraph 1 of the reverse of this Underlying Tranche and the Schedule of Principal Amount of the Underlying Tranche in the Note attached hereto.

Interest Payment Dates: May 9 and November 9, commencing on November 9, 2019.

Record Dates: April 25 and October 25

Dated: ______________

Reference is hereby made to the further provisions of this Underlying Tranche set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Constellation Oil Services Holding S.A.

By:
Name:
Title:
By:
Name:
Title:

2 Each Underlying Note to be broken out and included together in the Note.

[Reverse of Underlying Tranche]

10.00% PIK / Cash Senior Secured [First][Second][Third] Lien Tranche due 20243

(this “Underlying Tranche”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)

(a) Interest. Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424 (the “Company”), promises to pay interest on the principal amount of this Underlying Tranche (i) on or prior to November 9, 2021, without the consent of the Holders of the Securities (and without regard to any restrictions or limitations set forth under Section 4.09 of the Indenture and Section 4.12 of the Indenture), by increasing the principal amount of the Underlying Tranches outstanding or, with respect to Underlying Tranches represented by certificated notes, issuing additional Underlying Tranches (the “PIK Securities”) for the remaining amount of the interest payment (in each case, “PIK Interest”), at a rate per annum equal to 10.00%, in each case by rounding down to the nearest whole dollar, from the Issue Date to, but excluding, November 9, 2021 and (ii) after November 9, 2021, (A) in cash, at a rate per annum of 9.00% (“Cash Interest”) and (B) without the consent of the Holders of the Securities (and without regard to any restrictions or limitations set forth under Section 4.09 of the Indenture and Section 4.12 of the Indenture), by paying PIK Securities or issuing PIK Securities at a rate per annum equal to 1.00%, in each case by rounding down to the nearest whole dollar, from November 9, 2021 until maturity. The Company will pay interest semi-annually in arrears on May 9 and November 9 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on this Underlying Tranche will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [  ]; provided that if there is no existing Default in the payment of interest, and if this Underlying Tranche is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 9, 2019. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Accrued and unpaid PIK Interest will be due and payable in cash on November 9, 2024. The amount of Cash Interest and PIK Interest shall be calculated based on the aggregate principal amount of the Underlying Tranches and the PIK Securities (excluding PIK Interest to be issued on the related Interest Payment Date) outstanding on the related record date provided in this Underlying Tranche before taking into account the Amortization Payment Amount to be paid on the corresponding Scheduled Payment Date, pursuant to Paragraph 1(b) of this Underlying Tranche.

Unless an FPSO Trigger Event has occurred, within three (3) Business Days of the consummation of an FPSO Disposition, the Company shall make a special one-time PIK Interest payment on the Securities and the Stub Notes (pro rata in accordance with Section 3.13 of the Indenture) in the amount of U.S.$5.4 million.

If the Company shall have not satisfied the Olinda Star Guarantee Condition as of December 31, 2019, then upon the earlier to occur of (i) three Business Days following the date the Company shall have satisfied the Olinda Star Guarantee Condition and (ii) June 30, 2022, the Company shall notify in writing the Trustee and the Holders that the Company shall make a special one-time PIK Interest payment on the Securities and the Stub Notes (pro rata in accordance with Section 3.13 of the Indenture) in the amount equal to either:

(1)  if the Company has satisfied the Olinda Star Guarantee Condition, the greater of (x) U.S.$3.5 million and (y) the amount of interest that would have accrued on the Securities and the Stub Notes if the Company had paid additional interest beginning from the Issue Date and ending on the date the Company shall have satisfied the Olinda Star Guarantee Condition with respect to each interest period on the principal amount of the Securities and Stub Notes outstanding by paying PIK Securities or issuing PIK Securities at a rate per annum of 0.25% (rounding down to the nearest whole dollar); or

(2)  if the Company has not satisfied the Olinda Star Guarantee by June 30, 2022, $12 million;

provided, however, that no such PIK interest payment shall be due and payable if an Olinda Star Noteholder Interference Event shall have occurred. Such notice shall provide the record date and payment date for such one-time PIK Interest payment. The record date shall be the date of such notice, and the payment date shall be no more than three (3) Business Days after the date of such notice.

Unless the context requires otherwise, references to the “principal” or “principal amount” of Underlying Tranches, including for purposes of calculating any redemption price or redemption amount, includes any increase in the principal amount of the Underlying Tranches as a result of a payment on the PIK Securities.

3 Each Underlying Tranche to be included in the Note.

(b) Principal. The Company shall pay or cause to be paid principal (i) on the Underlying Tranches on the Stated Maturity thereof and (ii) on the Underlying Tranches and on the Stub Notes on each “Scheduled Payment Date” indicated below in the manner provided in the Underlying Tranches, in an aggregate amount set forth under the heading “Principal Amount Payable” in the table below opposite such date (such aggregate amount the “Amortization Payment Amount”). The Amortization Payment Amount shall be applied to the Underlying Tranches and the Stub Notes (pro rata in accordance with Section 3.13).

Installment	Scheduled Payment Date	Principal Amount Payable
1	May 9, 2023	U.S.$8,000,000
2	November 9, 2023	U.S.$8,000,000
3	May 9, 2024	U.S.$8,000,000

In connection with any payment pursuant to this clause (b), the Company shall notify the Holders or shall direct the Trustee in writing to notify the Holders within five (5) Business Days following the related record date provided in the Securities of the aggregate principal amount to be paid, on the Securities on such “Scheduled Payment Date” (rounded down to the nearest whole dollar), as adjusted as necessary to satisfy the minimum denomination set forth in Section 2.01 of the Indenture. Such principal payments shall be made (i) in compliance with the requirements of the principal national securities exchange, if any, on which Notes are listed and any applicable depository procedures, (ii) by lot or such other similar method in accordance with the applicable procedures of DTC (if the Notes are global notes), or (iii) if there are no such requirements of such exchange or the Notes are not then listed on a national securities exchange or DTC, on a pro rata basis by lot or by such other method the Trustee deems fair and reasonable. Any notice delivered pursuant to this clause (b) shall state (1) the scheduled payment date; (2) the total Amortization Payment Amount and any corresponding Amortization Payment Amount payable on the Securities; (3) if an Amortization Payment Amount is being made on any Definitive Note, the portion of the principal amount of such Underlying Tranche to be paid and that, after the scheduled payment date upon surrender of such Note, a new Note or Notes in principal amount equal to the unpaid portion thereof (if any), with appropriate adjustments to the size of the First Lien Tranche, the Second Lien Tranche and the Third Lien Tranche, as applicable, will be issued in the name of the Holder thereof upon cancellation of the original Note; (4) the name and address of the Paying Agent; and (5) the CUSIP number, together with a statement that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(2)  Method Of Payment. The Company will pay interest on this Underlying Tranche and any principal due and payable on any Scheduled Payment Date, in each case, to the Persons who are registered Holders of the corresponding Notes at the close of business on April 25 and October 25 next preceding the Interest Payment Date or Scheduled Payment Date, as applicable, even if this Underlying Tranche is canceled after such record date and on or before such Interest Payment Date or Scheduled Payment Date, as applicable. The Underlying Tranches will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of Cash Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and Cash Interest and premium, if any, on, all Global Notes and all other Underlying Tranches the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. At all times, PIK Interest on the Underlying Tranches will be payable (x) with respect to Underlying Tranches in Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Company to the Trustee, and the Trustee, at the written direction of the Company, will record such increase in such Global Note and (y) with respect to Underlying Tranches represented by Underlying Tranches in certificated Notes, by issuing PIK Securities in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Company, authenticate and deliver such PIK Securities in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of Holders.

(3)  Paying Agent And Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)  Indenture. The Company issued this Underlying Tranche under an Indenture dated as of [●], 2019 (the “Indenture”) among the Company, the subsidiary guarantors from time to time party thereto and the Trustee. The terms of this Underlying Tranche include those stated in the Indenture. This Underlying Tranche is subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Underlying Tranche conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to Incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets to secure indebtedness; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications contained in the Indenture.

(5)  Optional Redemption. At any time, and from time to time, the Company may redeem this Underlying Tranche, at its option, in whole or in part, at a redemption price equal to 100% of the outstanding principal amount, plus accrued and unpaid interest (including an amount of cash equal to all accrued and unpaid PIK Interest) due thereon up to, but excluding, the date of redemption. Any redemption of this Underlying Tranche by the Company pursuant to Section 3.07(a) of the Indenture shall be subject to either (i) there being at least U.S.$150.0 million in aggregate principal amount of Creditor Notes outstanding after such redemption or (ii) the Company redeeming all of the then outstanding principal amount of the Creditor Notes.

(6)  Mandatory Redemption.

(a)  Other than as described in clauses (b) and (c) below, the Company is not required to make mandatory redemption or sinking fund payments with respect to this Underlying Tranche.

(b)  If the Excess Cash Flow Amount (as defined below) on a Cash Flow Measurement Date is greater than zero, the Company shall within fifteen (15) Business Days of such Cash Flow Measurement Date mail or cause to be mailed, by first-class mail, postage prepaid (or delivered in accordance with the applicable procedures of DTC), a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, with a copy to the Trustee, and shall, no more than ten (10) calendar days after delivery of such notice, redeem (an “Excess Cash Flow Redemption”) the Securities and the Stub Notes (pro rata in accordance with Section 3.13 of the Indenture) in an aggregate principal amount equal to the Excess Cash Flow Notes Amount as of such Cash Flow Measurement Date at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of such redemption.

(c)  Unless an FPSO Trigger Event has occurred:

(1) Upon any sale, disposition or transfer of any FPSO Interest (an “FPSO Disposition”), the Company shall on the date of the consummation of such sale, disposition or transfer (the “FPSO Disposition Date”), mail or cause to be mailed, by first-class mail, postage prepaid (or delivered in accordance with the applicable procedures of DTC), a notice of redemption to each Holder, with a copy to the Trustee, and shall, no less than ten (10) calendar days after such FPSO Disposition Date, (x) redeem (an “FPSO Disposition Redemption”) the Securities and the Stub Notes (pro rata in accordance with Section 3.13 of the Indenture) in an aggregate principal amount (together with accrued and unpaid interest to the date of such redemption) equal to 86.8% of the FPSO Excess Proceeds Amount, and (y) permanently repay or cause to be repaid the Obligations under the Working Capital Facility in an aggregate principal amount (together with accrued and unpaid interest to the date of such repayment) equal to 13.2% of the FPSO Excess Proceeds Amount.

(2) With respect to any FPSO Disposition, the Company shall apply all of the Net Cash Proceeds from such FPSO Disposition, other than any amounts subject to Section 3.11(a)(1) of the Indenture, (x) first, to repay or cause to be repaid in full any Indebtedness Incurred under clause (14) or (16) of the definition of “Permitted Indebtedness” (to the extent such Indebtedness was Incurred prior to the FPSO Disposition) and, (y) second, following any such repayment in full,

(i)   to make Capital Expenditures in an aggregate principal amount no less than U.S.$75.0 million (less any amounts expended in respect of Capital Expenditures and repaid pursuant to subclause (2)(x) above) on any asset that is part of the Collateral; provided that the Company may elect to deem up to U.S.$65 million of Capital Expenditures (provided that each of the Company and the Independent Technical Engineer deliver the respective certificates referred to in clause (ii) below) (less any deemed amounts made pursuant to an election under clause (c) of the second paragraph of Section 4.10 of the Indenture) made (A) on an asset that is part of the Collateral prior to such FPSO Disposition and (B) without using proceeds of Indebtedness Incurred under clause (14) or (16) of the definition of “Permitted Indebtedness”, as having been invested in Capital Expenditures in accordance with the provisions of this clause (2)(y)(i) despite such Capital Expenditure being made prior to the receipt of the Net Cash Proceeds from such FPSO Disposition; provided that the Company shall make such Capital Expenditures or enter into a binding contract to make Capital Expenditures within 180 days of such FPSO Disposition; provided further that any Capital Expenditures pursuant to such a binding contract must be consummated within 270 days of such FPSO Disposition; provided further that pending the final application of any such Net Cash Proceeds, the Company shall deposit such Net Cash Proceeds in an account in which the Collateral Trustee has a perfected security interest for the benefit of the Notes, the Stub Notes and the Obligations outstanding under the Working Capital Facility in accordance with the applicable Lien priorities described in the Intercreditor Agreement; provided further that funds in respect of one or a series of disbursement requests in excess of U.S.$3.0 million for Capital Expenditures under Section 3.11(a)(2)(i) of the Indenture may only be disbursed from the account described in the preceding proviso upon (A) the delivery to the Trustee and the Collateral Trustee of an Officer’s Certificate (which certificate shall be delivered including exhibits by the Trustee to any Holder or Beneficial Owner upon request by such Holder or Beneficial Owner) certifying the delivery to the Independent Technical Engineer of sufficient information to enable the Independent Technical Engineer to certify the Company’s compliance with Section 3.11(a)(2)(i) of the Indenture and the reasonableness and appropriateness of each disbursement request for Capital Expenditures (with such information set forth in an exhibit to such Officer’s Certificate); and (B) the delivery to the Trustee and the Collateral Trustee by the Independent Technical Engineer of an Engineer’s Certificate (which certificate shall be delivered by the Trustee to any Holder or Beneficial Owner upon request by such Holder or Beneficial Owner) as to the Company’s compliance with Section 3.11(a)(2)(i) of the Indenture and to the reasonableness and appropriateness of each disbursement request for Capital Expenditures given the information set forth in the exhibit to the Officer’s Certificate; and

(ii) to expend an aggregate principal amount on Operating and Maintenance Expenses equal to U.S.$25.0 million (less any amounts expended and repaid pursuant to subclause (2)(x) above (other than amounts expended in respect of Capital Expenditures and repaid pursuant to subclause (2)(x) above)).

(d) Upon any FPSO Disposition following an FPSO Trigger Event, the Company shall apply or shall cause to be applied, as applicable, on the FPSO Disposition Date, all Net Cash Proceeds received in connection with such FPSO Disposition in the following order:

(1) pro rata among (i), (ii) and (iii):

(i)   permanently repay or cause to be repaid the applicable ALB Facilities in an aggregate amount equal to U.S.$41.3 million (which shall be applied to Indebtedness under such ALB Facilities secured by a First Lien on the FPSO Interests);

(ii) implement an FPSO Disposition Redemption of the Securities and the Stub Notes (pro rata in accordance with Section 3.13 of the Indenture) in an aggregate principal amount equal to U.S.$27.0 million; and

(iii) permanently repay or cause to be repaid the Obligations under the Working Capital Facility in an aggregate principal amount equal to U.S.$10.0 million; and

(2) to the extent any Net Cash Proceeds remain after application of clause (1) above, the Company shall implement an FPSO Disposition Redemption of the Securities and the Stub Notes (pro rata in accordance with Section 3.13 of the Indenture) in an aggregate principal amount equal to such remaining Net Cash Proceeds.

(e) Upon the sale, disposition or transfer of Olinda Star in connection with any voluntary or involuntary restructuring proceeding commenced in the British Virgin Islands (or any other jurisdiction) (an “Olinda Star Disposition”), the Company shall, on the date of the consummation of such sale, disposition or transfer (the “Olinda Star Disposition Date”), mail or cause to be mailed, by first-class mail, postage prepaid (or delivered in accordance with the applicable procedures of DTC), a notice of redemption to each Holder, with a copy to the Trustee, and shall, no less than ten (10) Business Days after such Olinda Star Disposition Date, apply 100% of such Net Cash Proceeds received by the Company or any Subsidiary from such sale to:

(1) redeem (an “Olinda Star Disposition Redemption”) the Securities and the Stub Notes (pro rata in accordance with Section 3.13 of the Indenture) in an aggregate principal amount (together with accrued and unpaid interest to the date of such redemption) equal to such Net Cash Proceeds, at a redemption price equal to 100% of the principal amount thereof; or,

(2) if (x) creditors under the Working Capital Facility have been granted First Liens on any Collateral relating to Olinda Star or (y) Olinda Star has Guaranteed any Obligations under the Working Capital Facility pro rata among (A) and (B):

(A)   implement an Olinda Star Disposition Redemption in an aggregate principal amount equal to such pro rata portion of such Net Cash Proceeds, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of such redemption; and

(f)   permanently repay or cause to be repaid the Obligations under the Working Capital Facility in an aggregate principal amount equal to such pro rata portion of such Net Cash Proceeds, together with accrued and unpaid interest to the date of such repayment.

(7)  Repurchase at the Option of Holders.

(a)  Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of U.S.$1.00; provided, that the remaining principal amount of such Holder’s Securities will not be less than U.S.$2,000) of the Holder’s Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon (including an amount of cash equal to all accrued and unpaid PIK Interest) to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”). Within 30 days following the date upon which the Change of Control that results in a Ratings Event occurred, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the Securities as described above and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)  If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, when the aggregate amount of Net Cash Proceeds exceeds U.S.$10.0 million (or the equivalent in other currencies), the Company will commence an Asset Sale Offer in accordance with Section 4.10 of the Indenture. Holders of Securities that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the corresponding Note.

(8)  Notice of Redemption. Subject to the provisions of Sections 3.07(c), 3.08, 3.09, 3.10, 3.11 and 3.12 of the Indenture, notice of redemption will be mailed by first-class mail, postage prepaid (or delivered in accordance with the applicable procedures of DTC) at least 30 days but not more than 60 days before the redemption date to each Holder whose Underlying Tranches are to be redeemed at its registered address, with a copy to the Trustee, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction or discharge of the Indenture. Securities in denominations larger than U.S.$2,000 may be redeemed in part but only in whole multiples of U.S.$1.00, unless all of the Securities held by a Holder are to be redeemed; provided that after a payment of PIK Interest, the Securities shall be in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00 in excess thereof. If Securities are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Security (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). In the case of a redemption under Sections 3.10, 3.11 or 3.12 of the Indenture, the day counts above shall be conformed to the day counts provided in such Section.

(9)  Denominations, Transfer, Exchange. Subject to the issuance of PIK Securities as described herein, the Notes are in registered form without coupons in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1.00 in excess thereof; provided that after a payment of PIK Interest, the Notes shall be in registered form without coupons in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00 in excess thereof.

The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Notes or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, none of the Company, the Trustee or the Registrar need exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date or Scheduled Payment Date.

No Underlying Tranche shall be separated or transferred without its corresponding counterpart Underlying Tranches in each Note; provided that the principal amount of Underlying Tranches in each Note may be separately reduced in connection with any Excess Cash Flow Redemption, Olinda Star Disposition Redemption, FPSO Disposition Redemption, Optional Redemption or Amortization Payment Amount made in accordance with the terms of the Indenture.

(10)  Persons Deemed Owners. The registered Holder of an Underlying Tranche may be treated as its owner for all purposes.

(11)  Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement, any Security Document or the Securities may be amended or supplemented with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, to provide for certificated Securities in addition to or in place of uncertificated Securities, to comply with Article 5 and/or Article 12 of the Indenture, to make any change that would provide any additional rights or benefits to Holders or that does not materially and adversely affect the legal rights under the Indenture of any Holder, to evidence and provide for the acceptance of an appointment by a successor trustee, to allow any Subsidiary Guarantor to execute a supplemental indenture and/or add Notes Guarantees with respect to the Underlying Tranches, to enter into additional or supplemental Security Documents or otherwise add Collateral for or further secure the Underlying Tranches or any Note Guarantees or any other obligation under the Indenture, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, to add any Priority Lien Obligations, First Lien Obligations, Second Lien Obligations, Third Lien Obligations, Fourth Lien Obligations or Fifth Lien Obligations, in each case, to the extent permitted under the Indenture, to the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement on the terms set forth therein, or otherwise in accordance with the terms of the Indenture, any Security Document, the Arazi/Lancaster Collateral Agreement or the Intercreditor Agreement, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA. Without the consent of each Holder affected thereby, no amendment or waiver may (with respect to any Securities held by a non-consenting Holder): reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; reduce the rate of or change or have the effect of changing the time for payment of interest, on any Underlying Tranches; reduce the principal of or change or have the effect of changing the fixed maturity of any Underlying Tranches, or change the date on which any Underlying Tranches may be subject to redemption (other than in connection with an Olinda Star Disposition Redemption, a FPSO Disposition Redemption and, in each case, any definitions or provisions related thereto) or reduce the redemption price therefor; amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated; waive an Event of Default in the payment of principal of, premium, if any, or interest on the Underlying Tranches (except (x) a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration and (y) for an Event of Default under clauses (11) or (12) of Section 6.01 of the Indenture or related to an FPSO Disposition Redemption or an Olinda Star Disposition Redemption and, in each case, any definitions or provisions related thereto); make any Underlying Tranches payable in a currency or place of payment other than that stated in the Underlying Tranches; make any change in provisions of the Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Underlying Tranche on or after the due date thereof or to bring suit to enforce such payment; make any change in the provisions of the Indenture described under “Additional Amounts” that adversely affects the rights of any Holder; make any change to the provisions of the Indenture or the Securities that adversely affect the ranking of the Underlying Tranches; provided that a change to Section 4.12 of the Indenture shall not affect the ranking of the Underlying Tranches; and release any Subsidiary Guarantor from any of their respective obligations under the Note Guarantees or the Indenture, except in accordance with the terms of the Indenture. Notwithstanding anything in the Indenture to the contrary, without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with the Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents.

(12)  Defaults and Remedies. Events of Default include: (i) default in the payment when due of the principal of or premium, if any, on any Securities, including the failure to make a required payment to purchase Securities tendered pursuant to an optional redemption, an FPSO Disposition Redemption, an Olinda Star Disposition Redemption, a Change of Control Offer or an Asset Sale Offer; (ii) default for 30 days or more in the payment when due of interest, Additional Amounts on any Securities or any amounts required under Section 3.10 of the Indenture; (iii) the failure to perform or comply with any of the provisions described under Section 5.01 of the Indenture; (iv) the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in the Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement, the Securities or the Security Documents not expressly included as an Event of Default in the Indenture and the continuance of such default for 60 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes (with a copy to the Trustee if such notice is from the Holders); provided, however, so long as Olinda Star is in provisional liquidation in the British Virgin Islands, such failure to cause Olinda Star to comply with an agreement or covenant under the Indenture shall not be an Event of Default if (x) such failure is the result of Olinda Star being in provisional liquidation in the British Virgin Islands and (y) such failure is in direct contravention of an instruction by the Company to Olinda Star; (v) default by the Company, Constellation Overseas or any Significant Subsidiary which shall not have been cured or waived under any Indebtedness of the Company, Constellation Overseas or such Significant Subsidiary which: (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after the expiration of any applicable grace period provided in such Indebtedness on the date of such default; or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity; and the principal or accreted amount of Indebtedness covered by (a) or (b) at the relevant time exceeds U.S.$15.0 million individually or in the aggregate (or the equivalent in other currencies) or more; (vi) failure by the Company, Constellation Overseas or any Significant Subsidiary to pay one or more final, non-appealable judgments against any of them, aggregating U.S.$15.0 million (or the equivalent in other currencies) or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more (AND otherwise not covered by an insurance policy or policies issued by reputable and credit-worthy insurance companies); (vii) except as permitted by the Indenture, any Note Guarantee of a Subsidiary Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of a Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee; provided that the Note Guarantee of a Subsidiary Guarantor becoming unenforceable or invalid as a result of a change in law shall not constitute an Event of Default under the Indenture; (viii) certain events of bankruptcy described in the Indenture affecting the Company, any of its Significant Subsidiaries, Constellation Overseas or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; provided, however, that such events shall not apply to Olinda Star prior to the applicable Springing Security Deadline for Olinda Star; (ix) except as expressly permitted by the Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents, any of the Security Documents shall for any reason cease to be in full force and effect and such default continues for 30 days or the Company shall so assert, or any security interest created, or purported to be created, by any of the Security Documents shall cease to be enforceable and such default continues for 30 days; and (x) the occurrence of an FPSO Trigger Event. If any Event of Default (other than an Event of Default specified in clause (viii) above with respect to the Company) shall occur and be continuing and has not been cured or waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Underlying Tranches to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration.” Notwithstanding the foregoing, in the case of an Event of Default specified in clause (viii) above with respect to the Company, any of its Significant Subsidiaries, Constellation Overseas or any group of Restricted Subsidiaries of the Company that, taken together would constitute a Significant Subsidiary, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Underlying Tranches will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Underlying Tranches. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take in respect thereof.

(13)  Guarantees. The payment by the Company of the principal of, and premium and interest on, the Underlying Tranches will be fully and unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors, to the extent set forth in the Indenture.

(14)  Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)  No Recourse Against Others. No past, present or future incorporator, director, officer, employee, shareholder or controlling person of the Company or the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Underlying Tranches, the Indenture or the Note Guarantees or for any claims based on, in respect of or by reason of such obligations. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the U.S. federal securities laws or under the corporate law of the Grand Duchy of Luxembourg or the British Virgin Islands, and it is the view of the SEC that such a waiver may be contrary to public policy.

(16)  Authentication. This Underlying Tranche will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)  Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)  Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)  Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTE GUARANTEES, THE NOTES AND THIS UNDERLYING TRANCHE. THE PROVISIONS RELATING TO, AMONG OTHERS, MEETINGS OF HOLDERS IN ARTICLES 470-1 TO 470-19 (INCLUSIVE) OF THE LUXEMBOURG ACT DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY IN RESPECT OF THE UNDERLYING TRANCHES.

NOTATION OF GUARANTEE

For value received, the undersigned hereby, jointly and severally, fully, unconditionally and irrevocably guarantees to the Holder of this Underlying Tranche, the cash payments in United States Dollars of principal and interest on this Underlying Tranche (and including Additional Amounts payable thereon, if any) in the amounts and at the times when due, whether at Stated Maturity, upon acceleration, upon redemption or otherwise, together with interest on the overdue principal and interest, if any, on this Underlying Tranche, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Underlying Tranches, to the Holder of this Underlying Tranche and the Trustee, all in accordance with and subject to the terms and conditions of this Underlying Tranche and the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of [●], 2019 (the “Indenture”), among Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424 (the “Company”), the subsidiary guarantors from time to time party hereto (including the undersigned), as subsidiary guarantors (the “Subsidiary Guarantors”), and Wilmington Trust, National Association, as trustee, transfer agent, paying agent and registrar.

Payments hereunder shall be made solely and exclusively in United States dollars.

The obligations of the undersigned to the Holders and the Trustee are expressly set forth in Article 10 of the Indenture and reference is hereby made to Article 10 of the Indenture for the precise terms thereof. This Note Guarantee constitutes a direct, general and unconditional secured obligation of the undersigned which will at all times rank senior in right of payment to all other existing and future Senior Indebtedness of the undersigned to the extent of the value of the Collateral; provided that any outstanding amounts due after the foreclosure of the Collateral owed by the Company, the Subsidiary Guarantors or the undersigned will rank equally in right of payment with all other existing and future Senior Indebtedness of the undersigned, except for such obligations as may be preferred by mandatory provisions of law.

[Signature Page Follows]

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

By:
Name:
Title:

Schedule of Principal Amount of the Underlying Tranche in the Note

The following presents the schedule of the principal amount of this Underlying Tranche in the Note:

Date	Amount of decrease in Principal Amount of this Underlying Tranche	Amount of increase in Principal Amount of this Underlying Tranche	Principal Amount of this Underlying Tranche following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Constellation Oil Services Holding S.A.

8-10, Avenue de la Gare

L-1610 Luxembourg

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

United States of America

Attn: Constellation Oil Services Holding Administrator

Re: 10.00% PIK / Cash Senior Secured Notes due 2024

Reference is hereby made to the Indenture, dated as of [●], 2019 (the “Indenture”), between Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424, the subsidiary guarantors from time to time party thereto, and Wilmington Trust, National Association, as trustee, paying agent, transfer agent and registrar. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_______________in such Note[s] or interests (the “Transfer”), to ___________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the 40- day distribution compliance period as defined in Regulation S, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

(b)  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.  ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated: _____________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.  The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)  ☐ a beneficial interest in the:

(i)  ☐ 144A Global Note (CUSIP__________/ ISIN_________), or

(ii)  ☐ Regulation S Global Note (CUSIP_________/ ISIN__________), or

(b)  ☐ a Restricted Definitive Note.

2.  After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  a beneficial interest in the:

(i)  ☐ 144A Global Note (CUSIP__________/ ISIN___________), or

(ii)  ☐ Regulation S Global Note (CUSIP_________/ ISIN_________), or

(iii)  ☐ Unrestricted Global Note (CUSIP__________/ ISIN__________); or

(b)  ☐ a Restricted Definitive Note; or

(c)  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Constellation Oil Services Holding S.A.

8-10, Avenue de la Gare

L-1610 Luxembourg

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

United States of America

Attn: Constellation Oil Services Holding Administrator

Re: 10.00% PIK / Cash Senior Secured Notes due 2024

Reference is hereby made to the Indenture, dated as of [●], 2019 (the “Indenture”), between Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424, the subsidiary guarantors from time to time party thereto, and Wilmington Trust, National Association, as trustee, paying agent, transfer agent and registrar. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.  Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(c)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.  Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _____________________

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE
FOR NOTE GUARANTEE

This Supplemental Indenture, dated as of [__________] (this “Supplemental Indenture”), among [name of Restricted Subsidiary], a [______________] [corporation][limited liability company] (the “Additional Subsidiary Guarantor”), Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424 (together with its successors and assigns, the “Company”) and Wilmington Trust, National Association, as trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company, the Trustee and the Subsidiary Guarantors named therein (each a “Subsidiary Guarantor” and together the “Subsidiary Guarantors”) have heretofore executed and delivered an Indenture, dated as of [●], 2019 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 10.00% PIK / Cash Senior Secured Notes due 2024, comprised of 10.00% PIK / Cash Senior Secured First Lien Tranche due 2024 (the “First Lien Tranche”), 10.00% PIK / Cash Senior Secured Second Lien Tranche due 2024 (the “Second Lien Tranche”) and 10.00% PIK / Cash Senior Secured Third Lien Tranche due 2024 (the “Third Lien Tranche” and, together with the First Lien Tranche and the Second Lien Tranche, the “Underlying Tranches”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

ARTICLE II
AGREEMENT TO BE BOUND; GUARANTEE

Section 2.1 Agreement to be Bound. The Additional Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Additional Subsidiary Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

D-1

ARTICLE III
MISCELLANEOUS

Section 3.1 Notices. Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to the Additional Subsidiary Guarantor.

Section 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.3 Governing Law, etc. This Supplemental Indenture shall be governed by the provisions set forth in Sections 15.07, 15.13, 15.14 and 15.15 of the Indenture.

Section 3.4 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.6 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 3.7 Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.8 The Trustee. The recitals in this Supplemental Indenture are made by the Company and the Additional Subsidiary Guarantor only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Company, or the validity or sufficiency of this Supplemental Indenture and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for provisions thereof. The Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CONSTELLATION OIL SERVICES HOLDING S.A., as the Company

By:
Name:
Title:

By:
Name:
Title:

[NAME OF SUBSIDIARY GUARANTOR], as Additional Subsidiary Guarantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, Registrar, Transfer Agent and Paying Agent

By:
Name:
Title:

EXHIBIT E

FORM OF INTERCREDITOR AGREEMENT

E-1

SCHEDULE 2.13

OLINDA RESTRUCTURING SUMMARY TERMS

The Olinda Plan will provide that:

(a) the Original Olinda Guarantee is exchanged for Olinda Star’s Note Guarantee under the Indenture (the “New Olinda Notes Guarantee”);

(b) the New Olinda Notes Guarantee will be secured by the Springing Collateral related to Olinda Star, and the Company and Olinda Star shall comply with Section 10.05 of the Indenture;

(c) the Original Olinda Guarantee will remain an obligation of Olinda Star and remain in full force and effect for the duration of the Olinda BVI Proceeding, and it will only terminate upon the granting of the New Olinda Notes Guarantee (in accordance with the terms and timings set out in the Indenture), and the full consummation of the Olinda Plan; and

(d) Substantially contemporaneously with providing its Note Guarantee under the Indenture, Olinda Star will guarantee the Obligations under the Working Capital Facility and the Bradesco L/C Agreements (as defined in Schedule 4.12 of the Indenture), which guarantee will be secured by the same collateral as the New Olinda Notes Guarantee in accordance and with the priorities provided in the Indenture and the Intercreditor Agreement.

For the avoidance of doubt, as set forth in the Indenture, until the Olinda Plan is effective, Olinda Star will not be a guarantor of the Securities and Olinda Star will continue to be subject to the terms of the Original Olinda Guarantee.

SCHEDULE 4.09

EXISTING INDEBTEDNESS

1. An aggregate principal outstanding amount of $631,247,219 (plus accrued interest) under the ALB Credit Facility

2. An aggregate principal outstanding amount of $160.0 million (plus accrued interest) under the Working Capital Facility

3. An aggregate principal outstanding amount of $[35,538,209] of the Company’s 10.00% PIK / Cash Senior Secured Third Lien Notes due 2024

4. An aggregate principal outstanding amount of $[55,622,928] of the Company’s 10.00% PIK / Cash Senior Secured Fourth Lien Notes due 2024

5. An aggregate principal outstanding amount of $98,875,567 of the Company’s 6.25% PIK Senior Notes due 2030

SCHEDULE 4.12

OLINDA STAR INDEBTEDNESS

1. 9.00% Cash / 0.50% PIK senior secured notes due 2024, issued under the indenture, dated July 27, 2017 (as amended), among the Company, Olinda Star, the other Subsidiary Guarantors party thereto, and Wilmington Trust National Association

2. Amended and Restated Reimbursement Agreement dated as of [●], 2019 (as amended, supplemented or otherwise modified from time to time, the “Laguna L/C Agreement”) between Constellation Overseas and Banco Bradesco relating to a letter of credit by Banco Bradesco by order and for the account of Constellation Overseas on behalf of Laguna Star Ltd., in the amount of U.S.$24,000,000.00

3. Amended and Restated Reimbursement Agreement dated as of [●], 2019 (as amended, supplemented or otherwise modified from time to time, the “Brava L/C Agreement” and, together with the Laguna L/C Agreement, the “Bradesco L/C Agreements”) between Constellation Overseas and Banco Bradesco relating to a letter of credit by Banco Bradesco by order and for the account of Constellation Overseas on behalf of Brava Star Ltd., in the amount of U.S.$6,200,000.00.

SCHEDULE 4.21

WORKING CAPITAL FACILITY AMORTIZATION

Each Principal Payment Date (as defined in the Working Capital Facility) falling in	Principal Payment Amount (U.S.$)
March 2022	1,250,000
June 2022	1,250,000
September 2022	1,250,000
December 2022	1,250,000
March 2023	1,250,000
June 2023	1,250,000
September 2023	1,250,000
December 2023	1,250,000
March 2024	1,250,000
June 2024	1,250,000
September 2024	1,250,000
December 2024	1,250,000
March 2025	2,500,000
June 2025	2,500,000
September 2025	2,500,000
November 2025	All outstanding principal